SCHEDULE 14A INFORMATION
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MOODY’S CORPORATION
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March 8, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Moody’s Corporation to be held on Tuesday, April 18, 2023, at 9:30 a.m. EDT. Due to the greater access that it provides to our stockholders, the Board of Directors has directed that the 2023 Annual Meeting be held as a “virtual meeting” via the Internet. We have designed the format of the Annual Meeting to provide stockholders the same ability to participate that they would have at an in-person meeting.

The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting. The Annual Report for the year ended December 31, 2022 is also enclosed.

On March 8, 2023, we mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2023 Proxy Statement and 2022 Annual Report and vote online. The Notice included instructions on how to request a paper or e-mail copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement, Annual Report, and proxy card or voting instruction card. Stockholders who requested paper copies of the proxy materials or previously elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to review the proxy materials and hope you will vote as soon as possible. You may vote by proxy over the Internet or by telephone by using the instructions provided in the Notice. Alternatively, if you requested and received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card or voting instruction card. Voting over the Internet, by telephone, or by written proxy or voting instruction card will ensure your representation at the Annual Meeting regardless of whether you attend. Instructions regarding the three methods of voting are contained in the Notice or proxy card or voting instruction card.

Sincerely,

Raymond W. McDaniel, Jr. Chairman of the Board	Robert Fauber President and Chief Executive Officer

MOODY’S CORPORATION

7 World Trade Center

250 Greenwich Street

New York, New York 10007

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The 2023 Annual Meeting of Stockholders of Moody’s Corporation will be held on Tuesday, April 18, 2023, at 9:30 a.m. EDT. The 2023 Annual Meeting will be held virtually via the Internet at www.virtualshareholdermeeting.com/MCO2023. The meeting will be held for the following purposes, all as more fully described in the accompanying Proxy Statement:

1.	To elect the ten director nominees named in the Proxy Statement to serve a one-year term;

2.	To approve the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan;

3.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year 2023;

4.	To vote on an advisory resolution approving executive compensation;

5.	To vote on an advisory resolution on the frequency of future advisory resolutions approving executive compensation; and

6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors of the Company has fixed the close of business on February 21, 2023 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.

By Order of the Board of Directors,

Elizabeth M. McCarroll Corporate Secretary and Associate General Counsel

March 8, 2023

IMPORTANT VOTING INFORMATION

Your Participation in Voting the Shares You Own Is Important

If you are the beneficial owner of your shares (meaning that your shares are held in the name of a bank, broker or other nominee), you may receive a Notice of Internet Availability of Proxy Materials from that firm containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and Internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares.

Brokers are not permitted to vote on certain items, and may elect not to vote on any of the items, unless you provide voting instructions. To ensure that your shares are voted on all items, you will need to communicate your voting decisions to your bank, broker or other holder of record before the date of the Annual Meeting.

Voting your shares is important to ensure that you have a say in the governance of the Company and to fulfill the objectives of the majority-voting standard that Moody’s Corporation applies in the election of directors. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Moody’s Corporation.

More Information Is Available

If you have any questions about the voting of your shares, participating in the Annual Meeting or the proxy voting process in general, please contact the bank, broker or other nominee through which you hold your shares. The U.S. Securities and Exchange Commission (“SEC”) also has a website (http://www.sec.gov/spotlight/proxymatters.shtml) with more information about voting at annual meetings. Additionally, you may contact the Company’s Investor Relations Department by sending an e-mail to ir@moodys.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 18, 2023

The Proxy Statement and the Company’s 2022 Annual Report are available at https://materials.proxyvote.com/615369. Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote your shares via a toll-free telephone number or over the Internet as instructed in the Notice of Internet Availability of Proxy Materials. Alternatively, if you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the Annual Meeting by completing, signing, dating and returning your proxy or voting instruction card in the pre-addressed envelope provided. No postage is required if the card is mailed in the United States. If you attend the meeting, you may vote during the meeting via the Internet, even if you have previously returned your proxy or voting instruction card or voted by telephone or the Internet. We will provide without charge to you a copy of the 2022 Annual Report on Form 10-K, upon written or oral request. You may direct such a request to us via e-mail to ir@moodys.com, or by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-0300.

i

ii

PROXY STATEMENT SUMMARY

2023 ANNUAL MEETING INFORMATION

This Proxy Statement is being furnished to the holders of the common stock, par value $0.01 per share (the “Common Stock”), of Moody’s Corporation (“Moody’s” or the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board of Directors” or the “Board”) for use in voting at the 2023 Annual Meeting of Stockholders or any adjournment or postponement thereof (the “Annual Meeting”). This summary highlights certain information from this Proxy Statement. You should read the entire Proxy Statement carefully before voting.

Date and Time	Place	Record Date
Tuesday, April 18, 2023 9:30 a.m. EDT	Via the Internet at www.virtualshareholdermeeting.com/MCO2023	February 21, 2023

This Proxy Statement and the accompanying proxy card are first being made available to stockholders on March 8, 2023. The Company’s telephone number is (212) 553-0300.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING

Items of Business		Board Recommendation	Vote Required

Item 1	Election of directors	FOR each nominee	Majority of votes cast

Item 2	Approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan	FOR	Majority of shares present and entitled to vote

Item 3	Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023	FOR	Majority of shares present and entitled to vote

Item 4	Advisory resolution approving executive compensation	FOR	Majority of shares present and entitled to vote

Item 5	Advisory resolution approving the frequency of future advisory resolutions approving executive compensation	ONE YEAR	Majority of shares present and entitled to vote

HOW TO VOTE IN ADVANCE OF THE VIRTUAL ANNUAL MEETING

In addition to voting at the Annual Meeting, stockholders of record can vote by proxy by following the instructions in the Notice of Internet Availability of Proxy Materials (the “Notice”) and using the Internet or by calling the toll-free telephone number that is available in the Notice. Alternatively, stockholders of record who requested a paper copy of the proxy materials can vote by proxy by mailing their signed proxy cards. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly.

MOODY’S 2023 PROXY STATEMENT	1

If your shares are held in a “street name” (that is, through a bank, broker or other nominee), you may receive a Notice from that firm containing instructions that you must follow in order for your shares to be voted. Certain institutions offer telephone and Internet voting. If you received the proxy materials in paper form, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. For additional information, including voting procedures for certain current and former employees, see “Information about the Annual Meeting, Proxy Voting and Other Information” on page 89.

HOW TO PARTICIPATE IN THE ANNUAL MEETING

Stockholders of record as of the close of business on February 21, 2023, the record date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote and ask questions, you must go to the meeting website at www.virtualshareholdermeeting.com/MCO2023, enter the control number found on your proxy card, voting instruction card or the Notice, and follow the instructions on the website. The meeting webcast will begin promptly at 9:30 a.m. EDT. If your shares are held in street name and your voting instruction card or Notice indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in and vote at the Annual Meeting with the 16-digit access code indicated on that voting instruction card or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. Online check-in will begin approximately 15 minutes prior, and we encourage you to allow ample time for check-in. If you experience technical difficulties during the check-in process, or at any time during the Annual Meeting, please call 1-844-986-0822 (U.S.) or +1 303-562-9302 (international) for technical support.

Moody’s will endeavor to respond during the Annual Meeting to as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. We will post answers to all proper stockholder questions (whether or not answered during the meeting) received regarding our Company on our Investor Relations website at www.moodys.com under the headings “About Moody’s—Investor Relations” as soon as is practicable following the meeting.

Rules for the conduct of the Annual Meeting will be available on the meeting website. In addition, for information about how to view the rules and the list of stockholders entitled to vote at the Annual Meeting during the ten days ending the day before the Annual Meeting, please visit our Company’s website at moodys.com under the headings “About Moody’s—Investor Relations.”

CORPORATE GOVERNANCE HIGHLIGHTS

Board Independence	Executive Compensation Governance Practices
✓ Nine of the 10 Board nominees are independent ✓ Fully independent Audit, Governance & Nominating, and Compensation & Human Resources Committees ✓ Regular executive sessions of independent directors

✓  Robust stock ownership guidelines, with retention requirements, for directors and executive officers

✓  Comprehensive clawback policy

✓  Minimum one-year vesting period generally applicable to incentive equity awards

✓  Anti-hedging and anti-pledging policy

2	MOODY’S 2023 PROXY STATEMENT

Other Board Practices

✓  All directors elected annually by majority vote (in uncontested elections)

✓  Annual evaluations of the Board, committees and individual directors

✓  Board composition reflects diversity in gender and ethnicity, and includes a range of tenures to balance fresh perspectives with in-depth knowledge about the Company

Director Nominee	Independent	Audit	Governance & Nominating	Compensation & Human Resources	Executive
Jorge A. Bermudez Retired Chief Risk Officer, Citigroup, Inc.	✓	C	M	M	M
Thérèse Esperdy Retired Global Chairman of Financial Institutions Group, JPMorgan Chase & Co.	✓	M	M	M
Robert Fauber President and Chief Executive Officer, Moody’s Corporation					M
Vincent A. Forlenza Lead Independent Director, Moody’s Corporation Retired Chief Executive Officer, Becton, Dickinson and Company	✓	M	M	M	C	**
Kathryn M. Hill Retired Senior Vice President, Cisco Systems, Inc.	✓	M	M	M
Lloyd W. Howell, Jr. Executive Vice President, Booz Allen Hamilton	✓	M	M	C	M
Jose M. Minaya* Chief Executive Officer, Nuveen	✓	M	M	M
Leslie F. Seidman Former Chairman, Financial Accounting Standards Board	✓	M	C	M	M
Zig Serafin Chief Executive Officer, Qualtrics International Inc.	✓	M	M	M
Bruce Van Saun Chairman and Chief Executive Officer, Citizens Financial Group, Inc.	✓	M	M	M

✓ Independent                C: Chairman                M: Member

*	Mr. Minaya joined the Board’s Audit, Governance & Nominating and Compensation & Human Resources Committees effective October 17, 2022.

**	Mr. Forlenza will assume the role of Chairman of the Board and therefore Chairman of the Executive Committee after Mr. McDaniel retires from the Board at the Annual Meeting.

MOODY’S 2023 PROXY STATEMENT	3

DIRECTOR NOMINEE HIGHLIGHTS

The Company strives to maintain a Board that possesses a combination of skills, professional experience, and diversity of backgrounds and tenure necessary to effectively oversee the Company’s business. As part of the search process for each new director, the Governance & Nominating Committee includes women and minorities in the pool of candidates and instructs any search firm the Committee engages to do so (often called a “Rooney Rule”). Two director nominees have identified themselves as Hispanic/Latino and a third nominee as Black/African-American. Ten of the directors currently serving, including Jose M. Minaya, who was elected director by the Board effective October 17, 2022, are standing for election at the Annual Meeting. Raymond W. McDaniel, Jr. will not stand for reelection to the Board at the Annual Meeting and will retire from the Board at the end of his current term. Information regarding the director nominees is provided below, including individualized information presented in the matrix below regarding their experiences, skills and background.

4	MOODY’S 2023 PROXY STATEMENT

Board Experience and Skills Matrix

	Bermudez		Esperdy		Fauber	Forlenza		Hill	Howell		Minaya		Seidman		Serafin	Van Saun

Experience and Skills

Financial Experience	X	*	X	*	X	X	*		X	*	X	*	X	*	X	X	*

Strategic Planning/Critical Thinking	X		X		X	X		X	X		X		X		X	X

Innovation & Technology	X				X	X		X	X				X		X	X

Industry Knowledge	X		X		X	X		X	X		X		X		X	X

Organizational Management Skills	X		X		X	X		X	X		X		X		X	X

Legal & Governance	X		X		X	X		X	X		X		X		X	X

Risk	X		X		X	X		X	X		X		X		X	X

ESG											X		X		X	X

International Experience	X		X		X	X		X	X		X		X		X	X

Background

Gender

Male	X				X	X			X		X				X	X

Female			X					X					X

Race or Ethnicity

American Indian or Alaska Native

Asian

Black or African American									X

Hispanic or Latino	X										X

Native Hawaiian or other Pacific Islander

White			X		X	X		X					X		X	X

*	Directors who have been determined to be Audit Committee financial experts by the Board.

SUSTAINABILITY

Moody’s manages its business with the goal of delivering value to all of its stakeholders, including its customers, employees, business partners, local communities and stockholders. Moody’s advances its commitment to sustainability by considering environmental, social and governance (“ESG”) factors throughout its operations, value chain, and products and services. It uses its expertise and assets to make a positive difference through technology tools, research and analytical services that help other organizations and the investor community better understand the links between sustainability considerations and the global markets. Moody’s efforts to help market participants evaluate risk by providing transparency on how ESG considerations impact capital allocations and long-term planning include the following:

•	Expanded the coverage of Issuer Profile Scores and Credit Impact Scores that provide greater transparency on the ESG impact to credit ratings

•	Continued to work on the integration of its 2021 acquisition of RMS, a leading global provider of climate and natural disaster risk modeling and analytics

MOODY’S 2023 PROXY STATEMENT	5

Moody’s efforts to promote sustainability-related thought leadership, assessments and data to market participants include following the policies of recognized sustainability organizations that develop standards or frameworks and/or evaluate and assess performance, including the Global Reporting Initiative (“GRI”) and the Sustainability Accounting Standards Board (“SASB”) and the World Economic Forum (“WEF”). The Company also issues an annual report on how the Company has implemented the recommendations of the Task Force on Climate-related Financial Disclosures (“TCFD”). Moody’s sustainability-related achievements in 2022 included the following:

•	recognized as Best ESG reporting (large cap) by IR Magazine Awards—US 2022 and for Sustainability reporting of the year, Americas by Environmental Finance Sustainable Company Awards 2022;

•

recognized with CDP’s ‘A’ Score on Climate Action for the third consecutive year, making Moody’s one of a small number of high-performing companies out of nearly 15,000 that are leading actions to cut emissions, mitigate climate risks and develop the low-carbon economy;

•

released its second Stakeholder Sustainability Report, which details Moody’s focus on sustainability and its progress toward incorporating ESG considerations across its products, corporate operations and value chain;

•	became one of the first companies to have long- and short-term validated net-zero targets;

•

collaborated with peers in the Climate Data Steering Committee to publish recommendations on the design of a new open-data utility that would make climate transition-related data freely available in a single place for the first time;

•	published an inaugural Global Tax Policy and a Political Engagement and Public Policy Statement; and

•	launched Sustainability & ESG Training for all employees in order to help develop the skills needed to thrive.

2020 Decarbonization Plan—Advisory Say-on-Climate Resolution

In the Company’s 2021 proxy statement, the Board determined to submit the Company’s 2020 Decarbonization Plan (the “2020 Plan”) to a vote of stockholders following the Company’s discussions with TCI Fund Management Limited on behalf of the stockholder The Children’s Investment Master Fund. The 2020 Plan is now updated to outline the Company’s current science-based targets including both near-term and long-term net-zero targets, accelerate the time horizon to achieve net-zero by 10 years to 2040, and discuss strategies for realizing the Company’s climate ambitions, including procuring 100% of renewable electricity for the Company’s office spaces and optimizing efficiencies in its operations through a “Workplace of the Future.” The 2020 Plan received the support of 93% of the shares voted, which underscored that climate considerations and action have been an integral part of the Company’s business strategy, governance and corporate performance.

6	MOODY’S 2023 PROXY STATEMENT

As part of the 2021 proposal, the Company also announced its intention to annually report on Moody’s assessment of its greenhouse gas (“GHG emission”) levels, its plan for reducing its GHG emissions and its progress against that plan. The Company has implemented a number of initiatives to execute on the 2020 Plan and its updates, including the following:

•

Building on its commitment to achieve net-zero emissions across its operations and value chain by 2040, Moody’s was one of the first companies to have its near- and long-term science-based targets validated by the Science Based Targets initiative (“SBTi”);

•	Contracting towards meeting the Company’s 100% renewable electricity commitment for 2022;

•	Promoting energy efficiency through office programs aimed at energy conservation;

•	Continuing the Company’s engagement with approximately 500 suppliers relating to decarbonization;

•	Incorporating the need for science-based targets as a clause in new supplier contracts;

•	Procuring carbon offsets to match the remainder of its emissions from Scope 1, Scope 2, business travel and employee commuting;

•	Launching an implementation plan focused on aligning global office initiatives to our company-wide environmental sustainability policy and commitments;

•	Continuing to actively engage with stakeholders on climate-related issues; and

•	Providing all-employee training on the Company’s goals and how employees can contribute to those goals’ progress.

Additional details on the Company’s progress will be disclosed as part of its 2022 TCFD report and 2023 CDP response.

MOODY’S 2023 PROXY STATEMENT	7

Board Oversight of Sustainability Matters

The Board oversees sustainability matters, with assistance from the Audit, Governance & Nominating, and Compensation & Human Resources Committees, as part of its oversight of management and the Company’s overall strategy. The Board also oversees Moody’s policies for assessing and managing the Company’s exposure to risk, including climate-related risks such as business continuity disruption and reputational or credibility concerns stemming from incorporation of climate-related risks into the credit rating methodologies and credit ratings of Moody’s Investors Service, Inc. (“Moody’s Investors Service” or “MIS”).

Audit Committee. Oversees financial, risk and other disclosures made in the Company’s annual and quarterly reports related to sustainability and, at least annually, reviews reports by management regarding the adequacy and effectiveness of the Company’s internal controls and procedures related to such sustainability disclosures.

Governance & Nominating Committee. Oversees sustainability matters, including significant issues of corporate social and environmental responsibility, as they pertain to the Company’s business and to long-term value creation for the Company and its stockholders, and makes recommendations to the Board regarding these issues.

Compensation & Human Resources Committee. Oversees inclusion of sustainability-related performance goals for determining compensation of certain senior executives (including the Named Executive Officers).

Expanded voluntary sustainability disclosure in its Form 10-K and 10-Qs

Development of a robust ESG strategy for the Company

More fully integrated sustainability-related performance metrics into the Strategic & Operational compensation metric of all senior executives

DIVERSITY, EQUITY AND INCLUSION

The Board also oversees diversity, equity and inclusion (“DE&I”) matters, with assistance from the Compensation & Human Resources Committee. Management periodically presents to the directors on relevant topics, including diversity talent and DE&I matters more generally. In 2022, the Board oversaw the Company’s expanded public disclosure regarding DE&I matters in addition to the human capital management disclosure in the Company’s Annual Report and this Proxy Statement, as well as the public disclosure of its 2022 pay equity results and its 2021 EEO-1 report. The Company’s DE&I efforts aim to drive positive impact across its workforce, workplace, customers and communities. Recent Moody’s DE&I efforts included announcing new DE&I goals, focused on increasing gender representation at the global level and increasing representation of certain races and ethnicities in the U.S. workforce.

HUMAN CAPITAL

The Board also oversees human capital matters, with assistance from the Compensation & Human Resources Committee. As a global integrated risk assessment firm, attracting, supporting and retaining skilled talent is essential to the Company’s success. Moody’s addresses these goals by: (i) promoting DE&I among employees; (ii) seeking to provide market-competitive compensation and benefits and rewarding employees for their contributions to the Company’s strategic and operational goals; (iii) offering wellness programs; (iv) supporting employee learning, development and skills enhancement; and (v) advancing employee engagement.

8	MOODY’S 2023 PROXY STATEMENT

DE&I

The Company’s key objectives include: (i) incorporating DE&I into Moody’s business strategy; (ii) establishing leadership accountability with respect to diversity, including through executive compensation programs; (iii) working to increase diverse representation, e.g., women and underrepresented groups; (iv) continuing to advance women and underrepresented employees in leadership roles; (v) enhancing employee training in diversity and inclusion matters; (vi) promoting equal employment opportunities in all aspects of employment; (vii) designing the Company’s compensation practices to provide equal pay for equal work; and (viii) incorporating market standards, role, experience and performance into compensation decisions. The executive leadership team’s focus on these items is vital to attract, support and retain its skilled talent.

Moody’s compensation programs are designed to foster and maintain a strong, capable, experienced and motivated global workforce. An important element of the Company’s compensation philosophy is aligning compensation to local market standards so that it can attract and retain the highly skilled talent needed to thrive. Compensation is determined by factoring in both the Company’s financial performance as well as a qualitative assessment of strategic and operational metrics tied to key non-financial business objectives.

Compensation

Benefits and Wellness Programs

Moody’s is committed to providing competitive benefits programs designed to care for all employees and their families. The Company’s comprehensive programs offer resources for physical and mental health that promote preventive care and awareness and support a healthy lifestyle. The Company also promotes financial wellness and provides for flexible work arrangements. Beyond delivering health, welfare, retirement benefits, and paid vacation and sick days, the Company extends other benefits to support its employees and their families.

The Company views learning and education as an investment in its people that aligns their professional goals and interests with the success of the firm, and helps to retain talent over the longer term. A number of training programs are available, including leadership development, professional skills development, technical skills, as well as compliance training.

Learning & Development

MOODY’S 2023 PROXY STATEMENT	9

CORPORATE GOVERNANCE

In order to address evolving best practices and new regulatory requirements, the Board of Directors reviews its corporate governance practices and the charters for its standing committees at least annually. After performing its annual governance review for 2022, the Board determined to amend the Company’s Corporate Governance Principles and its charters for the Audit, Governance & Nominating, Compensation & Human Resources and Executive Committees. A copy of the Corporate Governance Principles is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” Copies of the charters of the Audit Committee, the Governance & Nominating Committee, the Compensation & Human Resources Committee and the Executive Committee are available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents.” Print copies of the Corporate Governance Principles and the committee charters may also be obtained upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee assist the Board in fulfilling its responsibilities, as described below. The Executive Committee has the authority to exercise the powers of the Board when it is not in session (subject to applicable law, rules and regulations, and the Company’s Certificate of Incorporation and By-Laws), advises management and performs other duties delegated to it by the Board from time to time.

BOARD MEETINGS AND COMMITTEES

During 2022, the Board of Directors met nine times. The Board had four standing committees: an Audit Committee, a Governance & Nominating Committee, a Compensation & Human Resources Committee and an Executive Committee. All incumbent directors attended at least 75% of the total number of meetings of the Board and of all Board committees on which they served in 2022.

Please refer to page 18 for additional information regarding the Audit Committee, page 21 for additional information regarding the Governance & Nominating Committee and page 21 for additional information regarding the Compensation & Human Resources Committee. The Executive Committee did not meet in 2022. Directors are expected to attend the Annual Meeting. All individuals elected to the Board at the Company’s 2022 annual meeting of stockholders attended the meeting.

RECOMMENDATION OF DIRECTOR CANDIDATES

The Governance & Nominating Committee considers and makes recommendations to the Board regarding the size, structure, composition and functioning of the Board and engages in succession planning for the Board and key leadership roles on the Board and its committees. The Governance & Nominating Committee is also responsible for overseeing processes for the selection and nomination of director candidates. The Governance & Nominating Committee periodically reviews the skills, experience, characteristics and other criteria for identifying and evaluating directors, and recommends these criteria to the Board. The Governance & Nominating Committee will consider director candidates recommended by stockholders of the Company and may also engage independent search firms from time to time to assist in identifying and evaluating potential director candidates. In considering a candidate for Board membership, whether proposed by stockholders or otherwise, the Governance & Nominating Committee examines, among other things, the candidate’s business experience, qualifications, attributes and skills relevant to the management and oversight of the Company’s business. The Committee also examines the candidate’s independence, ability to represent diverse stockholder interests, judgment, integrity, ability to commit sufficient time and attention to Board

10	MOODY’S 2023 PROXY STATEMENT

activities, and the absence of potential conflicts or the appearance of conflicts with the Company’s business and interests. The Committee also seeks diverse occupational and personal backgrounds for the Board. See “Qualifications and Skills of Directors” on page 28 and “Director Nominees” beginning on page 30 for additional information on the Company’s directors. To have a candidate considered by the Governance & Nominating Committee, a stockholder must submit the recommendation in writing and must include the following information:

•	The name of the stockholder and evidence of the stockholder’s ownership of Company stock, including the number of shares owned and the length of time of ownership; and

•

The name of the candidate, the candidate’s resume or a listing of his or her qualifications to be a director of the Company, and the candidate’s consent to be named as a director if selected by the Governance & Nominating Committee and nominated by the Board.

The stockholder recommendation and information described above must be sent to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or emailed to corporatesecretary@moodys.com, and must be received by the Corporate Secretary not later than 120 days prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders. For the Company’s 2024 Annual Meeting of Stockholders, this deadline is November 9, 2023.

The Governance & Nominating Committee identifies potential nominees by asking current directors and executive officers to notify the Committee if they become aware of persons who meet the criteria described above and might be available to serve on the Board. As described above, the Committee will also consider candidates recommended by stockholders on the same basis as those from other sources. The Governance & Nominating Committee, from time to time, also engages third-party search firms that specialize in identifying director candidates for the Committee’s consideration.

Once a person has been identified by or for the Governance & Nominating Committee as a potential candidate, the Committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the Governance & Nominating Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the Board, the Governance & Nominating Committee requests information from the candidate, reviews the candidate’s accomplishments and qualifications, including in light of any other candidates whom the Committee might be considering, and conducts one or more interviews with the candidate. In certain instances, Committee members may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.

DIRECTOR EDUCATION

The Company provides all new directors with an initial orientation session, which includes a comprehensive overview of the Company and the opportunity to meet with key leaders of the organization such as the Chief Executive Officer, Chief Financial Officer, General Counsel, the Presidents of MIS and Moody’s Analytics, Inc. (“Moody’s Analytics” or “MA”), the Chief Strategy Officer, the Chief Audit Executive, the Chief Administration Officer, Chief Corporate Affairs Officer, the Chief Compliance Officer and the Chief Accounting Officer and Corporate Controller. This orientation includes, among other topics, an overview of the Company’s business, including MIS and MA, corporate governance, compliance program, strategy, technology and cybersecurity, enterprise risk management, and legal and regulatory matters.

MOODY’S 2023 PROXY STATEMENT	11

Board and committee meetings, industry and corporate governance update presentations, periodic reports from the Company’s businesses, and external training programs also provide the Company’s directors with continuing education throughout their tenure such as with respect to the board oversight considerations related to ESG trends and developments. The Company reimburses directors for expenses associated with attendance at external education programs.

BOARD LEADERSHIP STRUCTURE

The Board periodically reviews its leadership structure to evaluate whether the structure remains appropriate and make a determination regarding whether or not to separate the roles of Chairman and Chief Executive Officer based upon the circumstances. The Company’s Corporate Governance Principles permit the roles of Chairman and Chief Executive Officer to be filled by a single person or different individuals. This flexibility allows the Board to review the structure of the Board periodically and determine whether to separate the two roles based upon the Company’s needs and circumstances from time to time. In light of the Board’s continued belief that strong, independent Board leadership is a critical aspect of effective corporate governance, the Corporate Governance Principles provide that, whenever and for so long as a Chairman is not an independent director in the future, the independent directors will appoint an independent director to serve as the Lead Independent Director.

Mr. Forlenza has served as the Company’s Lead Independent Director since 2020, and has significant public company leadership experience as the former chief executive officer and chairman of a publicly traded, global medical technology company. In connection with the retirement of Mr. McDaniel as Chairman of the Board at the Annual Meeting, the Board will appoint Mr. Forlenza to serve as Chairman. Mr. Forlenza has been determined to be independent. The Board believes that this will be the optimal Board leadership structure for the current time because it will allow Mr. Fauber to focus on leading the Company’s business and operations. At the same time, Mr. Forlenza can focus on leadership of the Board, including calling and presiding over its meetings and preparing meeting agendas in collaboration with Mr. Fauber.

CODES OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a code of ethics that applies to its Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer and Corporate Controller, or persons performing similar functions. The Company has also adopted a code of business conduct and ethics that applies to the Company’s directors, officers and employees. A current copy of each of these codes is available on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.” A copy of each is also available in print to stockholders upon request, addressed to the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007. The Company intends to satisfy disclosure requirements regarding any amendments to, or waivers from, the codes of ethics by posting such information on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.”

DIRECTOR INDEPENDENCE

To assist it in making determinations of a director’s independence, the Board has adopted independence standards that are set forth below and are included in the Company’s Corporate Governance Principles. The Board has determined that Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Ms Seidman, Mr. Serafin and Mr. Van Saun and thus a majority of the directors on the Board, are independent under these standards. The standards adopted by the Board

12	MOODY’S 2023 PROXY STATEMENT

incorporate the director independence criteria included in the New York Stock Exchange (the “NYSE”) listing standards, as well as additional criteria established by the Board. The Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee are composed entirely of independent directors. In accordance with NYSE requirements and the independence standards adopted by the Board, all members of the Audit Committee and the Compensation & Human Resources Committee meet additional heightened independence standards applicable to audit committee and compensation committee members.

An “independent” director is a director whom the Board has determined has no material relationship with the Company or any of its consolidated subsidiaries (for purposes of this section, collectively referred to as the “Company”), either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company. For purposes of this definition, the Board has determined that a director is not independent if:

1.

the director is, or in the past three years has been, an employee of the Company, or an immediate family member of the director is, or in the past three years has been, an executive officer of the Company;

2.

(a) the director, or an immediate family member of the director, is a current partner of the Company’s outside auditor; (b) the director is a current employee of the Company’s outside auditor; (c) a member of the director’s immediate family is a current employee of the Company’s outside auditor and personally works on the Company’s audit; or (d) the director or an immediate family member of the director was in the past three years a partner or employee of the Company’s outside auditor and personally worked on the Company’s audit within that time;

3.

the director, or a member of the director’s immediate family, is or in the past three years has been, an executive officer of another company where any of the Company’s present executive officers serves or served on the compensation committee at the same time;

4.

the director, or a member of the director’s immediate family, has received, during any 12-month period in the past three years, any direct compensation from the Company in excess of $120,000, other than compensation for Board and committee service, or compensation received by the director’s immediate family member for service as an employee (other than an executive officer) of the Company, and pension or other forms of deferred compensation for prior service with the Company;

5.

the director is a current executive officer or employee, or a member of the director’s immediate family is a current executive officer, of another company that makes payments to or receives payments from the Company, or during any of the last three fiscal years, has made payments to or received payments from the Company, for property or services in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues; or

6.

the director, or the director’s spouse, is an executive officer of a non-profit organization to which the Company or the Company foundation makes, or in the past three years has made, contributions that, in any single fiscal year, exceeded the greater of $1 million or 2% of the non-profit organization’s consolidated gross revenues. (Amounts that the Company foundation contributes under matching gifts programs are not included in the contributions calculated for purposes of this standard.)

An “immediate family” member includes a director’s spouse, parents, children, siblings, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than a domestic employee) who shares the director’s home.

MOODY’S 2023 PROXY STATEMENT	13

In addition, a director is not considered independent for purposes of serving on the Audit Committee, and may not serve on the Audit Committee, if the director: (a) accepts, directly or indirectly, from Moody’s Corporation or any of its subsidiaries, any consulting, advisory, or other compensatory fee, other than Board and committee fees and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with Moody’s Corporation (provided that such compensation is not contingent in any way on continued service); or (b) is an “affiliated person” of Moody’s Corporation or any of its subsidiaries; each as determined in accordance with SEC regulations.

Furthermore, in determining whether a director is considered independent for purposes of serving on the Compensation & Human Resources Committee, the Board must consider all factors specifically relevant to determining whether the director has a relationship with the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (a) the source of the director’s compensation, including any consulting, advisory or other compensatory fee paid by the Company to the director; and (b) whether the director is affiliated with Moody’s Corporation, any of its subsidiaries or an affiliate of any subsidiary; each as determined in accordance with SEC regulations.

In assessing independence, the Board took into account that Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Ms Seidman and Mr. Van Saun each served during 2022, or currently serves, as directors, employees or trustees of entities that are rated or have issued securities rated by Moody’s Investors Service, as listed in the Company’s Director and Shareholder Affiliation Policy posted on the Company’s website under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents,” and that in 2022 the associated fees from each such entity accounted for less than 1% of annual revenues of the Company and each of the other entities. In addition, the Board took into account that the Company from time to time engages in business with entities where one of our directors, director candidates or their immediate family members are employed or have other relationships. The Board found nothing in the relationships to be contrary to the standards for determining independence as contained in the NYSE’s requirements and the Company’s Corporate Governance Principles. A copy of these standards is found in Attachment A to the Company’s Corporate Governance Principles on the Company’s website at www.moodys.com under the headings “About Moody’s—Investor Relations—Corporate Governance—Charter Documents—Other Governance Documents.”

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BOARD AND COMMITTEE EVALUATION PROCESS

The Company’s Board and committee evaluation process is summarized below. The topics considered during the evaluation include Board effectiveness in overseeing key areas, such as strategy and risk, performance of committees’ duties under their respective charters, Board and committee operations, and individual director performance.

1

Review of Evaluation Process. The Governance & Nominating Committee annually reviews the evaluation process, including the evaluation method, to ensure that constructive feedback is solicited on the performance of the Board, its Committees, and individual directors.

2

Questionnaire and One-on-One Interviews. The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee each conducts an annual self-evaluation through the use of a written questionnaire. All directors, other than the Chairman and the Lead Independent Director, also evaluate Chairman and Lead Independent Director performance through a written questionnaire. All questionnaires include open-ended questions to solicit direct feedback and the responses are collected on an unattributed basis. In addition, the Chairman and the Lead Independent Director conduct annual interviews with each non-management director to discuss individual Board member performance.

3

Summary of Written Evaluations. Directors’ responses to the questionnaires are aggregated without attribution and shared with the full Board and the applicable committees. All responses, including written comments, are provided along with an overview of the high and low scores on various topics.

4

Board and Committee Review. Using aggregated results as a reference, the Audit Committee and the Compensation & Human Resources Committee discuss their respective results. Discussions of the Board, Chairman, Lead Independent Director and Governance & Nominating Committee results occur at the Governance & Nominating Committee meeting. Following the committee-level discussions, all evaluation results and feedback, including those from the one-on-one interviews and the Chairman and Lead Independent Director evaluation questionnaire, are discussed by the full Board.

5	Actions. The Board decides on specific actions to incorporate feedback received, including making any appropriate changes to Board- and committee-related practices.

THE BOARD’S ROLE IN THE OVERSIGHT OF COMPANY RISK

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and, with the assistance of the Audit Committee and the Compensation & Human Resources Committee, oversees the Company’s policies for assessing and managing its exposure to risk. The Audit Committee reviews the Company’s charters, guidelines and approach to enterprise-wide risk assessment and risk management, financial and compliance risks, including risks relating to internal controls and cyber risks, and major legislative and regulatory developments that could materially affect the Company. The Audit Committee reviews the implementation and effectiveness of the Company’s enterprise risk management program with the Chief Risk Officer. In addition, the Board periodically reviews these risks and, with the assistance of the Audit Committee, the Company’s risk management processes, including in connection with its review of the Company’s strategy. The Audit Committee’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and the Board’s responsibility includes reviewing contingent liabilities and risks that may be material to the Company. The Compensation & Human Resources Committee oversees

MOODY’S 2023 PROXY STATEMENT	15

management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company and reviews the results of this assessment. The Governance & Nominating Committee oversees risks related to governance, including with respect to succession planning for the Board, and sustainability matters.

Under the oversight of the Board and its committees, the Chief Executive Officer has established an Enterprise-Wide Risk Committee, comprised of the Chief Executive Officer and his direct reports, which include the Chief Risk Officer. The Enterprise-Wide Risk Committee reviews the work of the Enterprise Risk Function that is managed by the Chief Risk Officer. The Chief Risk Officer oversees risk officers for the Company’s two business segments, MIS and MA, and owns the risk oversight of the support functions in Moody’s Shared Services, Inc. The risk officers periodically report on risks and their mitigations within their areas of responsibility. Among other things, the Enterprise Risk Function is responsible for identifying and monitoring existing and emerging risks that are important to the achievement of the Company’s strategic and operative objectives; reviewing appropriate polices, monitoring and reporting frameworks to support effective management of important risks as applicable; reviewing and evaluating the effectiveness of management processes and action plans to address such risks; advising on and recommending to executive management any significant actions or initiatives that they believe are necessary to effectively manage risk; and seeing that activities of discrete risk management disciplines within the Company are appropriately coordinated. The Chief Risk Officer presented the Enterprise Risk Committee’s analysis to the directors five times in 2022. Additionally, the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee reviewed risks within their areas of responsibility at separate meetings in 2022. Significant risk issues evaluated by and/or major changes proposed by the Enterprise-Wide Risk Committee and the Chief Risk Officer are discussed at various Board meetings throughout the year.

Board’s Role in Cybersecurity Oversight

The Board of Directors provides oversight of management’s efforts to identify and mitigate cybersecurity risks and respond to cyber threats. The enterprise-wide Cyber Enterprise Risk Management Committee, led by the Chief Information Security Officer (“CISO”), is responsible for validating that the Company has people, process and technology capabilities to identify, mitigate, and report on the Company’s cyber risk posture to the Company’s executive team and the Board. The Board is updated on a quarterly basis by the CISO and the Head of Technology Services, with escalations to the Board handled through management, as needed. In addition, the Audit Committee reviews the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cyber risks, and a member of the Audit Committee (who also serves as Chairman of the Governance & Nominating Committee) holds a Certificate in Cybersecurity Oversight, issued by the NACD and the CERT Division of the Software Engineering Institute at Carnegie Mellon University.

EXECUTIVE SESSIONS

The independent directors routinely meet in executive session at regularly scheduled Board meetings. Vincent A. Forlenza, the Board’s current Lead Independent Director and future independent Chairman of the Board, establishes the agenda for and presides at these sessions and has the authority to call additional sessions as appropriate.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may communicate with the Board of Directors or with all non-management directors as a group, or with a specific director or directors (including the Chairman of the Board), by writing to them c/o the Corporate Secretary of the

16	MOODY’S 2023 PROXY STATEMENT

Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or sending an email to corporatesecretary@moodys.com.

The Board has instructed the Corporate Secretary to review correspondence directed to the Board of Directors and, at the Corporate Secretary’s discretion, to forward items that she deems to be appropriate for the Board’s consideration.

SUCCESSION PLANNING

The Board, the Compensation & Human Resources Committee and the Governance & Nominating Committee review succession planning annually in conjunction with the Board’s review of strategic planning. In 2022, the Governance & Nominating Committee conducted extensive discussions regarding the CEO transition and the Compensation & Human Resources Committee discussed succession planning and development of the senior leadership group. In addition, in light of the COVID-19 pandemic, the Board also reviewed the Company’s business continuity plans, which included emergency succession plans for key executives.

ANTI-HEDGING AND ANTI-PLEDGING POLICY; SHORT SALES AND OTHER SPECULATIVE TRADES

All executive officers, directors and their family members are subject to a securities trading policy under which they are prohibited from hedging and pledging Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the Company’s policy against insider trading and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. Specifically, the following activities are prohibited under the policy:

•

Making “short sales” of Moody’s securities. A short sale has occurred if the seller: (i) does not own the securities sold; or (ii) does own the securities sold, but does not deliver or transmit them within the customary settlement period.

•

Engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that is designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities.

•	Holding Moody’s securities in margin accounts, buying Moody’s securities on margin or pledging Moody’s securities as collateral for a loan.

Employees who are not executive officers (and their family members) are prohibited from: (i) making short sales of Moody’s securities; (ii) buying Moody’s securities on margin or in any account in which a financial firm lends cash to purchase the securities; and (iii) engaging in short-term or speculative transactions involving Moody’s securities, including buying or selling put or call options and entering into other derivative transactions involving Moody’s securities. The restrictions in clause (iii) do not prohibit the exercise of Moody’s stock options that employees receive in connection with their compensation.

RULE 10B5-1 TRADING PLANS

The Chief Executive Officer, Chief Financial Officer and certain other officers of the Company enter into Rule 10b5-1 stock trading plans from time to time. These plans allow executives to adopt predetermined procedures for trading shares of Company stock in advance of learning any material non-public information. The use of these trading plans permits diversification, retirement and tax planning activities. The transactions under the plans are disclosed publicly through Form 4 filings with the SEC.

MOODY’S 2023 PROXY STATEMENT	17

THE AUDIT COMMITTEE

The Audit Committee represents and assists the Board of Directors in its oversight responsibilities relating to: the integrity of the Company’s financial statements and the financial information provided to the Company’s stockholders and others; the Company’s compliance with legal and regulatory requirements; the Company’s internal controls; the Company’s policies with respect to risk assessment and risk management, and the review of contingent liabilities and risks that might be material to the Company; and the audit process, including the qualifications and independence of the Company’s principal external auditors (the “Independent Auditors”), and the performance of the Independent Auditors and the Company’s internal audit function.

Oversight of Audit Processes

As part of the Audit Committee’s oversight of the audit process, the Audit Committee and its Chairman are directly involved in the selection of the lead engagement partner when there is a rotation required under applicable rules, and the Audit Committee reviews and concurs in the appointment and compensation of the head of the Company’s internal audit function (the “Chief Audit Executive”). The Committee provides input regarding the annual evaluation of the Chief Audit Executive. The Committee also approves the fees and terms associated with the retention of the Independent Auditors to perform the annual engagement. In determining whether to approve services proposed to be provided by the Independent Auditors, the Committee is provided with summaries of the services, the fee associated with each service as well as information regarding incremental fees to be approved. The Committee also receives benchmarking data for audits of companies of similar sizes and audits of comparable complexity in order to determine the reasonableness of the proposed fees.

Responsibilities under the Audit Committee Charter

In fulfilling the responsibilities under its charter, the Audit Committee:

•

Discusses with, and receives regular status reports from, the Independent Auditors and the Chief Audit Executive on the overall scope and plans for their audits, including their scope and plans for evaluating the effectiveness of internal control over financial reporting. Also receives regular updates on the Company’s internal control over financial reporting, and discusses with management and the Independent Auditors their evaluations and conclusions with respect to internal control over financial reporting.

•

Meets with the Independent Auditors and the Chief Audit Executive, with and without management present, to discuss the results of their respective audits, in addition to holding meetings with members of management, including the General Counsel.

•	Reviews significant accounting policies, critical estimates and disclosures with management and the Independent Auditors, including the implementation of any new accounting standards or requirements.

•

Reviews and discusses with management and the Independent Auditors the Company’s earnings press releases and periodic filings made with the SEC, including the use of information that is provided to enhance understanding of the results presented in accordance with GAAP.

•

Oversees financial, risk and other disclosures made in the Company’s annual and quarterly reports related to sustainability, and at least annually reviews reports by management regarding the adequacy and effectiveness of the Company’s internal controls and procedures related to such sustainability disclosures.

18	MOODY’S 2023 PROXY STATEMENT

•	Oversees the implementation of new financial reporting systems and their related internal controls.

•	Reviews the Company’s financial and compliance risks, including, but not limited to, risks relating to internal controls and cyber risks.

•

Receives periodic reports on the effectiveness of the Company’s compliance program and regular status reports on compliance issues, including reports required by the Audit Committee’s policy for the receipt, retention and treatment of any complaints received by the Company regarding accounting, internal accounting control, auditing and federal securities law matters.

•	Reviews its charter annually and conducts an annual self-evaluation to assess its performance.

The Audit Committee also has the authority, at the Company’s expense, to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate.

Ongoing Assessment of the Independent Auditors

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Independent Auditors and, as such, the Independent Auditors report directly to the Audit Committee. KPMG LLP has served as the Company’s Independent Auditors since 2008, and was re-appointed at the conclusion of a competitive process that the Audit Committee conducted in 2019 to review the selection of the Company’s Independent Auditors. In selecting the Independent Auditors, the Committee considered the relative costs, benefits, challenges, potential impact, and overall advisability of selecting different Independent Auditors. In addition, the Audit Committee conducts an annual performance assessment of the Independent Auditors, seeking performance feedback from all the members of the Committee as well as from officers with audit-related responsibilities. The factors the Audit Committee considered in conducting this assessment included: independence, objectivity and integrity; quality of services and the ability to meet performance delivery dates; responsiveness and ability to adapt; proactivity in identification of opportunities and risks; performance of the lead engagement partners as well as other team members; technical expertise; enhancement of the audit process using more digital tools; understanding of the Company’s business and industry; effectiveness of their communication; sufficiency of resources; fee levels in light of the services rendered; and management feedback.

Policy on Pre-Approval of Independent Auditors Fees

The Audit Committee has established a policy setting forth the requirements for the pre-approval of audit and permissible non-audit services to be provided by the Independent Auditors. Under the policy, the Audit Committee pre-approves the annual audit engagement terms and fees, as well as any other audit services and specified categories of non-audit services, subject to certain pre-approved fee levels. Any fee overruns in excess of the established thresholds are presented to the Audit Committee for approval. In addition, pursuant to the policy, the Audit Committee authorized its Chairman to pre-approve other audit and permissible non-audit services in 2022 up to $250,000 per engagement and a maximum of $500,000 per year. The policy requires that the Audit Committee Chairman report any pre-approval decisions to the full Audit Committee at its next scheduled meeting. For the year ended December 31, 2022, the Audit Committee or its Chairman pre-approved all of the services provided by the Independent Auditors, which are described on page 44. The Audit Committee also is responsible for overseeing the audit fee negotiation associated with the retention of the Independent Auditors to perform the annual audit engagement.

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Notable Actions in 2022

During 2022, the Audit Committee continued to review and oversee the expansion of voluntary sustainability disclosures in the Company’s periodic filings with the SEC and certain other external reports that reflect recommendations from sustainability assessment organizations. Such disclosure included details regarding the Company’s human capital management provided in the Company’s Form 10-K for the year ended December 31, 2022. The Committee also reviewed a global tax policy as adopted by management as part of its sustainability efforts.

The members of the Audit Committee are Mr. Bermudez (Chairman), Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Ms Seidman, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE and SEC rules and the Company’s Corporate Governance Principles. The Board of Directors has determined that each of Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Mr. Howell, Mr. Minaya, Ms Seidman and Mr. Van Saun is an “audit committee financial expert” under the SEC’s rules. The Audit Committee held eight meetings during 2022.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management and the Independent Auditors the audited financial statements of the Company for the year ended December 31, 2022 (the “Audited Financial Statements”), management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the Independent Auditors’ evaluation of the Company’s system of internal control over financial reporting. In addition, the Audit Committee has discussed with KPMG LLP, which reports directly to the Audit Committee, the matters that independent registered public accounting firms must communicate to audit committees under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC standards.

The Audit Committee also has discussed with KPMG LLP its independence from the Company, including the matters contained in the written disclosures and letter required by applicable requirements of the PCAOB regarding independent registered public accounting firms’ communications with audit committees about independence. The Audit Committee also has discussed with management of the Company and KPMG LLP such other matters and received such assurances from them as it deemed appropriate. The Audit Committee also considers whether the rendering of non-audit services by KPMG LLP to the Company is compatible with maintaining the independence of KPMG LLP from the Company. The Company historically has used KPMG LLP for only a limited number of non-audit services each year.

Following the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC.

The Audit Committee

Jorge A. Bermudez, Chairman

Thérèse Esperdy

Vincent A. Forlenza

Kathryn M. Hill

Lloyd W. Howell, Jr.

Jose M. Minaya

Leslie F. Seidman

Zig Serafin

Bruce Van Saun

20	MOODY’S 2023 PROXY STATEMENT

THE GOVERNANCE & NOMINATING COMMITTEE

The Governance & Nominating Committee identifies and evaluates possible candidates to serve on the Board and recommends the Company’s director nominees for approval by the Board and the Company’s stockholders. The Governance & Nominating Committee also considers and makes recommendations to the Board of Directors concerning the size, structure, composition and functioning of the Board and its committees, oversees the evaluation of the Board, and develops and reviews the Company’s Corporate Governance Principles.

With respect to the evaluation of the Board, the Governance & Nominating Committee oversees a process for annually assessing the qualifications, performance and contributions, and the independence of incumbent directors in determining whether to recommend them for reelection to the Board. The Board, the Audit Committee, the Compensation & Human Resources Committee and the Governance & Nominating Committee, under that Committee’s oversight, each conducts an annual self-evaluation to assess its performance. The Chairman of the Board and the Lead Independent Director conduct annual interviews with each non-management director to discuss individual Board member performance.

In addition, the Governance & Nominating Committee oversees sustainability matters, including significant issues of corporate social and environmental responsibility, as they pertain to the Company’s business.

The members of the Governance & Nominating Committee are Ms Seidman (Chairman), Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Howell, Mr. Minaya, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Governance & Nominating Committee met six times during 2022.

THE COMPENSATION & HUMAN RESOURCES COMMITTEE

The Compensation & Human Resources Committee oversees the Company’s overall compensation structure, policies and programs, assesses whether the Company’s compensation structure establishes appropriate incentives for management and employees, and considers the results of the most recent vote on the Company’s advisory resolution approving executive compensation. The Committee also oversees the evaluation of senior management, including by reviewing and approving performance goals for the Company’s Chief Executive Officer and other executive officers, and by evaluating their performance against approved goals, including goals relating to sustainability. The Committee oversees and makes the final decisions regarding compensation arrangements for the Chief Executive Officer and for certain other executive officers, including the named executive officers. The Chief Executive Officer makes recommendations to the Committee regarding the amount and form of executive compensation (except with respect to his compensation). In addition, both the Chief People Officer and the Chief Financial Officer present at all regularly scheduled Committee meetings. For a description of this process, see the Compensation Discussion and Analysis (the “Compensation Discussion and Analysis” or “CD&A”), beginning on page 49.

The Committee administers and makes recommendations to the Board with respect to the Company’s incentive compensation and equity-based compensation plans that are subject to Board approval, including the Company’s key employees’ stock incentive plans. The Committee has authority, acting in a settlor capacity, to establish, amend and terminate the Company’s employee benefit plans, programs and practices, and to review reports from management regarding the funding, investments and other features of such plans, and the Committee delegates to management the responsibilities it has with respect to the Company’s employee benefit plans, programs and practices as the Committee deems appropriate. The Committee also periodically reviews other important employee and human

MOODY’S 2023 PROXY STATEMENT	21

capital matters such as DE&I, succession planning, wellness programs and learning and development. As discussed below, the Committee annually reviews the form and amount of compensation of directors for service on the Board and its committees and recommends any changes to the Board.

The Committee is empowered to retain, at the Company’s expense, such consultants, counsel or other outside advisors as it determines appropriate to assist it in the performance of its functions. In 2022, the Committee retained the services of Meridian Compensation Partners LLC (“Meridian”), an independent compensation consulting company, to provide advice and information about executive and director compensation, including the competitiveness of pay levels, executive compensation design and governance issues, and market trends, as well as technical and compliance considerations. Meridian reports directly and solely to the Compensation & Human Resources Committee. Meridian exclusively provides executive and director compensation consulting services and does not provide any other services to the Company.

The Committee regularly reviews the current engagements and the objectivity and independence of the advice that Meridian provides to the Committee on executive and director compensation. The Committee considered the six specific independence factors adopted by the SEC and the NYSE under Dodd-Frank and other factors it deemed relevant, and the Committee found no conflicts of interest or other factors that would adversely affect Meridian’s independence.

During 2022, management continued to engage Aon Consulting (formerly called Aon Hewitt) as management’s compensation consultant. Aon Consulting worked with the Chief Human Resources Officer and her staff to develop market data regarding Moody’s executive compensation programs. The Committee takes into account that Aon Consulting provides executive compensation-related services to management when it evaluates the information and analyses provided by Aon Consulting.

The members of the Compensation & Human Resources Committee are Mr. Howell (Chairman), Mr. Bermudez, Ms Esperdy, Mr. Forlenza, Ms Hill, Mr. Minaya, Ms Seidman, Mr. Serafin and Mr. Van Saun, each of whom is independent under NYSE rules and under the Company’s Corporate Governance Principles. The Compensation & Human Resources Committee met five times during 2022.

REPORT OF THE COMPENSATION & HUMAN RESOURCES COMMITTEE

The Compensation & Human Resources Committee assists the Board in fulfilling its oversight responsibility relating to, among other things, establishing and reviewing compensation of the Company’s executive officers. In this context, the Compensation & Human Resources Committee reviewed and discussed with management the Company’s Compensation Discussion and Analysis, beginning on page 49. Following such reviews and discussions, the Compensation & Human Resources Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation & Human Resources Committee

Lloyd W. Howell, Jr., Chairman

Jorge A. Bermudez

Thérèse Esperdy

Vincent A. Forlenza

Kathryn M. Hill

Jose M. Minaya

Leslie F. Seidman

Zig Serafin

Bruce Van Saun

22	MOODY’S 2023 PROXY STATEMENT

RELATIONSHIP OF COMPENSATION PRACTICES TO RISK MANAGEMENT

When structuring its overall compensation practices for employees of the Company, consideration is given as to whether the structure creates incentives for risk-taking behavior and therefore affects the Company’s risk management practices. Attention is given to the elements and the mix of pay as well as seeing that employees’ compensation is aligned with stockholders’ value.

In order to assess whether the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, management established a compensation risk committee led by the Chief People Officer to assess the risk related to the Company’s compensation plans, practices and programs. As part of this annual review, the compensation risk committee assessed the following items: (i) the relative proportion of variable to fixed components of compensation, (ii) the mix of performance periods (short-term, medium-term and long-term), (iii) the mix of payment mechanisms (cash, options, restricted stock units (“RSUs”) and performance shares), (iv) the design of the incentive compensation programs, including the performance metrics used, linking the creation of value and earnings quality and sustainability, (v) the process of setting goals, degree of difficulty, spreads between threshold, target and maximum payout opportunities and ratios of payouts as a fraction of earnings, (vi) the maximum payout levels and caps, (vii) the clawback policy and other compensation-related governance policies, (viii) the termination treatment policies and (ix) the equity ownership and retention guidelines. These items were assessed in the context of the most significant risks currently facing the Company to determine if the compensation plans, practices and programs incentivize employees to take undue risks. The committee then took into account controls and procedures that operate to monitor and mitigate against risk. The Chief People Officer presented the compensation risk committee’s conclusions to the Compensation & Human Resources Committee. These conclusions were also reviewed by the Compensation & Human Resources Committee’s independent compensation consultant, Meridian.

The Compensation & Human Resources Committee reviewed these conclusions through a risk assessment lens. As a result of these reviews, the Company does not believe that the Company’s compensation practices and programs create risks that are reasonably likely to have a material adverse effect on the Company, nor does it believe that the practices and programs are designed to promote undue risk taking.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related person transactions. The Audit Committee has adopted written Related Person Transaction Policies and Procedures (the “Policy”), which requires the Audit Committee to review and approve transactions in which (i) the aggregate amount involved is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person has a direct or indirect interest. Under the Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the Policy, the Audit Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit Committee takes into account whether the transaction is available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and other factors as the Audit Committee deems appropriate. The Audit Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.

MOODY’S 2023 PROXY STATEMENT	23

No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

In addition, under the Company’s Code of Business Conduct and Code of Ethics, special rules apply to executive officers and directors who engage in conduct that creates an actual, apparent or potential conflict of interest. Before engaging in such conduct, such executive officers and directors must make full disclosure of all the facts and circumstances to the Company’s General Counsel and the Audit Committee Chairman, and obtain the prior written approval of the Audit Committee. All conduct is reviewed in a manner so as to (i) maintain the Company’s credibility in the market, (ii) maintain the independence of the Company’s employees and (iii) see that all business decisions are made solely on the basis of the best interests of the Company and not for personal benefit.

COMPENSATION OF DIRECTORS

Our director compensation program is designed to compensate our non-employee directors fairly for work required for a company of our size and scope and to align their interests with the long-term interests of our stockholders. The Compensation & Human Resources Committee annually reviews the form and amount of the compensation of directors for service on the Board and its committees and recommends any changes to the Board. As part of its 2022 review, the Compensation & Human Resources Committee reviewed and considered data provided to the Committee by Meridian regarding the form and amount of compensation paid to non-employee directors at the companies in Moody’s executive compensation peer group (as disclosed beginning on page 53 of this Proxy Statement). The comparative analysis included each element of the director pay program: the annual cash retainer, board and committee fees as well as equity awards. This analysis showed that Moody’s director compensation is competitively positioned relative to the median of its peer group. The equity to cash ratio was found to be similar to the peer group average and, like many of its peers, Moody’s directors are subject to stock holdings requirements (a multiple of the cash retainer). Moody’s does not provide per-meeting fees for Board and committee meetings or any non-chairmen committee member fees.

As a result of this review, the Compensation & Human Resources Committee determined that compensation of non-employee directors is reasonable and appropriate as compared to the board members of peer companies. As noted below, the Chairman of the Board and the Lead Independent Director received additional annual cash fees.

24	MOODY’S 2023 PROXY STATEMENT

The following table sets forth, for the fiscal year ended December 31, 2022, the total compensation of the non-management members of the Company’s Board of Directors. Mr. Fauber did not receive any compensation for serving as a Moody’s director in 2022. His compensation for services as Moody’s President and Chief Executive Officer during the year is reflected in the Summary Compensation Table on page 70 of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Jorge A. Bermudez	$105,000	$194,942	—	$299,942
Thérèse Esperdy	105,000	194,942	—	299,942
Vincent A. Forlenza	170,000	194,942	—	364,942
Kathryn M. Hill	130,000	194,942	—	324,942
Lloyd W. Howell, Jr.	105,000	194,942	—	299,942
Raymond W. McDaniel, Jr.	160,000	265,030	—	425,030
Jose M. Minaya (4)	26,250	195,041	—	221,291
Leslie F. Seidman	130,000	194,942	—	324,942
Zig Serafin	105,000	194,942	—	299,942
Bruce Van Saun	105,000	194,942	—	299,942

(1)

The Company’s non-management directors received an annual cash retainer of $105,000, payable in quarterly installments in 2022. The Chairmen of the Audit Committee, the Governance & Nominating Committee and the Compensation & Human Resources Committee each received an additional annual cash fee of $25,000, also payable in quarterly installments. The Chairman of the Board and the Lead Independent Director received an additional annual cash fee of $55,000 and $40,000, respectively. There were no separate meeting fees paid in 2022. Mr. Minaya joined the Board in October 2022 and was paid for his fourth quarter service.

A non-management director may elect to defer receipt of all or a portion of his or her annual cash retainer until after termination of service on the Company’s Board of Directors. Deferred amounts are credited to an account and receive the rate of return earned by one or more investment options available under the Profit Participation Plan as selected by the director. Unless otherwise elected by the director at the time of deferral, upon a change in control of the Company, a lump-sum payment will be made to each director of the amount credited to the director’s deferred account on the date of the change in control. Any amount credited to the director’s deferred account from the date of the change in control to the date such director ceases to be a director will also be paid as a lump-sum within 30 days following such cessation of service.

(2)

On February 17, 2022, all then non-management directors, except Mr. McDaniel, received a grant of approximately $195,000 worth of RSUs issued from the 1998 Moody’s Corporation Non-Employee Directors’ Stock Incentive Plan (the “1998 Directors Plan”) which was equal to 598 RSUs. Also on February 17, 2022, Mr. McDaniel received a grant of approximately $265,000 worth of RSUs issued from the 1998 Directors Plan that was equal to 813 RSUs. The Compensation & Human Resources Committee authorized these RSU grants on February 7, 2022, and the grants were effective on February 17, 2022, the fifth trading day following the date of the public dissemination of the Company’s financial results for 2021. On November 1, 2022, Mr. Minaya received a grant of approximately $195,000 worth of RSUs issued from the 1998 Directors Plan, which was equal to 730 RSUs. In each case, the number of RSUs was determined based on the award value computed in accordance with FASB ASC Topic 718. For additional information on how Moody’s accounts for equity-based compensation, see Note 16 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2023.

None of the individuals who served as a non-management director of the Company during 2022, other than Mr. McDaniel, held any outstanding stock options as of December 31, 2022. The aggregate number of unvested

MOODY’S 2023 PROXY STATEMENT	25

stock awards outstanding, including any accrued dividend equivalents, as of December 31, 2022 for each individual who served as a non-management director of the Company during 2022 was as follows:

Name	Number of Shares Underlying Options	Number of Shares of Unvested RSUs
Jorge A. Bermudez	—	604
Thérèse Esperdy	—	604
Vincent A. Forlenza	—	604
Kathryn M. Hill	—	604
Lloyd W. Howell, Jr.	—	604
Raymond W. McDaniel, Jr. (a)	276,748	26,352
Jose M. Minaya	—	732
Leslie F. Seidman (b)	—	598
Zig Serafin (b)	—	598
Bruce Van Saun	—	604

(a)

These amounts include: (i) 267,641 exercisable options, 9,107 unvested options granted on February 25, 2019; and (ii) 821 unvested RSUs awarded to Mr. McDaniel for his service as a director and 25,531 performance shares which vested on March 1, 2023. The performance shares and options were awarded to Mr. McDaniel while he was serving as Chief Executive Officer.

(b)	Mr. Serafin and Ms Seidman have not elected to defer any RSU awards and receive accrued cash dividends upon vesting of their RSUs.

(3)

Perquisites and other personal benefits provided to each individual who served as a non-management director in 2022 were, in the aggregate, less than $10,000 per director. Each non-management director is reimbursed for travel, meals and hotel expenses incurred in connection with attending meetings of the Company’s Board of Directors or its committees. For the meetings held at the Company’s executive offices, the Company pays for travel for each non-employee director and one guest of each director, as well as for their accommodations, meals, Company-arranged activities and other incidental expenses.

(4)	Mr. Minaya was appointed to the Board effective October 17, 2022.

26	MOODY’S 2023 PROXY STATEMENT

STOCK OWNERSHIP GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Moody’s has adopted stock ownership guidelines for its executives, including the named executive officers and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its executive officers and non-management directors to act as owners, thereby better aligning their interests with those of the Company’s stockholders.

•

The guidelines are intended to ensure an ownership level sufficient to assure stockholders of each director’s commitment to value creation, while satisfying an individual’s need for portfolio diversification.

•	Non-management directors are expected, within five years, to acquire and hold shares of the Company’s Common Stock equal in value to five times the annual cash retainer.

•	Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, and unearned performance shares do not count toward satisfying the guidelines.

As of December 31, 2022, each of the directors serving on that date was in compliance with the guidelines.

1998 MOODY’S CORPORATION NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN

The 1998 Directors Plan includes an annual grant limit on awards to individual directors, which is not to exceed “the lesser of 20,000 shares or shares with a fair market value of $400,000.” As disclosed in the Compensation of Directors table above, the fair market value of director grants have historically been below this amount.

MOODY’S 2023 PROXY STATEMENT	27

ITEM 1—ELECTION OF DIRECTORS

What is being voted on	Election of ten director nominees to the Board.

Board Recommendation	The Board of Directors recommends a vote FOR the election of each of the director nominees.

The Board of Directors has nominated Jorge A. Bermudez, Thérèse Esperdy, Robert Fauber, Vincent A. Forlenza, Kathryn M. Hill, Lloyd W. Howell, Jr., Jose M. Minaya, Leslie F. Seidman, Zig Serafin and Bruce Van Saun, each for a one-year term expiring in 2024. Mr. McDaniel, together with the Governance & Nominating Committee and the Board of Directors, determined collectively that he will not stand for reelection at the Annual Meeting and will retire from the Board at the end of his current term. Accordingly, the Board will set the number of directors at ten, effective as of the Annual Meeting. If elected, the nominees will hold office until each of their terms expires and until a successor is elected and qualified. All of the nominees are currently members of the Board of Directors. In addition, the director nominees were previously elected by the stockholders with the exception of Mr. Minaya, who was referred by a director and newly elected to join the Board effective October 17, 2022. The Governance & Nominating Committee evaluates the qualifications and skills of other potential candidates in light of the Board’s current composition and consideration of the Company’s current and future business and operations. The Company expects the nominees for election as director to be able to serve if elected. If a nominee is unable to serve, proxies may be voted for the election of such other person for director as the Board may recommend in the place of such nominee or just for the remaining nominees, leaving a vacancy. Alternatively, the Board may reduce the size of the Board.

QUALIFICATIONS AND SKILLS OF DIRECTORS

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Governance & Nominating Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future business and operations.

The Governance & Nominating Committee is responsible for developing and recommending Board membership criteria to the Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Principles, include, among other things, the candidate’s:

•	business experience,

•	qualifications, attributes and skills relevant to the management and oversight of the Company’s business,

•	independence,

•	the ability to represent diverse stockholder interests,

•	judgment and integrity,

•	the ability to commit sufficient time and attention to Board activities, and

•	the absence of potential conflicts or the appearance of conflicts with the Company’s business and interests.

28	MOODY’S 2023 PROXY STATEMENT

In addition, the Board and the Governance & Nominating Committee annually evaluate the composition of the Board to assess whether the skills, experience, characteristics and other criteria established by the Board are currently represented on the Board, and to assess the criteria that may be needed in the future, given the Company’s current situation and strategic plans. The Board and the Governance & Nominating Committee seek a diversity of occupational and personal backgrounds on the Board, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, and age in order to obtain a range of viewpoints and perspectives. As part of the search process for each new director, the Governance & Nominating Committee includes women and minorities in the pool of candidates (and instructs any search firm the Committee engages to do so). The Committee also considers the special requirements of Moody’s Investors Service and its role in the securities markets. As an example, the Committee has not sought out individuals who by profession actively manage securities portfolios as the Committee determined that such individuals could encounter conflicts of interests or give rise to the appearance of conflicts.

This annual evaluation of the Board’s composition enables the Board and the Governance & Nominating Committee to update the skills and experience they seek in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time, and to assess the effectiveness of efforts at promoting diversity. In identifying director candidates from time to time, the Board and the Governance & Nominating Committee may identify specific skills and experience that they believe the Company should seek in order to constitute a balanced and effective board. Recent search for potential Board candidates has focused on candidates with information, technology and cyber-related background.

In addition to a diversity of backgrounds, the Board believes it is important to have diversity of tenures represented on the Board. The Company’s director nominees have varied tenure that the Board believes facilitates and ensures effective oversight by balancing fresh perspectives and in-depth experience and knowledge about the Company.

In considering and nominating directors for election to the Board, the Board and the Governance & Nominating Committee have considered a variety of factors. These include the nominee’s independence, financial literacy, personal and professional accomplishments, experience in light of the needs of the Company and, for incumbent directors, past performance on the Board. In 2022, the Board retained a third-party search firm to assist the Governance & Nominating Committee in identifying and assessing potential Board candidates, based on the variety of factors and criteria considered by the Board. With respect to the Company’s director nominees standing for election, their biography as of the date of this Proxy Statement as well as their skills and qualifications that support their service on the Board are set forth below.

The Board of Directors recommends a vote FOR the election as directors of each of the nominees listed below.

MOODY’S 2023 PROXY STATEMENT	29

DIRECTOR NOMINEES

JORGE A. BERMUDEZ

Director since April 2011

Jorge A. Bermudez, age 71, is Chairman of the Audit Committee and a member of the Governance & Nominating, Compensation & Human Resources and Executive Committees of the Board of Directors. He served as Chief Risk Officer of Citigroup, Inc., a global financial services company, from November 2007 to March 2008. Before serving as Chief Risk Officer, Mr. Bermudez was Chief Executive Officer of Citigroup’s Commercial Business Group in North America and Citibank Texas from 2005 to 2007. He served as Senior Advisor, Citigroup International from 2004 to 2006, as Chief Executive Officer of Citigroup Latin America from 2002 to 2004, Chief Executive Officer, eBusiness, Global Cash Management and Trade from 1998 to 2002 and Head of Citibank Corporate and Investment Bank, South America from 1996 to 1998. Mr. Bermudez joined Citigroup in 1975 and held leadership positions in other divisions, including equity investments, credit policy and corporate banking from 1984 to 1996. Mr. Bermudez currently is the Chairman of the Smart Grid Center Board at Texas A&M University, and also serves on the Board of Directors of AB Mutual Funds, overseeing approximately 70 funds within the mutual fund complex (January 2020-present). He is also a member of the Bretton Woods Committee (2022-present). He served as a director of Citibank N.A. from 2005 to 2008, the Federal Reserve Bank of Dallas, Houston Branch from 2009 to 2011, the Federal Reserve Bank of Dallas from 2011 to 2017, the Association of Former Students, Texas A&M University from 2005 to 2012, the American Institute of Architects for the entirety of 2015, and the Electric Reliability Council of Texas from 2010 to 2016. He was a member of the Texas A&M Foundation Board of Trustees (2014-2021). He also serves as a director of the Community Foundation of Brazos Valley where he served as Chairman from July 2013 to June 2014 and currently serves as the chairman of the Investment Committee.

Mr. Bermudez brings a history of executive experience at a major international financial services company. As the head of risk for a major global financial institution, he was involved in the debt restructuring of various sovereigns around the world. He also managed a global business with a presence in over 100 countries. As a result, Mr. Bermudez brings a deep understanding of credit risk and years of financial expertise, as well as risk management experience, to the Board.

THÉRÈSE ESPERDY

Director since March 2019

Thérèse Esperdy, age 62, is a member of the Audit, Compensation & Human Resources and Governance & Nominating Committees of the Board of Directors. She held various executive roles at JPMorgan Chase & Co. (“JPMorgan”) from 1997 through 2015, including Global Chairman of Financial Institutions Group, Co-Head of Banking, Asia Pacific, and Head of Global Debt Capital Markets. Prior to her time at JPMorgan, Ms Esperdy started her banking career at Lehman Brothers. Ms Esperdy currently serves as the Non-Executive Chairman of Imperial Brands PLC (January 2020-present), where she was a Non-Executive Director and then Senior Independent Director (July 2016-December 2019). She also serves as the Senior Independent Director at National Grid plc (March 2014-present).

Ms Esperdy’s extensive experience in global investment banking and financial markets provides her with strategic and financial expertise that is critical to overseeing the Company’s strategies. As a senior executive at JPMorgan, she played key roles in managing JPMorgan’s Asia and capital markets businesses through challenging financial climates. Her experiences and expertise enhance the Board’s ability to oversee the Company’s global operations and effectively manage risk.

30	MOODY’S 2023 PROXY STATEMENT

ROBERT FAUBER

Director since October 2020

Robert Fauber, age 52, has served as the Company’s President and Chief Executive Officer since January 2021. Mr. Fauber joined the Board of Directors in October 2020 and he currently serves on the Executive Committee of the Board of Directors. Prior to serving as CEO, Mr. Fauber served as Chief Operating Officer from November 2019 to December 2020, as President of Moody’s Investors Service, Inc. from June 2016 to October 2019, as Senior Vice President—Corporate & Commercial Development of Moody’s Corporation from April 2014 to May 2016, and was Head of the MIS Commercial Group from January 2013 to May 2016. From April 2009 through April 2014, he served as Senior Vice President—Corporate Development of Moody’s Corporation. Mr. Fauber served as Vice President—Corporate Development from September 2005 to April 2009. Prior to joining Moody’s, Mr. Fauber served in several roles at Citigroup and its investment banking subsidiary Salomon Smith Barney from 1999 to 2005. From 1992 to 1996, Mr. Fauber worked at NationsBank (now Bank of America) in the middle market commercial banking group.

Mr. Fauber, who is both President and Chief Executive Officer of the Company, brings to the Board a wealth of experience in the financial services industry as well as an in-depth understanding of the operational and the strategic considerations for the Company.

VINCENT A. FORLENZA

Director since April 2018

Vincent A. Forlenza, age 69, will become the Chairman of the Board after the 2023 Annual Meeting. He is currently the Lead Independent Director and a member of the Audit, Compensation & Human Resources, Governance & Nominating and Executive Committees of the Board of Directors. He served as a director of Becton, Dickinson and Company (“BD”), a global medical technology company, from 2011 to April 2021 and as the Chairman of its board from 2012 to April 2021. Mr. Forlenza served as BD’s Chief Executive Officer from 2011 to January 2020 and President from 2009 to April 2017. Mr. Forlenza served as Chief Operating Officer from July 2010 to October 2011. Mr. Forlenza joined BD in 1980 and served in a number of different capacities, including strategic planning, business development, research and development, and general management in each of BD’s segments and in overseas roles. He was the chairman of the Board of Trustees of The Valley Health System and is a member of the Board of Directors of the Quest Autism Foundation. He currently serves as a chairman of the Board of Trustees of Lehigh University since rejoining the Board in July 2020 after previously serving from 2011 to 2017. Mr. Forlenza has also served as a director of MaraBio Systems Inc., a private startup company developing a diagnostic test for autism since August 2021 and a director of MNHI, a startup company developing a device to improve maternal and neonatal health since September 2022. Mr. Forlenza previously served on the board of the Advanced Medical Technology Association (AdvaMed), an international medical technology trade organization.

Mr. Forlenza served as the chief executive officer of a public, global medical technology company for approximately nine years. He also served as chairman of that company’s board for approximately eight years. Prior to becoming chief executive officer, he was the chief operating officer and held various additional roles. He has experience leading a large global business in a regulated industry, including significant experience in large M&A transactions. He additionally brings experience in areas such as strategic planning, business development and new product development. His service as a director also contributes to his focus on corporate governance matters.

MOODY’S 2023 PROXY STATEMENT	31

KATHRYN M. HILL

Director since October 2011

Kathryn M. Hill, age 66, is a member of the Audit, Compensation & Human Resources and Governance & Nominating Committees of the Board of Directors. Ms Hill has over 30 years of experience in business management and leading engineering and operations organizations. Ms Hill served in a number of positions at Cisco Systems, Inc. from 1997 to 2013, including, among others, Executive Advisor from 2011 to 2013, Senior Vice President, Development Strategy and Operations from 2009 to 2011, Senior Vice President, Access Networking and Services Group from 2008 to 2009 and Senior Vice President, Ethernet Systems and Wireless Technology Group from 2005 to 2008. Cisco designs, manufactures and sells Internet Protocol (IP)-based networking and other products related to the communications and information technology industry and provides services associated with these products. Prior to Cisco, Ms Hill had a number of engineering roles at various technology companies. Ms Hill currently serves as a director of NetApp, Inc. (September 2013-present) and Celanese Corporation (July 2015-present).

Ms Hill has significant experience in business management and leading engineering and operations organizations. Her various executive roles at Cisco Systems, Inc. allow her to bring extensive leadership experience and a strong background in information technology and business operations to the Board.

LLOYD W. HOWELL, JR.

Director since March 2021

Lloyd W. Howell, Jr., age 56, is Chairman of the Compensation & Human Resources Committee and is a member of the Executive, Audit and Governance & Nominating Committees of the Board of Directors. He served as the Executive Vice President, Chief Financial Officer and Treasurer of Booz Allen Hamilton Holding Corporation (BAH), a business management consulting company, from 2016 through 2022. He served as the Executive Group President, Group Leader, Civil and Commercial Group, from 2013 to 2016, as Executive Vice President, Client Services Officer, from 2009 to 2013, and as Vice President, Strategy and Organization, from 2000 to 2009. Prior to that, Mr. Howell held a variety of leadership positions since originally joining BAH in 1988. Mr. Howell previously served as a director of Integra Lifesciences Holdings Corporation, a medical devices company (2013-February 2021). He is currently a board director of General Electric Healthcare and KLDiscovery. He is a Trustee at the University of Pennsylvania and a member of their board of overseers of the School of Engineering and Applied Science. He is also a member of the Washington Economics Club.

Mr. Howell served as a chief financial officer and treasurer of a major business management consulting firm, which allowed him to bring an extensive executive leadership experience and business management expertise that span over a number of industries and both domestic and international markets. He also has a strong background in information systems and cyber-related matters.

JOSE M. MINAYA

Director since October 2022

Jose M. Minaya, age 52, was appointed as a member of the Audit, Compensation & Human Resources and Governance & Nominating Committees of the Board of Directors effective October 17, 2022. He has served as the Chief Executive Officer of Nuveen, a global investment manager and Teachers Insurance and Annuity Association (“TIAA”) company, since January 2020. Prior to becoming Chief Executive Officer, Mr. Minaya served as Chief Investment Officer and President of Nuveen from

32	MOODY’S 2023 PROXY STATEMENT

January 2017 to January 2020. Prior to that, he led the Global Real Assets division at TIAA, a financial services provider, where he was responsible for setting strategy and developing investment capabilities across real estate, agriculture, timber, infrastructure, energy, private capital and alternative credit strategies. He joined TIAA as a fixed income portfolio manager in 2004. Mr. Minaya is also a member of the TIAA Executive Committee. Mr. Minaya currently serves on multiple boards including the Robert Toigo Foundation, the National Forest Foundation, the MBA Council at Dartmouth College’s Tuck School of Business (serves as Chair), Board of Trustees at Manhattan College, Investment Committee of the Board of Regents of the Smithsonian Institute, as well as the Investment Company Institute.

Mr. Minaya has significant experience in the field of asset management, which adds a unique perspective to the Board. His various leadership roles at Nuveen and TIAA allow him to bring senior management experience and financial expertise to the Board.

LESLIE F. SEIDMAN

Director since December 2013

Leslie F. Seidman, age 60, is Chairman of the Governance & Nominating Committee. She is a member of the Audit, Compensation & Human Resources and Executive Committees of the Board of Directors. Ms Seidman has over 30 years of experience in the accounting profession, serving as a member of the Financial Accounting Standards Board (“FASB”) from 2003-2013, and as Chairman for approximately the last three years of her term. During her tenure, the FASB established numerous accounting standards relating to financial instruments, including securitizations, derivatives and credit losses and worked with regulators and policy makers in the U.S., and in other major capital markets to develop consistent global accounting standards. Previously, Ms Seidman was the founder and managing member of a financial reporting consulting firm that served global financial institutions, law firms and accounting firms. From 1987 to 1996, Ms Seidman served as Vice President, Accounting Policy and in other roles at J.P. Morgan & Company, Inc. (now JPMorgan Chase) and from 1984 to 1987, Ms Seidman served as an auditor for Arthur Young & Co. (now EY). Ms Seidman previously served as a Public Governor of the Financial Industry Regulatory Authority (2014-2019). Ms Seidman currently serves as a director of General Electric (2018-present), where she has served as the Audit Committee Chair since April 2019, and is also an advisor to Idaciti, Inc., a start-up fintech company involving digital financial and non-financial data (2017-present).

Ms Seidman, a CPA, brings financial and regulatory expertise to the Board. Her experience as the Chairman of the Financial Accounting Standards Board, executive at a major bank and auditor for a major accounting firm allows her to bring to the Board significant knowledge of global accounting and financial reporting matters in addition to regulatory and senior management experience. Her experience as a Public Governor of the Financial Industry Regulatory Authority (FINRA) brings additional capital markets, regulatory and technology oversight experience. She earned certifications in cybersecurity oversight (2018) and ESG oversight (GCB.D, 2021).

ZIG SERAFIN

Director since July 2021

Zig Serafin, age 49, is a member of the Audit, Compensation & Human Resources, and Governance & Nominating Committees of the Board of Directors. He has served as the Chief Executive Officer of Qualtrics International Inc. (“Qualtrics”), the leading experience management software provider, since July 2020 and prior to that as President from January 2019 to July 2020. Mr. Serafin joined Qualtrics in October 2016 as Chief Operating Officer. Prior to that, from July 2009 to October 2016, Mr. Serafin served as a Corporate Vice President at Microsoft Corporation, a multi-national

MOODY’S 2023 PROXY STATEMENT	33

technology company. From September 2009 to October 2012, Mr. Serafin served as General Manager at Tellme Networks, Inc., a telephone-based applications provider, following its acquisition by Microsoft Corporation. He currently serves as a member of Qualtrics board of directors.

Having served as a senior executive of major technology and software companies, Mr. Serafin brings extensive digital and technology expertise as well as executive management experience. His substantive expertise extends to enterprise collaboration services, artificial intelligence and user experience.

BRUCE VAN SAUN

Director since March 2016

Bruce Van Saun, age 65, is a member of the Audit, Governance & Nominating and Compensation & Human Resources Committees of the Board of Directors. He has served as Chairman and Chief Executive Officer of Citizens Financial Group, Inc. (“Citizens”), a large regional bank, since October 2013. He joined Citizens from The Royal Bank of Scotland Group plc (“RBS”), a global banking and financial services group. He led Citizens to a successful initial public offering in September 2014, and full independence from RBS in October 2015. At RBS, Mr. Van Saun served as Group Finance Director and as an executive director on the RBS board from 2009 to 2013. Prior to that, Mr. Van Saun held a number of senior positions with Bank of New York and later Bank of New York Mellon over an 11-year period. As Vice Chairman and Chief Financial Officer, he was actively involved in the strategic transformation of Bank of New York from a diversified regional bank into a focused global securities servicer and asset manager. Earlier in his more than 30-year financial services career, he held senior positions with Deutsche Bank, Wasserstein Perella Group and Kidder Peabody & Co. Mr. Van Saun has served on a number of boards in both the U.S. and the U.K. He is a current member of The Clearing House supervisory board and The Bank Policy Institute. He has previously served on and the board of the Federal Reserve Bank of Boston from 2018-2022. He also served on the board of The Royal Bank of Scotland Group plc and National Westminster Bank, Plc, each an RBS affiliate, from October 2009 to October 2013 as well as the boards of ConvergEx Inc. from May 2007 to October 2013, Direct Line Insurance Group plc from April 2012 to October 2013 and WorldPay (Ship Midco Limited) from July 2011 to September 2013, and on the franchise board of Lloyd’s of London from September 2012 to May 2016.

Mr. Van Saun currently serves as the chief executive officer and chairman of a U.S. bank. He has extensive executive experience, having formerly held several additional senior management positions at several banks and investment banks. As a result of holding these positions, Mr. Van Saun brings financial and strategic expertise, management experience and experience managing a business in a highly regulated industry both in the U.S. and in Europe. He has also served as a director of several companies, contributing to his appreciation of corporate governance matters.

34	MOODY’S 2023 PROXY STATEMENT

ITEM 2—APPROVAL OF THE AMENDED AND RESTATED 2001 MOODY’S CORPORATION KEY EMPLOYEES’ STOCK INCENTIVE PLAN

What is being voted on	Approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan.
Board Recommendation	The Board of Directors recommends a vote FOR approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan.

The Board has unanimously approved the amendment and restatement of the Amended and Restated Moody’s Corporation 2001 Key Employees’ Stock Incentive Plan (referred to below as the “2001 Plan”), which provides for the grant of equity-based awards to eligible employees and consultants of the Company and its subsidiaries. The amendment and restatement of the 2001 Plan does not change any of the terms of the plan as currently in effect, except to increase the number of shares authorized for issuance under the 2001 Plan as described below, and approval of the amendment and restatement will have the effect of extending the term of the Plan until the tenth anniversary of the date of stockholder approval as described herein. The Board believes that the 2001 Plan is important for securing and retaining employees and consultants of outstanding ability and motivating such employees to exert their best efforts on behalf of the Company and its affiliates. The Company expects that it will benefit from the added interest which such employees and consultants will have in the welfare of the Company as a result of their proprietary interest in the Company’s success. The amendment and restatement of the 2001 Plan by the Board is subject to the approval of our stockholders. In this Item 2, we are asking our stockholders to approve the amendment and restatement of the 2001 Plan at the Annual Meeting.

If the amendment and restatement of the 2001 Plan is approved by our stockholders, it will allow the Company to continue granting equity incentives to employees and consultants after the Annual Meeting. If it is not, the 2001 Plan will expire in connection with the Annual Meeting and there will be no available vehicle for granting equity incentives to these individuals.

Share Reserve Under the 2001 Plan

The maximum number of shares of the Company’s common stock, par value $0.01 per share, authorized for issuance under the 2001 Plan, as proposed to be amended, will increase from 50,600,000 to 54,600,000 (subject to adjustment in accordance with the terms of the 2001 Plan). Of these available shares, no more than 10,718,549 shares (subject to adjustment in accordance with the terms of the 2001 Plan) will be available for awards of unrestricted Shares, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Stock-Based Awards granted under the 2001 Plan on or after December 31, 2022. The maximum number of Shares with respect to which awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 800,000 (subject to adjustment in accordance with the terms of the 2001 Plan).

As part of the Compensation & Human Resources Committee’s (the “Committee’s”) recommendation to the Board to approve the amendment and restatement of the 2001 Plan, including the additional 4,000,000 share reserve request, the Committee considered advice from its independent compensation consultant and analyzed our historical burn rate, anticipated future equity award needs, and considered the dilutive impact of the 2001 Plan’s share reserve.

Shares Remaining For Grant Under Company Equity Plans. The table below summarizes, as of December 31, 2022, the number of shares remaining available for issuance, the number of shares

MOODY’S 2023 PROXY STATEMENT	35

subject to outstanding full-value awards, the number of shares subject to outstanding stock options, the weighted average exercise price of stock options, and the weighted average remaining term of stock options under the 2001 Plan, the Risk Management Solutions, Inc. 2015 Equity Incentive Plan (the “RMS Plan”) and the Company’s 1998 Non-Employee Directors’ Stock Incentive Plan (the “1998 Plan”). On December 30, 2022, the fair market value of our common stock was $278.62 per share, based on the closing sale price of our common stock on the New York Stock Exchange.

Plan	Shares Remaining Available for Issuance		Full-Value Awards Outstanding (2)	Options Outstanding	Weighted Average Exercise Price of Options	Weighted Average Remaining Term of Options

2001 Plan	12,577,447	(1)	1,970,205	954,595	$178.88	4.98 years

RMS Plan	442,093		24,682	79,351	$210.98	7.47 years

1998 Plan	873,572		6,370	N/A	N/A	N/A

Total	13,893,112		2,001,257	1,033,946	$181.35	5.17 years

(1)

None of the shares remaining available for issuance will be available for issuance if the amendment and restatement of the 2001 Plan is not approved by our stockholders, because the 2001 Plan will expire. As amended, an additional 4,000,000 shares would become available for issuance under the 2001 Plan.

(2)

Consists of outstanding RSUs and performance shares. Amount under the 2001 Plan includes 655,394 shares of our common stock subject to performance shares (assuming maximum performance) that will vest and become issuable upon the attainment of the designated performance objectives.

In addition, as of December 31, 2022, a total of 2,522,380 shares were available for issuance under the Company’s Employee Stock Purchase Plan.

Historical Burn Rate. Our equity plan share usage over 2020, 2021 and 2022 represented a three-year average gross burn rate of 0.49%, as described in the table below.

Fiscal Year	Weighted Average Common Stock Outstanding (in millions)	Options Granted	PSUs Earned	Other Full-Value Awards Granted	Annualized Burn Rate

2020	187.6	102,043	277,550	521,165	0.48%

2021 (1)	186.4	219,705	101,251	664,978	0.53%

2022	183.9	109,588	155,151	591,185	0.47%

Three-Year Average					0.49%

(1)	Figures include Risk Management Solutions replacement awards.

Dilution. Dilution is commonly measured by “overhang,” which generally refers to the amount of potential dilution to current stockholders that could result from the future issuance of the shares reserved under an equity compensation plan. Overhang is typically expressed as a percentage (equal to a fraction where the numerator is the sum of the number of shares reserved but not issued under equity compensation plans plus the number of shares subject to outstanding awards and the denominator is the sum of the numerator plus the total number of common shares outstanding). If the 2001 Plan is approved, our voting power dilution will increase by approximately 2.0% based on shares and awards outstanding as of December 31, 2022.

36	MOODY’S 2023 PROXY STATEMENT

Key Features and Governance Best Practices

The 2001 Plan includes a number of key features that reflect corporate governance best practices, including the following:

•   No Repricing. The 2001 Plan prohibits the repricing of stock options and stock appreciation rights (SARs) without stockholder approval.

•   Minimum Vesting. Awards under the 2001 Plan will vest no earlier than the first anniversary of the date of grant, with the exception of up to 5% of the shares reserved under the 2001 Plan.

•   No Automatic Single Trigger Acceleration. In the event of a change in control, the 2001 Plan does not provide for automatic single trigger acceleration and instead provides for double trigger acceleration, where acceleration only occurs in the event of a covered termination of employment within 90 days preceding or two years following such change in control.

•   Clawback Provision. Awards under the 2001 Plan are subject to recoupment under the Company’s clawback policy in effect from time to time.

•   Term and Exercise Price Limits on Stock Options and SARs. Stock options and SARs granted under the 2001 Plan are subject to a maximum term of 10 years and may not be granted with an exercise price that is less than the fair market value of our common stock on the grant date.

Description of the 2001 Plan

The following description of the 2001 Plan is a summary of its principal provisions and is qualified in its entirety by reference to the 2001 Plan document, a copy of which is appended to this proxy statement as Exhibit A. References to “common stock” below mean the common stock of the Company, par value $0.01 per share.

Purpose. The purpose of the 2001 Plan is to help the Company secure and retain employees and consultants of outstanding ability and motivate such employees to exert their best efforts on behalf of the Company and its affiliates.

Eligibility. Key employees (excluding members of the Governance and Compensation Committee and any person who serves only as a director) of the Company and its affiliates, who from time to time are responsible for the management, growth and protection of the business of the Company and its affiliates, and consultants to the Company and its affiliates, are eligible to participate in the 2001 Plan. As of December 31, 2022, approximately 5,151 employees (including six executive officers) were eligible to participate in the 2001 Plan.

Administration. The 2001 Plan is administered by the Committee. The Committee has the authority to select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees and consultants and to establish the terms and conditions of such awards. The Committee has the authority to interpret the 2001 Plan, to establish, amend and rescind any rules and regulations relating to the 2001 Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2001 Plan. To the fullest extent permitted under Delaware law, the Board or the Committee may authorize one or more employees of the Company to grant awards, subject to such terms and conditions as required under Delaware law or as the Board or the Committee may impose

MOODY’S 2023 PROXY STATEMENT	37

Shares Available Under the 2001 Plan. The 2001 Plan reserves an aggregate of 54,600,000 shares of common stock for issuance. Of these available shares, no more than 10,718,549 shares (subject to adjustment in accordance with the terms of the 2001 Plan) will be available for the grant of new awards of unrestricted Shares, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Stock-Based Awards after December 31, 2022.

In the event of any change in the outstanding shares of common stock by reason of any stock dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of stock or other corporate exchange, or any distribution to stockholders of shares of Common Stock other than regular cash dividends, the Committee shall adjust the following to the extent necessary to achieve an equitable result: (i) the number or kind of shares or other securities issued or reserved for issuance pursuant to the 2001 Plan or pursuant to the outstanding awards, (ii) the exercise price and/or (iii) any other affected terms of such awards.

Awards. The 2001 Plan permits the granting of any or all of the following types of awards: (i) stock options, including incentive stock options (“ISOs”) and non-qualified stock options; (ii) stock appreciation rights (“SARs”); and (iii) other stock-based awards. Each of the award types is summarized below:

•

Stock Options. Stock options may be intended to qualify as “incentive stock options” under Section 422 of the Code or not intended to so qualify (referred to a nonqualified stock options). Stock options entitle the participant to purchase shares upon the payment of an exercise price when vested. The vesting schedule, exercise price and other terms and conditions of stock options are determined by the Committee; however, the exercise price cannot be less than the fair market value of our common stock on the date of grant and the maximum term is 10 years. Incentive stock options granted to 10% stockholders have a maximum term of five years and a minimum exercise price of 110% of the fair market value of our common stock on the date of grant. No stock option or SAR granted under the 2001 Plan may be repriced, regranted through cancellation, including cancellation in exchange for cash or other awards, or otherwise amended to reduce the exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in the 2001 Plan) without the approval of the stockholders of the Company.

•

SARs. An SAR entitles a participant to a payment equal to the excess of the fair market value of a share of common stock on the date on which the SAR is exercised over the exercise price of the SAR. Payment shall be made by the Company in cash or in shares of Common Stock (valued at fair market value), or partly in cash and partly in such shares, as determined by the Committee. No fractional Shares will be issued in payment for an SAR, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of shares will be rounded downward to the next whole share. SARs may be granted independent of an option or in connection with an option, or a portion thereof. Any SAR granted in connection with an Option may be granted at the same time as the option or any time prior to such option’s exercise or cancellation, shall cover the same shares as the option, and shall be subject to the same terms and conditions as the option except for such additional limitations as are contemplated in the 2001 Plan or in the award agreement.

•

Other Stock-Based Awards. Other Stock-Based Awards, consisting of awards of shares of unrestricted Common Stock, Restricted Stock, Restricted Stock Units, Performance Shares and awards that are valued in whole or in part by reference to, or are otherwise based on, the fair market value of such shares. The terms and conditions of Other Stock-

38	MOODY’S 2023 PROXY STATEMENT

Based Awards may be set by the Committee, and may include time- and/or performance-based vesting conditions.

Minimum Vesting Requirement. Awards under the 2001 Plan will vest no earlier than the first anniversary of the date of grant, with the exception of up to 5% of the shares reserved under the 2001 Plan.

Transferability. An award shall not be transferable or assignable by the participant other than by will or by the laws of descent and distribution unless such transfer or assignment is approved by the Committee and is consistent with applicable law. During a participant’s lifetime, an award shall be exercisable only by such participant. Notwithstanding the foregoing, the Committee may, in its sole discretion, waive such restrictions on transfer or any part thereof (except with respect to incentive stock options) to the extent such restrictions are not required under the rules promulgated under any law, rule or regulation applicable to the Company.

Change in Control. In the event of a “Change in Control” (as defined in the 2001 Plan), if a participant’s employment is terminated without “Cause” (as defined in the 2001 Plan) or by the participant for “Good Reason” (as defined in the 2001 Plan), in either case within the ninety (90) day period preceding or the two (2) year period following a Change in Control, the following shall occur: (i) each outstanding option and SAR shall become immediately vested and exercisable; (ii) restrictions on awards of Restricted Stock and Restricted Stock Units that do not vest based on the achievement of performance goals shall lapse; and (iii) Other Stock-Based Awards not described in clause (ii) shall become payable in such manner as shall be set forth in the award agreement. Notwithstanding the foregoing, if the acquiror or successor refuses to assume an award or substitute an award of equivalent value (as determined by the Committee in its discretion) in connection with a Change in Control, (A) each Option and SAR shall become immediately vested and exercisable; provided, however, that if such awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person, may provide for (x) the payment of a cash amount in exchange for the cancellation of such award and/or (y) the issuance of substitute awards that will substantially preserve the value, rights and benefits of any affected awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (B) restrictions on awards of Restricted Stock and Restricted Stock Units that do not vest based on performance shall lapse; and (C) Other Stock-Based Awards not described in clause (B) shall become payable in such manner as shall be set forth in the award agreement.

Clawback and Recoupment. All awards granted under the 2001 Plan are subject to the terms of the Company’s clawback policy, as it may be amended from time to time. In addition, any performance-based or other incentive compensation, or any other amount paid to a participant pursuant to an award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to forfeiture and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.

Amendment and Termination. The Board or the Committee may amend, alter or discontinue the 2001 Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except for adjustments in connection with significant events as described above) increase the total number of shares of common stock reserved for the purposes of the 2001 Plan or change the maximum number of shares for which awards may be granted to any Participant, or amend the restriction on repricing in the 2001 Plan, or (b) without the consent of a participant, would impair any of the rights or obligations under any award theretofore granted to such participant under the 2001 Plan; provided, however, that the Board or the Committee

MOODY’S 2023 PROXY STATEMENT	39

may amend the 2001 Plan in such manner as it deems necessary to permit the granting of awards meeting the requirements of the Code or other applicable laws. No award may be granted under the 2001 Plan after the tenth anniversary of the date stockholders approve the plan, but awards theretofore granted may extend beyond that date.

New Plan Benefits

As described above, the selection of participants who will receive awards under the 2001 Plan and the size and types of awards will be determined by the Committee in its discretion. Therefore, the amount of any future awards under the 2001 Plan is not yet determinable and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees. For information regarding the awards granted to our NEOs during 2022 see “Grants of Plan-Based Awards for Fiscal Year 2022” on page 72.

Certain U.S. Federal Income Tax Consequences

The following tax discussion is a brief summary of current U.S. federal income tax law applicable to stock-based awards as of the date of this Prospectus. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A participant’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each participant is urged to consult a tax advisor before exercising any award or before disposing of any Shares acquired under the 2001 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

OPTIONS

The grant of a nonqualified stock option is not a taxable event for the participant and the Company obtains no deduction from the grant of the option. Upon the exercise of a nonqualified stock option, the amount by which the fair market value of the shares of common stock on the date of exercise exceeds the exercise price will be taxed to the participant as ordinary income. The Company will be entitled to a deduction in the same amount. In general, the participant’s tax basis in the shares of common stock acquired by exercising an option is equal to the fair market value of such shares on the date of exercise. Upon a subsequent sale of any such shares in a taxable transaction, the participant will realize capital gain or loss (long-term or short-term, depending on how long the shares were held before the sale) in an amount equal to the difference between his or her basis in the shares and the sale price.

Special rules apply if a participant pays the exercise price upon exercise of options with previously acquired shares of common stock. Such a transaction is treated as a tax-free exchange of the old shares for the same number of new shares. To that extent, the participant’s basis in a portion of the new shares will be the same as his or her basis in the old shares, and the capital gain holding period runs without interruption from the date when the old shares were acquired. The participant will be taxed for ordinary income on the amount of the difference between (i) the fair market value of any new shares received and (ii) the fair market value of any old shares surrendered plus any cash the participant pays for the new shares. The participant’s basis in the additional shares (i.e., the shares acquired upon exercise of the option in excess of the shares surrendered) is equal to the fair market value of such shares on the date the shares were transferred, and the capital gain holding period commences on the same date. The effect of these rules is to defer the date when any gain in the old shares that are used to buy new shares must be recognized for tax purposes.

40	MOODY’S 2023 PROXY STATEMENT

In general, no taxable income is realized by a participant upon the grant of an ISO. If shares are issued to a participant pursuant to the exercise of an ISO granted under the 2001 Plan and the participant does not dispose of such shares within the two (2) year period after the date of grant or within one (1) year after the receipt of such shares by the participant (a “disqualifying disposition”), then, generally (a) the participant will not realize ordinary income upon exercise and (b) upon sale of such shares, any amount realized in excess of the exercise price paid for the shares will be taxed to such a participant as a capital gain (or loss). However, the amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income” in the year the ISO is exercised. The Company will not be entitled to a deduction if the participant disposes of the shares other than in a disqualifying disposition.

If shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares. The Company will be entitled to a deduction generally equal to the amount of the ordinary income recognized by the participant.

STOCK APPRECIATION RIGHTS

The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares or the amount of any cash received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of any shares received upon exercise of a SAR generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains or losses will be taxable as capital gains (long-term or short-term, depending on how long the shares were held before the sale).

OTHER STOCK-BASED AWARDS

Participants that receive grants of Restricted Stock or Restricted Stock Units (including Performance Shares) do not recognize income at the time of the grant of such Restricted Stock or Restricted Stock Units. However, when the Restricted Stock or Restricted Stock Units vest or are paid, as applicable, participants generally recognize ordinary income in an amount equal to the fair market value of the Restricted Stock or Restricted Stock Units at such time, and the Company will receive a corresponding deduction.

POTENTIAL LIMITATION ON COMPANY DEDUCTIONS

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to covered employees (in general, current and certain former named executive officers) in a taxable year to the extent that compensation exceeds $1,000,000. It is expected that compensation attributable to awards under the 2001 Plan, either on their own or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

The Board of Directors recommends that stockholders vote FOR the approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan.

MOODY’S 2023 PROXY STATEMENT	41

The table below sets forth, as of December 31, 2022, certain information regarding the Company’s equity compensation plans (without giving effect to the approval of the 2001 Key Employees’ Stock Incentive Plan, as amended and restated).

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,035,203	(1)	$181.35	16,415,492	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	3,035,203		$181.35	16,415,492
(1)

Includes 2,269,406 options and unvested restricted stock units outstanding under the Company’s 2001 Key Employees’ Stock Incentive Plan, 104,033 options and unvested restricted stock units outstanding under the Risk Management Solutions, Inc. 2015 Equity Incentive Plan and 6,370 unvested restricted stock units outstanding under the 1998 Non-Employee Directors’ Stock Incentive Plan. This number also includes a maximum of 655,394 performance shares outstanding under the Company’s 2001 Key Employees’ Stock Incentive Plan, which is the maximum number of shares issuable pursuant to performance share awards assuming the maximum payout of 200% of the target award for performance shares granted in 2020, 2021 and 2022. Assuming payout at target, the number of shares to be issued upon the vesting of outstanding performance share awards is 327,697.

(2)	Does not reflect unvested restricted stock units or performance share awards included in column (a) because these awards have no exercise price.

(3)

Includes 12,577,447 shares available for issuance as under the 2001 Stock Incentive Plan, of which all may be issued as options and 6,718,549 may be issued as restricted stock, performance shares or other stock-based awards under the 2001 Stock Incentive Plan, 442,093 shares available for issuance as options, shares of restricted stock or performance shares under the Risk Management Solutions, Inc. 2015 Equity Incentive Plan, and 873,572 shares available for issuance as options, shares of restricted stock or performance shares under the 1998 Directors Plan, and 2,522,380 shares available for issuance under the Company’s Employee Stock Purchase Plan.

42	MOODY’S 2023 PROXY STATEMENT

ITEM 3—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

What is being voted on	Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Board Recommendation	The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.

The Audit Committee evaluates the selection of the Company’s independent auditor each year, and has appointed KPMG LLP as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2023. KPMG LLP audited the consolidated financial statements of the Company for the year ended December 31, 2022. In determining whether to reappoint KPMG as the Company’s independent auditor, the Audit Committee took into consideration a number of factors, including: KPMG’s performance on prior audits, and the quality and efficiency of the services provided by KPMG; an assessment of the firm’s professional qualifications, resources and expertise; KPMG’s knowledge of the Company’s business and industry; the quality of the Audit Committee’s ongoing communications with KPMG and of the firm’s relationship with the Audit Committee and Company management; KPMG’s independence; the appropriateness of KPMG’s fees; the length of time the firm has served in this role; the impact of changing auditors; and data on audit quality and performance, including recent PCAOB reports on KPMG LLP and peer firms. Considered together, these factors enable the Audit Committee to evaluate whether the selection of KPMG LLP as the Company’s independent auditor, and the retention of KPMG LLP to perform other services, will contribute to and enhance audit quality. Based on its evaluation, the Audit Committee believes that the continued retention of KPMG LLP to serve as the Company’s independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee has requested the Board of Directors to submit the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2023 to stockholders for ratification as a matter of good corporate governance. If the appointment of KPMG LLP is not ratified by stockholders, the Audit Committee will re-evaluate its selection and will determine whether to maintain KPMG LLP as the Company’s independent registered public accounting firm or to appoint another independent registered public accounting firm.

A representative of KPMG LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2023.

MOODY’S 2023 PROXY STATEMENT	43

PRINCIPAL ACCOUNTING FEES AND SERVICES

AUDIT FEES

The aggregate fees for professional services rendered for (i) the integrated audit of the Company’s annual financial statements for the years ended December 31, 2022 and 2021, (ii) the review of the financial statements included in the Company’s Reports on Forms 10-Q and 8-K, and (iii) statutory audits of subsidiaries, were approximately $6.6 million and $6.7 million in 2022 and 2021, respectively. These fees included amounts accrued but not billed of approximately $3.2 million and $3.1 million in each of the years ended December 31, 2022 and 2021, respectively.

AUDIT-RELATED FEES

The aggregate fees for audit-related services rendered to the Company were approximately $0.3 million and $0.2 million in the years ended December 31, 2022 and 2021, respectively. Such services included employee benefit plan audits.

TAX FEES

The aggregate fees billed for professional services rendered for tax services rendered by the auditors for the years ended December 31, 2022 and 2021 were approximately $0 and $0.2 million, respectively.

ALL OTHER FEES

The aggregate fees billed for all other services rendered to the Company by KPMG LLP for the years ended December 31, 2022 and 2021 were approximately $0 and $0, respectively.

44	MOODY’S 2023 PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below sets forth the number of shares of Common Stock beneficially owned as of the dates indicated below by (i) each director and nominee for director of the Company, (ii) each Named Executive Officer (as defined below), (iii) all directors and executive officers of the Company as a group, and (iv) each person who is known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock (the “Company’s 5% Owners”). Except as noted below, stock ownership information is based on (a) the number of shares of Common Stock beneficially owned by directors and executive officers as of December 31, 2022 (based on information they supplied to the Company), calculated in accordance with SEC rules, and (b) the number of shares of Common Stock held by the Company’s 5% Owners, based on information filed with the SEC by the Company’s 5% Owners. Unless otherwise indicated and except for the interests of individuals’ spouses, the stockholders listed below have sole voting and investment power with respect to the shares indicated as owned by them. Percentages are based upon the number of shares of Common Stock outstanding on December 31, 2022, and, where applicable, the number of shares of Common Stock that the indicated beneficial owner had a right to acquire within 60 days of such date. The table also sets forth ownership information concerning “Stock Units,” the value of which is measured by the price of the Common Stock. Stock units do not confer voting rights and are not considered “beneficially owned” shares under SEC rules.

Name	Shares Beneficially Owned (1)			Number of Shares Subject to Options Which Are or Become Exercisable Within 60 Days of December 31 (2)	Number of RSUs That Vest Within 60 Days of December 31 Stock Units and Dividend Equivalents (3)	Total Beneficial Ownership	Stock Units (4)	Percentage of Shares Outstanding (5)
Jorge A. Bermudez	19,956			0	598			*
Thérèse Esperdy	2,396			0	604			*
Robert Fauber	50,237			78,257	3,561			*
Vincent A. Forlenza	5,059			0	604		478	*
John J. Goggins	12,892			22,604	970			*
Kathryn M. Hill	17,367			0	604			*
Lloyd W. Howell, Jr.	620			0	604			*
Mark Kaye	885			10,969	1,674			*
Raymond W. McDaniel, Jr.	206,238	(6)		276,748	821			*
Jose M. Minaya	0			0	732		102	*
Leslie F. Seidman	9,247			0	598			*
Zig Serafin	480			0	598			*
Stephen Tulenko	3,335			6,391	1,067			*
Bruce Van Saun	6,906			0	604			*
Michael West	5,821			8,944	979			*
All current directors and executive officers as a group (16 people)	342,215			405,296	14,958		580	*
Berkshire Hathaway, Inc.	24,669,778	(7	)(8)					13.47%
Warren E. Buffett, National Indemnity Company, GEICO Corporation, Government Employees Insurance Company, 3555 Farnam Street, Omaha, Nebraska 68131
The Vanguard Group	13,793,180	(9)						7.53%
100 Vanguard Blvd., Malvern, Pennsylvania 19355
BlackRock Inc.	12,949,795	(10)						7.07%
55 East 52nd Street, New York, New York 10055
TCI Fund Management Limited	9,212,287	(11)						5.03%
Christopher Hohn, 7 Clifford Street, London, W1S 2FT, United Kingdom
*	Represents less than 1% of the outstanding Common Stock.

MOODY’S 2023 PROXY STATEMENT	45

(1)	Includes all shares held directly, including those that have been deferred.

(2)	Options that are exercisable and vesting within 60 days of December 31, 2022.

(3)

Consists of: (i) RSUs that have been granted to members of management that vest within 60 days of December 31, 2022; and (ii) dividend equivalents that will convert to shares within 60 days of December 31, 2022.

(4)

Consists of stock units (payable to non-management directors after retirement), the value of which is measured by the price of the Common Stock, received under various non-management director compensation arrangements of the Company and its predecessor. These units do not confer voting rights and are not considered “beneficially owned” shares of Common Stock under SEC rules. Additional stock units accrue over time to reflect the deemed reinvestment of dividends.

(5)

Percentages are based upon the number of shares outstanding as of December 31, 2022 and, where applicable, the number of shares of Common Stock that the individual beneficial owner had a right to acquire within 60 days of such date.

(6)	This amount includes 2,000 shares of Common Stock owned by Mr. McDaniel’s spouse and shares held in family trusts.

(7)

As set forth in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 by Warren E. Buffett, Berkshire Hathaway Inc., National Indemnity Company, GEICO Corporation and Government Employees Insurance Company, (a) each of Mr. Buffett, Berkshire Hathaway Inc. and National Indemnity Company had shared voting power and shared dispositive power with respect to 24,669,778 shares reported in such Amendment No. 3 to the Schedule 13G and (b) each of GEICO Corporation and Government Employees Insurance Company had shared voting power and shared dispositive power with respect to 11,973,928 of such 24,669,778 shares.

(8)

This address is listed in Amendment No. 3 to the Schedule 13G jointly filed with the SEC on February 14, 2014 as the address of each of Mr. Buffett and Berkshire Hathaway Inc. The address of National Indemnity Company is listed as 3024 Harney Street, Omaha, Nebraska 68131; and the address of GEICO Corporation and Government Employees Insurance Company is listed as 1 GEICO Plaza, Washington, D.C. 20076.

(9)

As set forth in Amendment No. 10 to the Schedule 13G filed with the SEC on February 9, 2023 by The Vanguard Group. The Vanguard Group had shared voting power with respect to 237,176 shares, sole dispositive power with respect to 13,203,181 shares and shared dispositive power with respect to 666,812 of their 13,869,993 shares as of December 31, 2022.

(10)

As set forth in Amendment No. 9 to the Schedule 13G filed with the SEC on January 31, 2023 by BlackRock Inc. BlackRock Inc. had sole voting power with respect to 11,672,746 shares and sole dispositive power with respect to 12,949,795 of their 12,949,795 shares as of December 31, 2022.

(11)

As set forth in Schedule 13G jointly filed with the SEC on February 14, 2023 by TCI Fund Management Limited and Christopher Hohn, each of TCI Fund Management Limited an Mr. Hohn had shared voting and shared dispositive power with respect to 9,212,287 shares of their 9,212,287 shares as of December 31, 2022.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10% of a registered class of the Company’s equity securities to file with the SEC reports on Forms 3, 4 and 5 concerning their ownership of, and transactions in, the Common Stock and other equity securities of the Company. As a practical matter, the Company assists its directors and executives by monitoring transactions, and completing and filing reports on their behalf.

Based solely on the Company’s review of copies of such reports filed with the SEC and written representations that no other reports are required, the Company believes that all of its executive officers, directors and those greater-than-10% stockholders that filed any reports for the year ended December 31, 2022 reported all transactions on a timely basis, with the exception of two Form 4 filings for Mr. McDaniel which collectively report three transactions. Those filings were delayed because the notice of the trades from indirectly held trusts, which were made pursuant to pre-arranged trading plans, were not provided in a timely manner by the broker.

46	MOODY’S 2023 PROXY STATEMENT

ITEM 4—ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION

What is being voted on	An advisory resolution approving the compensation of the Named Executive Officers.

Board Recommendation	The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

We are asking stockholders to vote on an advisory resolution approving the compensation of the Company’s executives who are named in the Summary Compensation Table that appears on page 70 (referred to as the “Named Executive Officers” or “NEOs”) of this Proxy Statement. As described in the Compensation Discussion and Analysis section of this Proxy Statement, the goal of the Compensation & Human Resources Committee in setting executive compensation is to provide a competitive total compensation package that assists in the retention of the Company’s executives and motivates them to perform at a superior level while encouraging behavior that is in the long-term best interests of the Company and its stockholders. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of Moody’s NEOs is performance-based and ultimately dependent upon the Company’s achievement of specified goals that are both financial and operating (non-financial) in nature and aligned with stockholder value creation.

We urge stockholders to read the CD&A beginning on page 49 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and were designed to achieve our compensation objectives for 2022, as well as the Summary Compensation Table and related compensation tables and narrative, beginning on page 70, which provide detailed information on the compensation of our NEOs. The Committee and the Board of Directors believe that the policies and procedures articulated in the CD&A are effective in achieving our goals and that the compensation of our NEOs reported in this Proxy Statement has supported and contributed to the Company’s success.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, the Board is asking stockholders to vote at the Annual Meeting on the following advisory resolution approving executive compensation:

RESOLVED, that the stockholders of Moody’s Corporation (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation & Human Resources Committee will review and consider the voting results when evaluating the Company’s executive compensation program.

After consideration of the vote of stockholders at the Company’s 2017 annual meeting of stockholders on the frequency of future say-on-pay resolutions and other factors, the Board determined to hold a vote on an advisory resolution approving executive compensation annually, although it may determine to vary this practice. Accordingly, unless the Board modifies its policy on the frequency of future say-on-pay advisory votes after taking into consideration the stockholders’ vote on the frequency of future say-on-pay advisory votes (as discussed in Item 5, below), the next say-on-pay vote after the Annual Meeting will be held at the Company’s 2024 annual meeting of stockholders.

The Board of Directors recommends a vote FOR the advisory resolution approving executive compensation.

MOODY’S 2023 PROXY STATEMENT	47

ITEM 5—ADVISORY RESOLUTION ON THE FREQUENCY OF FUTURE ADVISORY RESOLUTIONS APPROVING EXECUTIVE COMPENSATION

What is being voted on	An advisory resolution on the frequency of future advisory resolutions approving executive compensation.

Board Recommendation	The Board of Directors recommends a vote, on an advisory basis, to conduct future advisory votes on executive compensation every ONE YEAR.

Pursuant to Section 14A of the Exchange Act, we are required to ask Moody’s stockholders to vote on the frequency of future advisory resolutions approving the Company’s executive compensation (referred to as a “say-on-pay” vote) at least once every six years. Therefore, in this Item 5 we are again asking stockholders to vote on whether future say-on-pay votes should occur every year, every two years or every three years.

At the Company’s 2017 annual meeting of stockholders, Moody’s stockholders voted, on an advisory basis, to hold an annual say-on-pay vote and, after considering the stockholders’ vote and other factors, the Board determined to proceed with an annual vote. We believe that an annual say-on-pay vote gives stockholders a meaningful opportunity to provide regular feedback on our executive compensation programs. In addition, an annual say-on-pay vote provides an opportunity for the Compensation & Human Resources Committee and the Board of Directors to evaluate the results of the most recent say-on-pay vote, to discuss the implications of that vote with stockholders to the extent needed, and to begin developing and implementing any adjustments to the Company’s executive compensation programs that may be appropriate in light of past say-on-pay votes. Nevertheless, since these programs are designed to reward long-term performance and operate over a period of years, we also encourage our stockholders to evaluate our executive compensation programs over a multi-year horizon and review our NEOs’ compensation over the past three fiscal years as reported in the Summary Compensation Table on page 70.

For the reasons outlined above, the Board recommends that say-on-pay votes occur every year. We look forward to the input that our stockholders provide through this advisory vote on the frequency of future say-on-pay votes, and we will carefully consider and take into account our stockholders’ views when determining how often to conduct future say-on-pay votes. Stockholders will be able to specify one of four choices for this item on the proxy card: One Year, Two Years, Three Years or Abstain. Stockholders are not voting to approve or disapprove the Board’s recommendation, and the vote is not binding on the Board. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct say-on-pay votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

The Board of Directors recommends a vote, on an advisory basis, to conduct future advisory votes on executive compensation every ONE YEAR.

48	MOODY’S 2023 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

Moody’s executive compensation programs are designed to foster and maintain a strong, capable, experienced and motivated executive team with the ability to manage the business during challenging times and to evolve as market practices warrant by aligning compensation with business performance and the interests of our stockholders. This discussion and analysis provides a guide to Moody’s executive compensation programs and explains the decisions of the Compensation & Human Resources Committee (in this discussion, also referred to as the “Committee”) regarding 2022 compensation for Robert Fauber, the Chief Executive Officer (the “CEO”), and the other executive officers named in the Summary Compensation Table on page 70 (together with the CEO, the “Named Executive Officers” or “NEOs”).

EXECUTIVE SUMMARY

The Company reported revenue of $5.5 billion, reflecting continued resilience in the midst of various macroeconomic challenges. Moody’s Investors Service, Inc. (“Moody’s Investors Service” or “MIS”) revenue decreased 29% from 2021 as issuers faced rising interest rates and ongoing economic uncertainty. Moody’s Analytics, Inc. (“Moody’s Analytics” or “MA”) revenue increased 15% from 2021, driven by contributions from acquisitions and strong demand for its risk assessment solutions.

2022 financial performance measures for the Company include:

•  2022 revenue of $5.5 billion, down 12% from 2021;

•  2022 GAAP earnings per share of $7.44, down 37% from 2021; 2022 adjusted earnings per share of $8.57, down 30% from 2021;*

•  2022 operating income of $1.883 billion, down 34% from 2021; 2022 adjusted operating income was $2.328 billion, down 25% from 2021. Adjusted operating income excludes the impact of depreciation and amortization, restructuring charges/adjustments;* and

•  achievement of 103% of the Company’s three-year profitability performance target.

These operating and financial performance achievements formed the basis for the Committee’s award determinations.

•  For the NEOs, cash incentive awards ranged from 54% of target to 112% of target. This level of payout reflects Moody’s business performance and results outlined above.

•  The annual long-term incentive grants awarded to the NEO group in 2022 (excluding the CEO) increased in the aggregate by approximately 17% from the value of the annual 2021 awards. This increase brings long-term incentive levels and total compensation closer to market and recognizes the Company and each NEO’s prior year performance.

•  The performance share cycle ended December 31, 2022 resulted in a payout of 89.6% of target for MIS, 101.6% of target for MA and 99.3% of target for Moody’s Shared Services, Inc., in each case of performance shares granted for the 2020-2022 performance cycle.

*    See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in Moody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for information on these adjusted measures, including a reconciliation of these adjusted financial measures to the most directly comparable generally accepted accounting principles (“GAAP”) financial measures.

MOODY’S 2023 PROXY STATEMENT	49

2022 Compensation Highlights

•  As previewed last year, the Company redesigned its annual cash incentive plan in 2022 in an effort to drive further alignment across the Company’s segments so that cash incentives reflect the achievement of shared financial and non-financial objectives in support of the Company’s overall strategic direction and priorities. A primary aspect of overall the redesign was to have a single global incentive compensation scorecard, resulting in funding of annual cash incentives based on the financial and non-financial performance of both business units as well as overall corporate performance, for all annual cash incentive plan participants.

•  For the 2022- 2024 performance share program, the Company aligned all performance share participants to the same metrics and weighting, instead of entity-specific measurements.

•  The Committee believes that the 2022 annual cash incentive plan redesign and performance share program’s metric alignment will help to support the “One Moody’s” approach of closer alignment between MIS and MA business priorities, motivating all participating employees to work towards unified strategic imperatives that are critical to the Company’s continued long-term success.

Stockholder Returns

The following graphs compare the total one- and three-year cumulative stockholder returns of the Company to the performance of Standard & Poor’s Stock 500 Composite Index.

MCO Stock 1 Year Total Return	MCO Stock 3 Year Total Return

The comparisons included in the MCO Stock Total Return graphs above assume that $100.00 was invested in the Company’s Common Stock and in the S&P 500 Composite Index on December 31, 2019 and December 31, 2021, respectively. The comparisons also assume the reinvestment of dividends, if any. The one-year total return for the Common Stock was -27.81% as compared with a total return during the same period of -18.17% for the S&P 500 Index. The three-year total return for the Common Stock was 20.65% as compared with a total return during the same period of 24.71% for the S&P 500 Index.

As compared to its peer group (as described beginning on page 53), Moody’s total shareholder return (“TSR”), which is defined as the annualized rate of share price appreciation plus the reinvestment of dividends, was at the 31st percentile among the peers for the one-year period ending December 31, 2022 and at the 54th percentile for the three-year period ending December 31, 2022.

50	MOODY’S 2023 PROXY STATEMENT

EXECUTIVE COMPENSATION GOVERNANCE HIGHLIGHTS

The Company operates under governance standards that it believes best serve its stockholders, while also incorporating certain “best practices” in governance and executive compensation, including the following:

What We Do

Long-Term Performance-Based Shares–The Company grants three-year performance share awards that vest based on the attainment of three performance metrics comprised of earnings per share, adjusted for certain non-recurring items as approved from time to time (“MCO EPS for Compensation Purposes”), Moody’s Investors Service’s ratings accuracy performance (“MIS Ratings Performance”), and MA Cumulative Revenue. For 2020-2022 performance share awards, which settled in early 2023, Moody’s Analytics’ cumulative sales (including sales from entities acquired in acquisitions) (“MA Sales for Compensation Purposes”) was used instead of MA Cumulative Revenue.

Minimum One-Year Vesting Period for Equity Awards–The Company’s 2001 Key Employees’ Stock Incentive Plan (the “2001 Stock Incentive Plan”) imposes a minimum one-year vesting period for all equity awards granted under such plan on or after April 15, 2019, subject to certain limited exceptions.

Balanced Mix of Equity Awards–NEOs generally are granted a balanced mix of annual long-term equity awards split 20% in stock options, 20% in restricted stock units (“RSUs”) and 60% in performance shares.

Clawback Policy–Annual cash incentive awards, performance-based share awards and other equity awards are subject to the Company’s clawback policy under which the Company has the right to require forfeiture of, or seek to recoup, all or any portion of the value of the proceeds from such award in the case of a significant or material financial restatement, a restatement resulting from fraud or other misconduct, or material financial harm to the Company resulting from unlawful activity, fraud or intentional or willful misconduct.

Stock Ownership Guidelines–The Company has robust stock ownership guidelines for its executives (including the NEOs) and non-management directors, as well as a requirement that executives who are subject to the Company’s guidelines retain a significant percentage (75%) of the net shares received through equity awards until satisfying their ownership goals.

Anti-Hedging and Anti-Pledging Policy–The Company prohibits executive officers, directors and their family members from (i) making “short sales” of Moody’s securities; (ii) engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities; (iii) holding Moody’s securities in margin accounts or buying Moody’s securities on margin; and (iv) pledging Moody’s securities as collateral for a loan.

What We Don’t Do

No Dividend Accruals–Dividends do not accrue on unvested performance shares. In addition, dividend equivalents on RSUs are not paid unless and until the underlying RSU has vested.

No Executive Employment Agreements–The Company does not maintain employment agreements with its U.S. executives, including the NEOs.

MOODY’S 2023 PROXY STATEMENT	51

No Single-Trigger Payments upon a Change in Control–The Company does not provide “single-trigger” cash payments that are prompted solely by a change in control and unvested equity awards granted to the Company’s executive officers do not provide for accelerated vesting or settlement solely upon a change in control when the surviving company assumes the equity awards.

Limited Executive Perquisites–The Company does not provide perquisites or other personal benefits with an aggregate incremental cost to the Company of more than $10,000 to any of its NEOs.

No Tax Gross-Ups on Perquisites or Change in Control Payments–The Company does not provide any tax gross-ups on perquisites or change in control payments to Moody’s executive officers.

PHILOSOPHY OF THE EXECUTIVE COMPENSATION PROGRAM

Moody’s executive compensation program is designed to:

•	Link a substantial part of each executive’s realized compensation to the achievement of the Company’s financial and operating objectives and to the individual’s performance.

•	Align executives’ rewards with changes in the value of stockholders’ investments.

•

Provide a competitive total compensation package that will motivate the Company’s executives to perform at a superior level and assist in incentivizing and retaining the executives. When designing the total compensation package, we compare data to that of a group of select peer companies and the broader financial services industry, as discussed further in the “Peer and Market Review” section, below.

We implement these pillars of our philosophy by:

•

awarding the NEOs annual cash incentive compensation that is based on the Company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual, qualitative and largely operational (non-financial) accomplishments and performance during that year;

•	using Company performance as the primary factor in determining the annual cash incentive compensation payouts;

•

establishing the targeted annual long-term equity award mix for all NEOs at 20% options, 20% RSUs and 60% performance shares, in order to tie realizable compensation directly to pre-established performance goals and future increases in stockholder value;

•

providing long-term equity-based incentives in the form of (i) performance shares that are earned following the completion of a three-year performance period only if certain performance goals are met or exceeded, (ii) stock options that deliver value to the executives only if share price increases from the date the awards are granted and (iii) RSUs that help to retain executives over a four-year vesting period and increase or decrease in value with share price appreciation or depreciation; and

•

establishing a range of performance goals for performance shares, which for the 2022-2024 performance shares included MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue. Starting with the 2022 awards, the performance share criteria is the same for all performance share recipients.

These factors contribute to variations in actual and target compensation levels. Moody’s believes it is important to exercise discretion and judgment in order to attract and retain superior talent and to reward officers with a greater scope of responsibilities or deeper experience than their peers within the

52	MOODY’S 2023 PROXY STATEMENT

peer group and/or the broader financial services market. Based on the Committee’s analysis of the above, and consideration of a recommendation from the Company’s CEO (other than with respect to his own compensation), the Committee establishes a targeted total direct compensation level for each NEO that it believes is competitive and aligned with stockholder value.

PEER AND MARKET REVIEW

Meridian, the Committee’s independent compensation consultant, annually reviews the peer group. Based on the consultant’s review, management makes recommendations for changes to the composition of the peer group subject to Committee approval. As a result of the Committee’s review in 2021, IHS Markit Ltd. and Nielsen Holdings plc were removed from the group, and MSCI Inc. was added to the group for use in benchmarking 2022 compensation levels. The balance of the peer companies was deemed to continue to be appropriate with regard to a comparison of the size, revenue and market capitalization of Moody’s. For 2022, the peer companies were:

CME Group Inc.	Intercontinental Exchange, Inc.	S&P Global
Equifax Inc.	Invesco Ltd.	Thomson Reuters Corp.
Fidelity National Information Services	MSCI Inc.	TransUnion
Fiserv Inc.	Nasdaq, Inc.	Verisk Analytics, Inc.
Gartner Inc.	T. Rowe Price Group, Inc.

This group, the Committee believes, appropriately reflects the companies with which Moody’s competes for business and executive talent. This group also appropriately reflects the companies against which Moody’s financial performance is measured, as it includes firms that:

•	Provide analytics products and services in addition to credit risk analysis;

•	Provide company and industry credit research and business information services;

•	Had median revenue of $6.1 billion for the trailing 12-month period ending December 31, 2021 (Moody’s 2021 revenue equaled $6.2 billion); and

•

Had a median six-month average market capitalization of $48.9 billion as of December 31, 2021 (Moody’s six-month average market capitalization equaled approximately $71.0 billion as of December 31, 2021).

In addition to reviewing compensation practices and pay levels within the Company’s peer group, the Committee looks at the broader financial services industry’s compensation data furnished by management’s compensation consultant, Aon Consulting, and reviewed by Meridian, the Committee’s consultant.

MOODY’S 2023 PROXY STATEMENT	53

The table below reflects Moody’s percentile ranking and absolute rank against the peer group for revenues, market capitalization, assets and TSR as of December 31, 2022.

1.	Rank is reported highest to smallest (1= highest and 15 = lowest)

2.	Data reflects trailing 12-month Revenues and Assets at quarter end as of December 31, 2022

3.	Market Capitalization reflects 6 month average as of December 31, 2022

4.	Total Shareholder Return (TSR) is as of December 31, 2022

Meridian provided the Committee and management with total direct compensation data from these peer group entities along with analyses of each element of compensation. The comparison groups’ information is reviewed in quartile ranges, beginning with the 25th percentile.

The Company’s compensation philosophy generally is to target the market 50th percentile for base salary, target annual incentives, long-term incentives and target total compensation. The Company has also found that targeting the 50th percentile has allowed it to retain key talent and remain competitive in the marketplace. However, an executive’s positioning against market may be above or below such target positioning based on a number of additional factors that the Committee uses when establishing targeted total direct compensation, including: skills, performance, tenure, retention risk, seniority, market conditions and the unique nature of Moody’s business.

For 2022, the target total direct compensation opportunity for the NEOs ranged from the 21st percentile to the 68th percentile of the peer group. The Company believes that its benefits and perquisites are in line with market practice.

54	MOODY’S 2023 PROXY STATEMENT

ELEMENTS OF MOODY’S COMPENSATION PROGRAM

The following table lists the elements of Moody’s 2022 executive compensation program and the primary purpose of each:

Base Salary
Form	Fixed Compensation in Cash

Objectives and Basis	Base salary is intended to provide a level of pay that is appropriate given professional status, job content, market value, accomplishments and internal equity.

Annual Cash Incentives
Form	At Risk Compensation in Cash

Objectives and Basis

Annual cash incentives are intended to reward performance and assist in motivation and retention of management.

Award payouts are finalized at the Committee’s February meeting following the performance year in question; payouts primarily reflect: (i) the Company’s financial performance measured by (a) MIS operating income, (b) MA operating income and (c) MA Sales, with adjustments to exclude the effects of foreign exchange rate fluctuations and the cost of restructuring and other material non-recurring or unusual items applied to all three metrics and (ii) a qualitative assessment of certain strategic and operational metrics, but on occasion have been reduced or modestly increased based upon the outcome of an extensive review of each NEO’s performance against his annual objectives. Actual payouts are typically made at the beginning of March following the performance year in question.

Awards customarily are made under the 2004 Moody’s Corporation Covered Employee Cash Incentive Plan, as amended (the “2004 Plan”), although the Committee retains discretion to pay cash incentives outside of the 2004 Plan when circumstances warrant.

Long-Term Incentive Compensation
Form	At Risk Compensation in Stock Options, Performance Shares and RSUs

Objectives and Basis

To help balance the need to motivate the NEOs to drive long-term stockholder value, manage the number of shares used to deliver equity awards, and allow the Company to measure and reward a broader set of long-term goals, the Committee delivers equity incentive compensation through a combination of RSUs, performance shares, and stock options.

Stock options have a strike price of no less than 100% of the average of the high and the low market price of the Common Stock on the date of grant and vest based on continued service over four years in annual 25% increments, which means that executives: (i) will realize value from their awards only if the market price of the Company’s stock has appreciated above the options’ exercise price after the options have vested, and (ii) will be motivated to remain with the Company due to the multi-year vesting schedule. Stock options expire 10 years after the applicable grant date.

Performance shares are earned following the completion of a three-year performance period only if pre-established performance goals are met or exceeded. For the 2022-2024 performance period, these performance goals are based on MCO EPS for Compensation Purposes (weighted at 50%), MIS Ratings Performance (weighted at 25%) and MA Cumulative Revenue (weighted at 25%). The number of performance shares treated as

MOODY’S 2023 PROXY STATEMENT	55

vested and the corresponding number of shares actually issued to an employee as payout at the end of the three-year performance period may be less than the number determined by the performance goal formula at the discretion of the Committee.

RSUs vest equally in four annual installments, provided there is continued employment through each such vesting date. Such awards motivate executives to remain with the Company due to the multi-year vesting schedule and align executive and stockholder interests.

In 2022, equity award grants were made five business days after the release of the Company’s year-end earnings.

Perquisites
Form	Limited

Objectives and Basis	Moody’s does not provide perquisites or other personal benefits with an aggregate incremental cost to the Company of more than $10,000 to any of its NEOs.

Retirement Benefits
Form	Broad-based tax-qualified and non-tax qualified plans

Objectives and Basis

Defined Contribution Plans. Moody’s offers its U.S. employees, including the NEOs, the opportunity to participate in a tax-qualified defined contribution plan, the Profit Participation Plan, and offers highly compensated senior management, including the NEOs who reside in the U.S., a voluntary deferred compensation plan (the “Moody’s Corporation Deferred Compensation Plan” or “DCP”).

The primary purpose of the DCP is to allow certain employees to make pre-tax deferrals into a non-qualified plan and to receive the maximum company match on compensation without regard to Internal Revenue Service (“IRS”) limits that apply to the Profit Participation Plan. The Company match only applies to deferrals in excess of the IRS limit on compensation that can be taken into account under a tax-qualified defined contribution plan. In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

Additional information regarding the DCP is found beginning on page 77.

Defined Benefit Plans. Certain NEOs based in the U.S. participate in the tax-qualified Moody’s Corporation Retirement Account (the “Retirement Account”) and the non-qualified Pension Benefit Equalization Plan (“PBEP”) which restores benefits that cannot be delivered through the Retirement Account due to IRS qualified plan limits. There are no active participants in the Supplemental Executive Benefit Plan (“SEBP”). Any vested SEBP benefits as of December 31, 2018 that were “grandfathered” to Mr. Goggins as a result of his removal from SEBP participation will be paid pursuant to the terms of the SEBP. All three of these pension plans have been closed to new participants since 2008.

More details regarding the Retirement Account, the PBEP and the SEBP are provided in the narrative following the Pension Benefits Table for 2022 on page 75.

56	MOODY’S 2023 PROXY STATEMENT

WEIGHTING OF ELEMENTS—FIXED VERSUS “AT RISK” COMPENSATION

The Committee, based on the recommendations of the CEO (excluding with respect to his own pay) and the Committee’s independent compensation consultant, Meridian, determined that the large majority of an NEO’s total direct compensation package (which includes salary, long-term incentive compensation and target annual cash incentive compensation) should be “at risk,” meaning the amounts that may ultimately be realized by an executive can vary based on performance. The “at risk” elements of an NEO’s direct compensation are delivered in the form of annual cash incentives and long-term equity awards consisting of stock options, RSUs and performance shares. The Committee concluded that approximately 5% to 25% of the NEO group’s target total direct compensation should be fixed and approximately 75% to 95% should be in the form of “at risk” compensation for 2022 as illustrated below. All percentages are based on salary and target figures as of December 31, 2022.

Chief Executive Officer Mix of Pay Elements	Other Named Executives Average Mix of Pay Elements

	Total Target Direct Compensation (1)
Name	% that is Base Salary	% that is Target Annual Incentive	% that is Target Equity	% that is At Risk (2)
Robert Fauber	8%	17%	75%	92%
Mark Kaye	18%	23%	59%	82%
John J. Goggins	24%	22%	54%	76%
Stephen Tulenko	18%	22%	60%	82%
Michael West	19%	25%	56%	81%

(1)

Total Target Direct Compensation is the sum of the base salary, target annual cash incentive and grant date fair value of equity awards. All percentages are based on salary and target annual cash incentive figures as of December 31, 2022.

(2)	Includes annual cash incentive target award amount and grant date fair value of equity awards.

MOODY’S 2023 PROXY STATEMENT	57

2022 COMPENSATION DECISIONS

BASE SALARY

The base salaries of the NEOs as of December 31, 2022 and 2021 are listed below:

	Base Salary
Name	2021 Base Salary	2022 Base Salary	Percentage Change
Robert Fauber	$900,000	$1,000,000	11.11%
Mark Kaye	575,000	775,000	34.78%
John J. Goggins	550,000	550,000	0%
Stephen Tulenko	525,000	600,000	14.29%
Michael West	525,000	600,000	14.29%

The base salary increases approved in 2022 for Messrs. Fauber, Kaye, Tulenko and West were designed to bring their base salary levels to within a competitive range of the market for each NEO’s compensation. Specifically, for Messrs. Tulenko and West, given the significant difference in their base salaries to the competitive range of the market, the market adjustment will be implemented over multiple years starting in 2022.

ANNUAL CASH INCENTIVES

Cash incentives for 2022 were paid out at 54% to 112% of target based upon financial, strategic and operational, and individual performance.

2022 Annual Cash Incentive Program Payouts

This year’s Company financial performance resulted in funding for the NEOs under the 2004 Plan, with the resulting annual cash incentive awards as shown in the table below:

Name	2022 Target Annual Cash Incentive	2022 Maximum Annual Cash Incentive	2022 Actual Cash Incentive Paid	Percentage of Target Paid
Robert Fauber (1)	$2,000,000	$4,000,000	$1,628,000	81.4%
Mark Kaye (2)	1,000,000	2,000,000	814,000	81.4%
John J. Goggins	500,000	1,000,000	375,000	75.0%
Stephen Tulenko (3)	750,000	1,500,000	840,000	112.0%
Michael West (4)	800,000	1,600,000	434,000	54.3%

(1)	Mr. Fauber’s target cash incentive opportunity under the 2004 Plan increased from $1,700,000 to $2,000,000.

(2)	Mr. Kaye’s target cash incentive opportunity under the 2004 Plan increased from $700,000 to $1,000,000.

(3)	Mr. Tulenko’s target cash incentive opportunity under the 2004 Plan increased from $600,000 to $750,000.

(4)	Mr. West’s target cash incentive opportunity under the 2004 Plan increased from $600,000 to $800,000.

Similar to their base salary increases, the annual cash incentive program targets increased in 2022 for Messrs. Fauber, Kaye, Tulenko and West in order to bring their overall target cash compensation to a competitive range of the market levels.

Process for Determining Annual Cash Incentives

•

Financial Performance Goals. Two thirds of the cash incentive payout for each NEO is based on the Company’s financial performance against pre-established Company financial goals. For 2022, the portion of the potential cash incentive payout associated

58	MOODY’S 2023 PROXY STATEMENT

with the Company’s financial performance for all NEOs was based MIS Operating Income, MA Operating Income and MA Sales.**

For 2022, the financial performance goal was based on the Company’s annual budget plan incorporating stretch objectives. The Committee sets target performance goals that are intended to motivate performance by being aspirational and challenging, but achievable. When the Committee set the NEOs’ targets, there was an expectation that substantially exceeding the targets would require extraordinary efforts individually and collectively. Therefore, in order to receive the maximum cash incentive payments, earnings performance would generally have to exceed targets by more than 20%, reflecting extraordinary performance.

•

Strategic & Operational (S&O) Measure. This measure represents one-third of the cash incentive payout for each NEO and is a qualitative assessment of strategic and operational metrics tied to key non-financial business objectives, such as sustainability and DE&I goals, that contribute to the Company’s business success and is approved by the Committee at the beginning of the performance period. To perform the assessment and measure progress, the Company has defined firm-wide S&O priorities. Within each priority, specific Objectives and Key Results (OKRs) have been established and assigned owners to increase accountability. This OKR framework represents an evolution of the S&O metrics, as management thoughtfully determines the business outcomes it wants to achieve and carefully reviews key metrics to measure those outcomes. The S&O metrics focus areas in 2022 were:

•	sharpen focus on customers – by evaluating any improvement in the Company’s Net Promoter Score and its organic Annualized Recurring Revenue figure;

•	invest with intent to grow and scale – by measuring the success of acquisitions and new product launches;

•	collaborate, modernize and innovate – by improving interoperability of our data and solutions across the Company, enhancing customer offerings and increasing the speed to market for product delivery;

•	developing the Company’s people, culture and sustainability – by focusing on Diversity, Equity & Inclusion, a sustainable workplace and employee engagement and retention;

•	prudently managing risk – by assessing and monitoring risks, such as vendor risks, to ensure risks remain within established risk levels; and

•	advancing corporate sustainability.

Following the conclusion of the performance period, the CEO first provides his assessment regarding the Company’s achievement within each focus area for consideration by the Committee. The Committee then evaluates the CEO’s assessment against the year’s goals, considering: (i) the specific indicators for each metric; (ii) each indicator’s relative importance and degree of difficulty; (iii) whether final performance for each indicator was directionally consistent with expectations, or above/below

**

While the Company reports its financial results in accordance with GAAP, financial performance targets and results under the Company’s incentive plans are based on adjusted financial measures. Adjusted financial measures are permitted by those plans and are approved by the Compensation & Human Resources Committee. Management reviews adjustments from GAAP measures to adjusted measures for compensation purposes with the Compensation & Human Resources Committee to assure the Committee that performance is evaluated on a basis that takes into account the way the goals were set and maintains executive accountability for performance. These metrics and the related performance targets are relevant only to Moody’s executive compensation program and should not be used or applied in other contexts.

MOODY’S 2023 PROXY STATEMENT	59

expectations (noting that measurement may be more or less precise, depending on the nature of the metric); and (iv) whether there were any mitigating factors (positive or negative) arising from changes in business circumstance during the year.

•

Adjustment for Individual Performance. The cash incentive amount approved for each NEO may be reduced or modestly increased from the initial determination based upon an extensive assessment of that individual’s performance against qualitative, largely operational objectives established for the year. These are described below under “Individual Performance.”

•

Maximum and Minimum Funding. For the 2022 plan year, the maximum incentive payout opportunity was 200% of target. Subject to the Committee’s judgment, performance below an established threshold would result in no funding. The Committee continues to be rigorous in its oversight of incentive metrics, goals and the relationship between performance and pay.

•	Peer Group Comparison.

•

With assistance from the Committee’s compensation consultant, Meridian, the Committee conducted a review in 2022 of the sensitivity of the payout curves utilized for the cash incentive plan compared to its peer group.

•

This 2022 review confirmed that the relationship between Company performance and cash incentive payouts is more demanding than typical market practice. For the upside incentive opportunity above target, the Company’s payout at maximum performance levels generally requires higher performance improvement than its peers and the general industry require.

•	For the downside opportunity (“threshold” payout) below target under Moody’s plan, threshold performance generates a lower minimum payout than is typical for peers and the general industry.

2022 ANNUAL CASH INCENTIVE PROGRAM PERFORMANCE RESULTS

Financial, Strategic and Operational Performance Goals.

For 2022, the financial performance measure was weighted 67% and the strategic and operational performance measures were weighted 33% for each of the NEOs.

NEO Performance Metrics

Performance in-line with the Company’s budget for MIS Operating Income, MA Operating Income and MA Sales for Compensation Purposes would result in 100% funding of the target cash incentive pool allocated to the financial metric. The maximum incentive funding opportunity was 200% of target. This incorporates maximum incentive funding opportunity of 200% for each of the financial performance

60	MOODY’S 2023 PROXY STATEMENT

metric and the Strategic and Operational metrics. Performance below an established threshold would result in no funding with respect to that metric.

The 2022 financial performance goal for threshold, target and maximum funding levels, as well as actual 2022 performance, are set forth below. While the Committee’s decisions are informed by these financial results, the Committee retains the ability to make adjustments to the final evaluation of performance and set funding levels accordingly.

ANNUAL INCENTIVE FUNDING FINANCIAL METRICS

Individual Performance. The Committee retains the discretion to set individual award payouts under the 2004 Plan based upon its subjective evaluation of the NEO’s performance against operational objectives established for the year. For 2022, the individual performance goals evaluated when determining each NEO’s actual annual incentive award payouts are described below.

•

Mr. Fauber: The Committee determined, based on Mr. Fauber’s (i) contributions to the Company’s financial performance and extensive cost management efforts, after considering below target MCO Operating Income for Compensation Purposes; (ii) continued efforts to improve overall operating effectiveness and prudent expense management; (iii) support of growth and diversification of the Company’s business by championing the Company’s integrated risk assessment strategy and delivering on key strategic priorities; (iv) deployment of a firm-wide customer sentiment program to support sharpening the Company’s focus on customers; (v) contributing to talent attraction and retention, by enhancing employee engagement and supporting organizational transformation initiatives as well as simultaneously coordinating the Company’s geolocation strategy; (vi) communication of an appropriate tone at the top with respect to compliance, risk management and internal controls; (vii) oversight of regulatory processes in order for MIS to continue to operate independently and to maintain quality; (viii) coordination of

MOODY’S 2023 PROXY STATEMENT	61

management and communication of litigation and regulatory risk with market participants and employees; (ix) being the Company’s leader with respect to many DE&I initiatives, helping to build an inclusive culture to support innovation, employee engagement and accountability for strengthening diversity efforts in the Company’s recruitment and promotion efforts; and (x) overseeing the Company’s various sustainability initiatives, to pay Mr. Fauber 81% of his target annual cash incentive.

•

Mr. Kaye: The Committee determined, based on Mr. Kaye’s (i) contributions to the Company’s financial performance and extensive cost management efforts, after considering below target MCO Operating Income for Compensation Purposes; (ii) coordination of financial requirements for executing on the Company’s strategies; (iii) overseeing the overhaul of earnings call materials and the Company’s messaging in order to provide transparency and enhanced disclosure of the Company’s performance; (iv) continued oversight of the transformation of the finance organization, through self-service platforms providing real-time access to visual models, while concurrently heightening controls, governance, efficiency and customer satisfaction; (v) effective capital management, including execution of the Company’s share repurchase program, cash management programs, debt issuances and redemptions of outstanding notes; (vi) demonstrated commitment to DE&I by helping to build an inclusive culture to support innovation and engagement and strengthen diversity efforts in the Company’s recruitment and promotion efforts; (vii) enhancing and empowering the Finance employees with training to improve digital and operational efficiency skill-sets; (viii) management of the Company’s independent registered public accounting firm; and (ix) advancement of the Company’s sustainability programs and contributing to the Company’s leadership with respect to sustainability disclosures and reporting, to pay Mr. Kaye 81% of his target annual cash incentive.

•

Mr. Goggins: The Committee determined, based on Mr. Goggins’ (i) management of the Company’s legal risk, all material litigation matters and governmental investigations, while balancing business requirements and helping to advance the Company’s strategy; (ii) mitigation of contingent liabilities for products and services as well as advising on new products and he use of new technologies; (iii) coordination with market participants about regulatory affairs and engagement with regulators and legislators globally; (iv) management of all key components of the Company’s compliance function and preparation for examinations by regulatory bodies as well as supporting the new Chief Compliance Officer’s transition into his role; (v) support of the Company’s business initiatives, including the coordination of legal, regulatory and contractual requirements related to expansion outside the U.S.; (vi) providing support and guidance for acquisitions and joint ventures; (vii) being a champion of the Company’s many DE&I initiatives, acting as an executive sponsor of a Business Resource Group, and helping to build an inclusive culture to support innovation and engagement and strengthen diversity efforts in the Company’s recruitment and promotion efforts; and (viii) supporting the Company’s various sustainability initiatives, to pay Mr. Goggins 75% of his target annual cash incentive.

•

Mr. Tulenko: The Committee determined, based on Mr. Tulenko’s (i) contributions to the Company’s financial performance including delivering 10% growth in annualized recurring revenue, which is a key focus area, and improvement in the MA adjusted operating margin, supported in part by cost efficiency practices; (ii) successful product strategy initiatives, including in areas like Know-Your-Customer, Banking, Insurance and Research; (iii) expansion of sales capacity, including onboarding new sales reps and developing additional capabilities across the global sales organization; (iv) support of integration initiatives, specifically with respect to RMS and the Know-Your-Customer businesses;

62	MOODY’S 2023 PROXY STATEMENT

(v) managing the integration of the ESG business into MA with a renewed strategic focus; (vi) implementation of a comprehensive customer sentiment program across MA to sharpen focus on customers; (vii) significant external recognition for MA and a range of product offerings; (viii) focus on risk management including business resiliency; (ix) effective organizational management, emphasizing values of customer focus, innovation, commercial and operational effectiveness as well as employee development; (x) promotion of the Company’s many DE&I initiatives, by helping to build an inclusive culture to support innovation, drive employee engagement and working to strengthen diversity efforts in the Company’s recruitment and promotion efforts; (xi) support of the Company’s various sustainability initiatives; and (xii) enhancement of MA’s competitive position with respect to its peers, to pay Mr. Tulenko 112% of his target annual cash incentive.

•

Mr. West: The Committee determined, based on Mr. West’s (i) contributions to the Company’s financial performance and extensive cost management efforts, after considering below target MCO Operating Income for Compensation Purposes; (ii) advancement of MIS’s strategic initiatives and geographic expansion, including the rollout of more than 10,000 ESG Credit Impact Scores and acquisition of majority control of GRC in Africa; (iii) successful management of customer engagement, customer satisfaction and delivery and oversight of an effective market engagement program; (iv) prudent ratings management and supervision of a robust and transparent global ratings framework, especially during a challenging macroeconomic environment; (v) continued promotion of strong rating agency controls through the development of a rigorous risk management program and adherence to regulation; (vi) demonstrated commitment to training of staff including with respect to Moody’s University; (vii) working to improve technology data and interoperability; (viii) promotion of the Company’s many DE&I initiatives, by helping to build an inclusive culture to support innovation and engagement and working to strengthen diversity efforts in the Company’s recruitment and promotion efforts; and (ix) support of the Company’s various sustainability initiatives, to pay Mr. West 54% of his target annual cash incentive.

LONG-TERM EQUITY INCENTIVE COMPENSATION

2022 Long-Term Equity Incentive (“LTI”) Mix

The Committee evaluates the long-term equity incentive mix on an annual basis to determine what arrangement best aligns the NEO’s compensation with Moody’s stockholders and maintains the NEO’s focus on financial and operational performance. For 2022, the Committee retained the same mix of performance shares, RSUs and stock options that it approved for 2021.

Performance shares (60% of Total Annual LTI). The performance shares will be earned following the completion of a three-year performance period if certain cumulative performance goals are met or exceeded. The number of performance shares that vest and are actually issued to an employee following the end of the three-year performance period may be less than the number determined by the performance goal formula at the discretion of the Committee. For the 2022-2024 performance period, MCO EPS for Compensation Purposes, MIS Ratings Performance and MA Cumulative Revenue were again used as the performance metrics. These metrics will be adjusted to exclude the net impact of restructuring charges, and other material, non-recurring, unusual items. MA Cumulative Revenue was retained as it aligns with the strategic growth initiatives for the MA business, while MCO EPS for Compensation Purposes and MIS Ratings Performance incent management to consider the long- and medium-term impact of business decisions. The three metrics provide a balance of financial and

MOODY’S 2023 PROXY STATEMENT	63

operational factors for business success and incentivize all NEOs to contribute to the Company’s overall profitability.

2022 PERFORMANCE MEASURE WEIGHTINGS

RSUs (20% of Total Annual LTI). The RSUs granted in February 2022 vest equally in four annual installments beginning on March 1, 2023, generally subject to continued service through each such vesting date. In continuing to grant RSUs in 2022, the Committee considered the need to manage the number of shares used to deliver equity awards, to closely align a portion of executive compensation directly to stock price performance, and to help provide retention incentives.

Stock options (20% of Total Annual LTI). Stock options vest over four years in annual 25% increments, generally subject to continued service through each vesting date, which means (i) executives will realize value from their awards only if the market price of the Company’s stock has appreciated above the options’ exercise price after the options have vested and (ii) executives are motivated to remain with the Company due to the multi-year vesting schedule. The Committee believes that because value is realized only if the Company’s stock price rises, stock options are performance-based compensation. Stock options expire 10 years after the grant date.

2022 LTI Grant Levels. In determining the value of total equity granted to the NEOs, in addition to the items noted in the following paragraph, the Committee considered the share utilization practices of the Company’s peer group and endeavored to balance aligning the interests of NEOs with stockholders while also motivating the NEOs to improve the Company’s current market position. As a result, the Committee recommended (after considering a recommendation from the CEO, other than with respect to his own pay), and the Board approved, equity grants comprised of stock options, RSUs and performance shares, with the average individual NEO grant date value increasing approximately 24% from the individual NEO grants in 2021. The NEOs’ individual awards are reported in the Grants of Plan-Based Awards Table for 2022 on page 72.

Because the annual grants for all NEOs were made in February, each individual award determination considered (i) the Company’s 2021 performance, (ii) the NEO’s role in that performance, including the achievement of individual goals described above in “2022 Annual Cash Incentive Program Performance Results—Individual Performance,” and (iii) retention objectives for that NEO. The awards are intended to align the interests of NEOs with those of the Company’s stockholders. Annual awards are determined by an examination of the present period as well as by considering expectations for the future.

2020-2022 Performance Share Payouts

The performance period for performance shares granted in 2020 ended on December 31, 2022, with the NEOs receiving between 89.6% and 101.6% of their performance share target amounts based on the Company’s results. The weighting that was assigned to each of the three performance

64	MOODY’S 2023 PROXY STATEMENT

goals at the time the performance shares were originally granted varied depending on each NEO’s role and responsibilities. The threshold, target and maximum performance goals, as well as actual results, for MCO EPS for Compensation Purposes and MA Sales for Compensation Purposes (which was replaced with MA Cumulative Revenue beginning with 2021 performance share grants) performance criteria are set forth in the table below. MIS Ratings Performance is evaluated based on internally developed metrics that are proprietary and competitively sensitive, and therefore are not disclosed in the table below. The threshold, target and maximum MIS Ratings Performance goals were set to reflect a degree of difficulty that was comparable to the standard applied in setting the performance goals for the other criteria, with target performance levels being difficult but obtainable, based on historical results under this metric.

2020-2022 Performance Share Metrics

(1)

Actual plan performance includes any increase in sales from businesses acquired after the threshold, target and maximum goals were established. As a result, while the actual plan performance exceeds the target, the funding is under 100% due to an adjustment to reflect expected sales from acquisitions, as permitted under the plan.

As a result of the level of performance that was achieved, the number of shares that vested in March 2023 (subject to continued service through the vesting date) for each NEO relative to the target number of shares granted is reflected in the table below:

Name	2020-2022 Performance Share Award at Target (# of shares)	2020-2022 Performance Share Award to Vest (# of shares)
Robert Fauber	6,419	6,374
Mark Kaye	5,576	5,537
John J. Goggins	2,593	2,575
Stephen Tulenko	2,568	2,609
Michael West	2,568	2,301

Each NEO’s individual performance share awards are reported in the Outstanding Equity Awards at Fiscal-Year End Table For 2022 on page 73.

THE ROLE OF THE COMMITTEE, ITS CONSULTANT AND MANAGEMENT

The Committee, which is comprised entirely of independent directors, has responsibility for oversight of the Company’s compensation program and has final authority for evaluating and setting compensation for NEOs. To assist in this process, it considers recommendations made by the CEO (except with respect to his own compensation), and uses market data and analyses that the Committee’s independent compensation consultant provides in order to help formulate target compensation levels. The Committee has engaged Meridian, an independent compensation consulting company, to advise the Committee on matters related to executive and director compensation. Meridian

MOODY’S 2023 PROXY STATEMENT	65

is engaged directly by and reports to the Committee. Meridian does not offer or provide any other services to the Company and the Committee determined that the retention of Meridian has not raised any conflicts of interest.

The Committee’s independent consultant reviewed an analysis of the annual comparison of the elements of Moody’s executive compensation structure and practices to those of the Company’s peer group, as set forth above, and the broader financial services industry. Based on its review, the consultant concluded that the Company’s executive compensation program structure is consistent with industry practices.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Committee begins its analysis of total direct compensation for the CEO by analyzing the compensation of executive officers at companies included in its peer group, as well as in the broader financial services market. It also reviews the CEO’s pay as compared to the other NEOs.

On February 7, 2022, during the Committee’s annual review of all NEO compensation, the Committee set Mr. Fauber’s compensation for 2022 as President and CEO under the Company’s existing executive compensation program. Specifically, the Committee approved a base salary for 2022 of $1,000,000 and a target annual cash incentive opportunity of $2,000,000.

In terms of his equity grants, 20% of Mr. Fauber’s 2022 equity award was comprised of stock options, 20% was comprised of RSUs and 60% was comprised of performance shares. Mr. Fauber’s target “at risk” compensation was 92%. This percentage is in line with the Committee’s objective of continuing to align the vast majority of the CEO’s compensation with long-term Company performance. In 2022, as it does every year, the Committee reviewed the relationship between realized/realizable CEO compensation, and Company performance across a range of financial and total return metrics relative to peers. The Committee concluded that the structure of the Company’s incentive plans was appropriate and was helping to deliver pay-for-performance alignment.

In light of the individual achievements listed beginning on page 61, the description of the Company’s performance on page 49 and the value of Mr. Fauber’s pension plans, the Committee believes Mr. Fauber’s total direct compensation package to be appropriate.

Pension Value. The change in Mr. Fauber’s pension value in 2022 is negative primarily because the impact of the higher interest rates used to discount the present values more than offset the impact of his additional accruals under the Retirement Account and PBEP. For the PBEP, the Summary Compensation Table value increased because the increase in his compensation impacted his PBEP accrual, which more than offset the value impact of the higher interest rates on the present value calculation. The total Summary Compensation Table change for both plans is negative primarily due to the increase in the interest rates and interest rates have a more significant impact on Mr. Faber due to his age.

EXECUTIVE COMPENSATION GOVERNANCE POLICIES AND PRACTICES

2022 Say-on-Pay Vote

At Moody’s 2022 annual meeting, stockholders expressed substantial support for the compensation of the NEOs, with approximately 94% of the votes cast for approval of the NEOs’ executive compensation. The Committee evaluated the results of the 2022 advisory vote and believes the strong stockholder support signals approval of the current pay programs in place at Moody’s. The Committee also considers many other factors in evaluating Moody’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the Committee’s assessment of the alignment of the compensation programs with the Company’s corporate business objectives, evaluations of the programs by the Committee’s external consultant, and review of peer group data,

66	MOODY’S 2023 PROXY STATEMENT

each of which is evaluated in the context of the Committee’s fiduciary duty to act as the directors determine to be in stockholders’ best interests. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee did not make any changes to the Company’s executive compensation program and policies as a result of the 2022 say-on-pay vote.

Clawback Policy

Under its clawback policy and consistent with the mandate under the Dodd-Frank Act of 2010, the Company has the right to require the forfeiture or seek recoupment of all or any portion of the value of or proceeds from any annual cash incentive awards, performance shares, or other equity grants upon the occurrence of certain triggers. The clawback policy applies to (a) the Company’s Section 16 officers, in the event of a significant or material restatement of the Company’s financial statements covering any of the three fiscal years preceding the payment or settlement of the award, where the payment or settlement of any such award was predicated upon the achievement of specified financial results that are revised as a result of such restatement; (b) any award recipient whose unlawful activity, fraud, or intentional or willful misconduct covering any of the three fiscal years preceding the grant, payment, vesting, or settlement of the award gave rise to or contributed to the restatement; and (c) any award recipient whose unlawful activity, fraud, or intentional or willful misconduct during any of the three fiscal years preceding the grant, payment, vesting or settlement of the award resulted in material financial harm to the Company. The value, amount and awards subject to forfeiture or recoupment under this policy are determined by the Committee. The Company intends to adopt a clawback policy consistent with the requirements of Exchange Act Rule 10D-1 after the New York Stock Exchange releases final listing standards in accordance with such rule.

Stock Ownership Guidelines

Moody’s maintains stock ownership guidelines for its executives, including the NEOs, and its non-management directors, encouraging them to acquire and maintain a meaningful stake in the Company. Moody’s believes that these guidelines encourage its directors and executive officers to act as owners, thereby better aligning their interests with those of the Company’s stockholders.

•

The guidelines are intended to balance an officer’s need for portfolio diversification with the Company’s desire for officers to hold an ownership level sufficient to assure stockholders of the individual’s commitment to value creation.

•

Executive officers are expected, within five years of appointment to officer level, to acquire and hold shares of the Company’s Common Stock equal in value to a specified multiple of their base salary (which varies based on position). Ownership is expected to increase in line with base salary increases.

•

The current ownership level multiples are: (i) six times base salary for the CEO, (ii) three times base salary for the remaining NEOs, as well as all direct reports of the CEO who receive performance shares, (iii) one times base salary for the remaining officers subject to the guidelines, and (iv) five times the annual cash retainer for non-management directors.

•	Restricted shares, RSUs and shares owned by immediate family members or through the Company’s tax-qualified savings and retirement plans count toward satisfying the guidelines.

•	Stock options, whether vested or unvested, do not count toward satisfying the guidelines.

•	Unearned performance shares do not count toward satisfying the guidelines.

•

A “hold until met” requirement (or share retention ratio) requires executives to hold 75% of net shares that they are awarded until their ownership multiple is met, including when an executive’s holdings no longer satisfy the required ownership multiple due to a decline in stock price.

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As of December 31, 2022, each of the NEOs was in compliance with the guidelines. The guidelines for an individual executive officer may be suspended at the discretion of the Board of Directors in situations that it deems appropriate.

Anti-Hedging and Anti-Pledging Policy; Short Sales and Other Speculative Trades

All executive officers, directors and their family members are subject to a securities trading policy under which they are prohibited from entering into the following transactions with respect to Moody’s securities, including any publicly traded securities of a Moody’s subsidiary. The term “family member” is defined in the Company’s policy against insider trading and generally includes family members or entities that hold, purchase or sell Company stock that is attributed to the director or officer. Specifically, the following activities are prohibited under the policy:

•	making “short sales” of Moody’s securities;

•

engaging in short-term or speculative transactions or entering into any transaction (including purchasing or selling forward contracts, equity swaps, puts or calls) that are designed to offset any decrease in the market value of or is otherwise based on the price of Moody’s securities;

•	pledging Moody’s securities as collateral for a loan; and

•	holding Moody’s securities in margin accounts or buying Moody’s securities on margin.

ADDITIONAL EXECUTIVE COMPENSATION POLICIES AND PRACTICES

Employment Agreements

Moody’s does not enter into employment agreements with its U.S. executives, including the NEOs. All of the Company’s U.S. executives are “at will” employees. For additional information, see “Potential Payments Upon Termination or Change in Control” on page 78.

Severance Policy

Moody’s provides severance benefits to NEOs under the Moody’s Career Transition Plan (the “Moody’s Career Transition Plan” or “CTP”) and the Moody’s Corporation Change in Control Severance Plan (the “Moody’s Corporation Change in Control Severance Plan” or the “CICP”), each of which is described below.

Career Transition Plan

All NEOs in the U.S. participate in the CTP, a broad-based plan that is available to all full-time and regular part-time employees on the Company’s United States payroll. The NEOs are not entitled to receive any severance benefits outside those provided under the CTP and CICP. The CTP is designed to compensate eligible employees in the following situations:

•	where there has been a reduction in the Company’s workforce or elimination of specific jobs;

•	where the individual’s job performance has not met expectations (but does not involve a basis for terminating his employment for Cause (as defined in the CTP)); or

•	where the Company has agreed with an individual that it is in the mutual best interests of the parties to sever the employment relationship.

While having such a plan in place is in the best long-term interest of stockholders, the plan is not designed to reward individuals who have not performed to expectations or who have engaged in

68	MOODY’S 2023 PROXY STATEMENT

conduct that is detrimental to the Company and its stockholders, and the plan contains provisions to safeguard against this by providing that no severance is payable when termination is for Cause. CTP benefits are based on position as well as tenure and are more fully described beginning on page 79.

Change in Control Arrangements

The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a termination of employment in connection with a Change in Control (as defined in the CICP). The CICP has been adopted to enhance the alignment of the interests of management and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. Under the CICP, participants are entitled to severance benefits only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP) (i.e., a “double-trigger”). For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target annual incentive for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives for the year of termination, plus two years of continued medical and dental coverage. Executive officers are not entitled to receive (either under the CICP or any other arrangement) a “golden parachute” excise tax gross-up with respect to change in control benefits.

MOODY’S 2023 PROXY STATEMENT	69

SUMMARY COMPENSATION TABLE

The following table sets forth, for the years ended December 31, 2022, 2021 and 2020, as applicable, the total compensation of the Company’s Named Executive Officers. The Named Executive Officers include (i) Moody’s Principal Executive Officer and Principal Financial Officer, (ii) the three most highly compensated executive officers of the Company (other than the Principal Executive Officer and Principal Financial Officer) who were serving as executive officers at the end of the last completed fiscal year, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding provision but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Robert Fauber	2022	$975,000	—	$7,200,141	$1,799,969	$1,628,000	$—	$16,663	$11,619,773
President and Chief Executive Officer	2021 2020	900,000 700,000	— —	5,120,156 2,400,115	1,279,993 599,973	2,210,000 1,553,500	225,904 494,064	14,104 47,280	9,750,157 5,794,932
Mark Kaye	2022	709,872	—	2,079,816	519,963	814,000	—	117,840	4,241,491
Executive Vice President and Chief Financial Officer	2021 2020	575,000 562,500	— —	2,079,899 2,080,056	519,991 520,036	910,000 836,500	— 10,062	95,858 94,547	4,180,748 4,103,702
John J. Goggins	2022	550,000	—	969,821	242,436	375,000	—	11,976	2,149,233
Executive Vice President and General Counsel	2021 2020	550,000 550,000	—	969,771 969,412	242,370 242,423	677,500 597,500	— 985,409	11,764 10,851	2,451,405 3,355,595
Stephen Tulenko	2022	581,250	—	1,599,959	399,965	840,000	—	26,709	3,447,883
President of Moody’s Analytics	2021 2020	525,000 588,606	— —	1,079,953 960,159	270,004 240,001	780,000 600,000	79,613 509,919	11,626 37,784	2,746,196 2,936,469
Michael West	2022	581,250	—	1,439,898	359,994	434,400	—	92,632	2,908,173
President of Moody’s Investors Service	2021 2020	525,000 525,000	— —	1,079,953 960,159	270,004 240,001	892,100 803,400	— 43,614	78,860 70,723	2,845,916 2,642,896
(1)

The amounts reported in the “Bonus” column represent discretionary bonuses, if any, paid to the Named Executive Officers. Payments under the Company’s annual cash incentive program are reported in the “Non-Equity Incentive Plan Compensation” column.

(2)

The amounts reported in the “Stock Awards” column represent the full grant date fair market value of performance share and RSU grants. The full grant date fair value is based on the fair market value of the stock underlying the award, which is defined as the arithmetic mean of the high and low prices of the Common Stock on the date of grant. All grants of performance shares and RSUs were made under the 2001 Stock Incentive Plan.

The 2020 performance share awards are earned subject to performance measures based on adjusted EPS, MA’s sales and MIS’s ratings quality performance. The 2021 and 2022 performance share awards are earned subject to performance measures based on adjusted EPS, MA’s cumulative revenue and MIS’s ratings quality performance. Because the achievement or non-achievement of these performance metrics depends upon the occurrence of future events, the actual final payouts of these performance share awards are not known at this time. As such, the total grant date fair value of the performance shares is calculated using the target number of shares underlying these awards and the per share grant date prices on the date of grant ($325.99 on February 17, 2022). Assuming that the maximum performance for the performance share awards were attained, such awards would settle at 200% of target and the value of the 2022 performance share awards for Messrs. Fauber, Kaye, Goggins, Tulenko and West would be $10,800,049, $3,119,725, $1,454,568, $2,399,939 and $2,160,010, respectively. No cash dividends will be paid on such performance shares when the underlying shares vest. Cash dividend equivalents will be paid on restricted shares and RSUs at vest. For additional information on the 2022 performance share and RSU awards, see “Grants of Plan-Based Awards Table for 2022” on page 72 and the related footnotes.

(3)

The amounts reported in the “Option Awards” column represent the full grant date fair value of non-qualified options granted in each year indicated. The aggregate grant date fair value of the stock options granted to our

70	MOODY’S 2023 PROXY STATEMENT

NEOs in 2022 is based on the Black-Scholes value of a stock option on the grant date, as determined in accordance with applicable accounting guidance for equity-based awards. For additional information on the valuation of Moody’s option awards, see Note 16 to the financial statements as contained in the Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2023. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

(4)

The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the amounts earned by the Named Executive Officers for the applicable year under the Company’s annual cash incentive program. The amounts for 2022, 2021 and 2020 were actually paid on March 3, 2023, March 4, 2022 and March 5, 2021, respectively. For a description of this program, see “Annual Cash Incentives” in the CD&A beginning on page 49.

(5)

For 2022, the amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column represent the positive aggregate change during the applicable year in the actuarial present value (if any) of the Named Executive Officers’ accumulated benefits under the Company’s Retirement Account, PBEP and SEBP. For Mr. Goggins, the only NEO covered by the SEBP in 2022, the change in the actuarial present value year-over-year is largely driven by the impact of the following variables on the SEBP component: one less year of payments since the benefit was frozen as of December 31, 2018 and the NEO being one year older, as well as annual assumption changes (such as the discount rate and the lump-sum interest rate). The change in pension value for 2022 decreased for Mr. Goggins under the SEBP primarily due to significantly higher interest rates at year-end 2022, which decreases both the lump-sum payable from the SEBP and results in lower actuarial present values. For all the other NEOs, who are not covered by the SEBP, the primary factors impacting the year-over-year change in pension value are pensionable pay changes from 2021 to 2022 impacting their benefit accruals during 2022, and annual assumption changes similar to those described for the SEBP. The discount rates for the Retirement Account, PBEP and SEBP that are the basis for the proxy present value calculations have increased during 2022 to 4.95% / 4.85% / 4.85%. The table above reflects no change in pension value consistent with SEC disclosure rules since the pension values all decreased for the year. Mr. Goggins experienced an aggregate decline in the actuarial value of his pension benefits under the Company’s Retirement Account, PBEP and SEBP of $1,396,531 for 2022. Mr. Tulenko and Mr. Fauber experienced aggregate declines in the actuarial value of their pension benefits under the Company’s Retirement Account and PBEP of $187,508 and $34,763 respectively for 2022.

(6)	The 2022 amounts reported in the “All Other Compensation” column comprise the following compensation items:

Name	Year	Perquisites and Other Personal Benefits (a)	Vested and Unvested Company Contributions to Defined Contribution Plans (b)	Dividends or Other Earnings Paid on Stock Awards	Total
Robert Fauber	2022	—	$9,150	$7,513	$16,663

Mark Kaye	2022	—	113,391	4,449	117,840

John J. Goggins	2022	—	9,150	2,826	11,976

Stephen Tulenko	2022	—	23,963	2,747	26,709

Michael West	2022	—	90,184	2,447	92,632

(a)	For all the NEOs, perquisites and other personal benefits provided in fiscal 2022 were, in the aggregate, less than $10,000 per individual.

(b)

These amounts represent the aggregate annual Company contributions to the accounts of the Named Executive Officers under the Company’s Profit Participation Plan and the non-qualified Deferred Compensation Plan in the United States. The Profit Participation Plan and the Deferred Compensation Plan are defined contribution plans.

MOODY’S 2023 PROXY STATEMENT	71

GRANTS OF PLAN-BASED AWARDS TABLE FOR 2022

The following table sets forth, for the year ended December 31, 2022, information concerning each grant of an award made to the Company’s Named Executive Officers in 2022 under any plan.

Name	Grant Date		Authorization Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#) (5)	Exercise or Base Price of Option Awards ($/Sh) (6)	Closing Price of Common Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (7)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robert Fauber	2/17/2022	(3)	2/7/2022				4,141	16,565	33,130					$5,400,024
	2/17/2022	(4)	2/7/2022							5,522				1,800,117
	2/17/2022		2/7/2022								21,390	$325.99	$323.14	1,799,969
	N/A			N/A	$2,000,000	$4,000,000

Mark Kaye	2/17/2022	(3)	2/7/2022				1,196	4,785	9,570					1,559,862
	2/17/2022	(4)	2/7/2022							1,595				519,954
	2/17/2022		2/7/2022								6,179	325.99	323.14	519,963
	N/A			N/A	1,000,000	2,000,000

John Goggins	2/17/2022	(3)	2/7/2022				558	2,231	4,462					727,284
	2/17/2022	(4)	2/7/2022							744				242,537
	2/17/2022		2/7/2022								2,881	325.99	323.14	242,436
	N/A			N/A	500,000	1,000,000

Stephen Tulenko	2/17/2022	(3)	2/7/2022				920	3,681	7,362					1,199,969
	2/17/2022	(4)	2/7/2022							1,227				399,990
	2/17/2022		2/7/2022								4,753	325.99	323.14	399,965
	N/A			N/A	750,000	1,500,000

Michael West	2/17/2022	(3)	2/7/2022				828	3,313	6,626					1,080,005
	2/17/2022	(4)	2/7/2022							1,104				359,893
	2/17/2022		2/7/2022								4,278	325.99	323.14	359,994
	N/A			N/A	800,000	1,600,000
(1)

The Compensation & Human Resources Committee authorized the grant of stock options, RSUs and performance shares for 2022 on February 7, 2022, to be effective on February 17, 2022, the fifth trading day following the date of the public dissemination of the Company’s financial results for 2021.

(2)

Amounts in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns consist of cash incentive award opportunities granted in 2022 under the Company’s annual cash incentive program. For additional information on the annual cash incentive program, see the CD&A beginning on page 49. These awards were earned during 2022 and are paid in March 2023.

(3)

Amounts in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns consist of performance share awards granted in 2022 under the Company’s 2001 Stock Incentive Plan. The Compensation & Human Resources Committee determined the target performance share amounts and set performance measures over the three-year performance period ending December 31, 2024. Performance is based on adjusted EPS, MA’s cumulative revenue and MIS’s ratings quality. For 2022, the maximum incentive payout opportunity was 200% of target.

(4)	Consists of RSU awards granted in 2022 under the Company’s 2001 Stock Incentive Plan. They vest in four equal installments on March 1, 2023, March 1, 2024, March 1, 2025 and March 1, 2026.

(5)

Consists of stock option awards made under the Company’s 2001 Stock Incentive Plan. They vest in four equal annual installments beginning on the first anniversary of the date of grant and expire on February 17, 2032.

(6)	The exercise price of the stock options is equal to the arithmetic mean of the high and low market price of the Company’s Common Stock on the grant date.

(7)

The February 17, 2022 grant date fair value for stock options is based on the Black-Scholes option valuation model, applying the following assumptions; a stock-price volatility factor of 26.85%; a risk-free rate of return of 1.88%; a dividend yield of 0.86%; and an expected time of exercise of 5.6 years from the date of grant. The Black Scholes model is premised on the immediate exercisability and transferability of the options, neither of which applies to the options set out in the table above. The actual amounts realized, if any, will depend on the extent to which the stock price exceeds the option exercise price at the time the option is exercised.

72	MOODY’S 2023 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE FOR 2022

The following table sets forth information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of the Company’s Named Executive Officers outstanding as of December 31, 2022. The market value of the shares that have not vested is based on the closing market price of the Company’s Common Stock on December 30, 2022, the last business day of Moody’s 2022 fiscal year, on the NYSE.

	Option Awards (1)						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)	Grant Date
	Exercisable	Unexercisable
Robert Fauber	3,318	—		$79.55	2/12/2014	2/12/2024	490	$136,524			2/25/2019
	8,319	—		98.01	2/11/2015	2/11/2025	303	84,422			11/5/2019
	14,165	—		80.81	2/12/2016	2/12/2026	6,374	1,775,924			2/20/2020
	3,217	—		94.18	7/1/2016	7/1/2026	1,070	298,123			2/20/2020
	8,701	—		113.34	2/23/2017	2/23/2027	3,468	966,254	27,742	$7,729,476	2/22/2021
	6,322	—		167.50	2/16/2018	2/16/2028	5,522	1,538,540	33,130	9,230,681	2/17/2022
	5,916	1,973		173.58	2/25/2019	2/25/2029
	4,050	1,351		215.07	11/5/2019	11/5/2029
	4,956	4,956		280.42	2/20/2020	2/20/2030
	4,747	14,244		276.84	2/22/2021	2/22/2031
	—	21,390		325.99	2/17/2022	2/17/2032

Mark Kaye	—	1,741		173.58	2/25/2019	2/25/2029	432	120,364			2/25/2019
	1,735	3,470		280.42	2/20/2020	2/20/2030	749	208,686			2/20/2020
	357	714		277.05	7/1/2020	7/1/2030	4,462	1,243,202			2/20/2020
	1,928	5,787		276.84	2/22/2021	2/22/2031	181	50,430			7/1/2020
	—	6,179		325.99	2/17/2022	2/17/2032	1,075	299,517			7/1/2020
							1,409	392,576	11,270	3,140,047	2/22/2021
							1,595	444,399	9,570	2,666,393	2/17/2022

John J. Goggins	6,794	—		113.34	2/23/2017	2/23/2027	349	97,238			2/25/2019
	4,665	—		167.50	2/16/2018	2/16/2028	432	120,364			2/20/2020
	4,218	1,406		173.58	2/25/2019	2/25/2029	2,575	717,447			2/20/2020
	2,002	2,003		280.42	2/20/2020	2/20/2030	657	183,053	5,254	1,463,869	2/22/2021
	899	2,697		276.84	2/22/2021	2/22/2031	744	207,293	4,462	1,243,202	2/17/2022
	—	2,881		325.99	2/17/2022	2/17/2032

Stephen Tulenko	—	1,218		173.58	2/25/2019	2/25/2029	303	84,422			2/25/2019
	991	1,983		280.42	2/20/2020	2/20/2030	428	119,249			2/20/2020
	1,001	3,005		276.84	2/22/2021	2/22/2031	2,609	726,920			2/20/2020
	—	4,753		325.99	2/17/2022	2/17/2032	732	203,950	5,852	1,630,484	2/22/2021
	—						1,227	341,867	7,362	2,051,200	2/17/2022

Michael West	927	—		167.50	2/16/2018	2/16/2028	245	68,262			2/25/2019
	986	986		173.58	2/25/2019	2/25/2029	428	119,249			2/20/2020
	1,982	1,983		280.42	2/20/2020	2/20/2030	2,301	641,105			2/20/2020
	1,001	3,005		276.84	2/22/2021	2/22/2031	732	203,950	5,852	1,630,484	2/22/2021
	—	4,278		325.99	2/17/2022	2/17/2032	1,104	307,596	6,626	1,846,136	2/17/2022
(1)	Option awards are exercisable in four equal, annual installments beginning on the first anniversary of the date of grant.

(2)

The RSU grants made on February 17, 2022 will vest in four equal installments on March 1, 2023, March 1, 2024, March 1, 2025 and March 1, 2026. The remaining portion of the RSU grants made on Feb 22, 2021 will vest in equal installments on March 1, 2023, March 1, 2024 and March 1, 2025. The remaining portion of the RSU grants made to Mr. Kaye in July 2020 will vest in equal installments on July 1, 2023 and July 1, 2024. The remaining portion of the RSU grants made on February 20, 2020 will vest in equal installments on March 1, 2023

MOODY’S 2023 PROXY STATEMENT	73

and March 1, 2024. The remaining portion of the RSU grant made to Mr. Fauber on November 5, 2019 vests on November 5, 2023. The remaining portion of the RSU grants made on February 25, 2019 will vest on March 1, 2023. The performance shares granted on February 20, 2020, and the performance shares granted on July 1, 2020 for Mr. Kaye were earned at the levels shown for the performance period ending December 31, 2022, and vest in March 2023, subject to continued service through such date.

(3)	Value is calculated based on the closing price of the Common Stock on December 30, 2022, which was $278.62.

(4)

Represents maximum performance share awards that pay out subject to the attainment of performance objectives and vesting requirements over a three-year period. The performance shares granted on February 22, 2021 vest on March 1, 2024 for the performance period ending December 31, 2023, and the performance shares granted on February 17, 2022 vest on March 1, 2025 for the performance period ending December 31, 2024.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2022

The following table sets forth information concerning the number of shares of Common Stock acquired and the value realized upon the exercise of stock options and the number of shares of Common Stock acquired and the value realized upon vesting of restricted stock and RSU awards during 2022 for each of the Company’s Named Executive Officers on an aggregated basis. In the case of stock options, the value realized is based on the market price of the Company’s Common Stock on the NYSE at the time of exercise and the option exercise price; in the case of restricted stock awards and RSUs, the value realized is based on the average high and low market price of the Company’s Common Stock on the NYSE on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($)
Robert Fauber	0	$0	16,264	$5,249,020
Mark Kaye	3,114	486,921	9,020	2,916,801
John J Goggins	0	0	6,990	2,263,921
Stephen Tulenko	2,363	288,323	5,733	1,856,804
Michael West	0	0	5,081	1,645,634
(1)

The performance shares granted for the 2020-2022 performance period vested on March 1, 2023 and therefore are not reflected in the above table. Such shares are shown in the “Outstanding Equity Awards At Fiscal Year End Table for 2022” above.

74	MOODY’S 2023 PROXY STATEMENT

PENSION BENEFITS TABLE FOR 2022

The following table sets forth information with respect to each defined benefit pension plan that provides for payments or other benefits to the Named Executive Officers at, following, or in connection with retirement.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit at 12/31/22 ($)	Payments During Last Fiscal Year ($)
Robert Fauber	Retirement Account	16.2500	$ 353,056	—
	Pension Benefit Equalization Plan	16.2500	1,263,304	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Mark Kaye	Retirement Account	N/A	N/A	—
	Pension Benefit Equalization Plan	N/A	N/A	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
John J. Goggins	Retirement Account	22.8333	694,839	—
	Pension Benefit Equalization Plan	22.8333	1,736,137	—
	Supplemental Executive Benefit Plan	19.9167	5,023,706	—
Stephen Tulenko	Retirement Account	31.5000	784,422	—
	Pension Benefit Equalization Plan	31.5000	1,525,578	—
	Supplemental Executive Benefit Plan	N/A	N/A	—
Michael West	Retirement Account	N/A	N/A	—
	Pension Benefit Equalization Plan	N/A	N/A	—
	Supplemental Executive Benefit Plan	N/A	N/A	—

(1)

The credited service for the Retirement Account and the PBEP is based on service from the date the individual became a participant in the plan. Individuals become participants in the plan on the first day of the month coincident with or next following the completion of one year of service. The SEBP provides credited service from an individual’s date of hire with Moody’s through the date that benefit accruals were frozen in 2018. For Mr. Tulenko, the date of participation in the Retirement Account is based on an earlier plan provision that provided for individuals to become participants on the January 1 or July 1 following the completion of one year of service.

The Company provides retirement benefits to the Named Executive Officers under three defined benefit pension plans: the Retirement Account, the PBEP and the SEBP. All three of these pension plans have been closed to new participants since 2008. The Retirement Account is a broad-based, tax-qualified defined benefit pension plan. The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants that would otherwise be lost under the Retirement Account due to limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. The Retirement Account, together with the PBEP, has a “cash balance” design that provides retirement income based on a percentage of annual compensation that is credited to a notional account that is then credited with periodic interest credits. The SEBP, which was frozen to further accruals in 2018, is a non-tax-qualified supplemental executive retirement plan that provides additional pension benefits for designated senior executive officers of the Company. The PBEP and SEBP are intended to comply with the requirements of Section 409A of the Internal Revenue Code. The frozen SEBP allowed participants to elect either an annuity or a lump-sum form of payment that will apply at retirement, and the PBEP generally provides lump-sum distributions to terminated participants at the later of age 55 or six months following termination from Moody’s.

The assumptions made in computing the present value of the accumulated benefits of the Named Executive Officers, except as described in the following sentence, are incorporated herein by reference to the discussion of those assumptions under the heading “Pension and Other Retirement Benefits” in the Management’s Discussion and Analysis and Note 15 to the financial statements as contained in the

MOODY’S 2023 PROXY STATEMENT	75

Company’s Annual Report on Form 10-K filed with the SEC on February 15, 2023. The assumed retirement age used in computing the present value of the accumulated benefits of the Named Executive Officers was age 65 in the case of the Retirement Account and the PBEP.

The material terms in effect in 2022 of the Retirement Account, the PBEP and the SEBP are described below. Future benefit accruals under these plans (if any) are subject to change.

MOODY’S CORPORATION RETIREMENT ACCOUNT

All U.S. employees hired prior to January 1, 2008 and who have been continuously employed became eligible to participate in the Retirement Account after attaining age 21 and completing one year of service with the Company. Participants earn one month of credited service for each month or fraction thereof from the date they become eligible to participate in the plan. The Retirement Account is a cash balance plan that provides benefits that grow monthly as hypothetical account balances that are credited with interest and pay-based credits. Interest credits are based on a 30-year Treasury interest rate equivalent with a minimum compounded annual interest rate of 4.5%. Pay-based credits are amounts allocated to each participant’s hypothetical account based upon a percentage of monthly pensionable compensation. The percentage of compensation allocated annually ranges from 3% to 12.5%. Each participant’s pay-based credit percentage is based on his or her attained age and credited service. Compensation is based on actual earnings, which include base salary, regular bonus (or annual incentive award), overtime and commissions. Severance pay, contingent payments and other forms of special remuneration are excluded.

Participants vest in their benefits after completing three years of service with the Company. Upon termination of employment, a participant may elect to receive an immediate lump-sum distribution equal to 100% of his or her cash balance account or in certain other forms. The normal retirement age under the Retirement Account is age 65, but participants who have attained age 55 with at least 10 years of service may elect to retire early. Upon retirement, participants may choose among the lump-sum and various actuarially equivalent forms of annuities offered under the plan. Mr. Goggins is the only active Named Executive Officer currently eligible for early retirement under the Retirement Account.

MOODY’S CORPORATION PENSION BENEFIT EQUALIZATION PLAN

The PBEP is a non-tax-qualified defined benefit pension plan that restores benefits to participants whose pensionable compensation exceeds the limitations under the federal income tax laws on the provision of benefits under tax-qualified defined benefit pension plans. For 2022, this limitation was $305,000. The benefit-related provisions of the PBEP are the same as those of the Retirement Account except for the form of payment that must be received in the form of a lump-sum. Upon attaining age 55 with at least 10 years of service, participants may elect to retire. The PBEP was amended as of January 1, 2008 to provide that any participant who is an active employee of the Company or any subsidiary after December 31, 2004 shall receive all of his benefits under the PBEP in a lump-sum on the six-month anniversary of his separation from service with the Company or a subsidiary. The only active Named Executive Officer currently eligible for retirement under the PBEP is Mr. Goggins.

MOODY’S CORPORATION SUPPLEMENTAL EXECUTIVE BENEFIT PLAN

The SEBP is a frozen non-tax-qualified defined benefit pension plan that was designed to ensure the payment of a competitive level of retirement income and disability benefits to participants. The target retirement benefit for a participant is equal to 2% of average final compensation for each year of credited service up to 30 years of credited service, for a maximum benefit of 60% of average final compensation. This target benefit is offset by other pension benefits earned under the Retirement Account and PBEP, as well as benefits payable from Social Security and other pension benefits payable by the Company.

76	MOODY’S 2023 PROXY STATEMENT

Participants earned one month of credited service for each month or fraction thereof that they were employed by the Company. Eligible compensation included base salary, annual incentive awards, commissions, lump-sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes and any portion of such amounts voluntarily deferred or reduced by the participant under any Company employee benefit plan. Average final compensation was the highest consecutive 60 months of eligible compensation in the last 120 months of employment. In 2018, the Committee took action so that no additional benefits would accrue under the SEBP for the only NEO participant, Mr. Goggins. As a result, Mr. Goggins’ vested benefits as of December 31, 2018 were “grandfathered” and will be paid pursuant to the terms of the SEBP.

Participants vested in their benefits after completing five years of service with the Company. Benefits are payable at the later of age 55 or termination of employment. For participants who terminate their employment prior to attaining age 55, benefits must commence at age 55 and their SEBP benefit will be reduced by 60% for early retirement. If a participant retires directly from the Company after age 55 and before age 60 without the Company’s consent, his or her retirement benefit is reduced by 3% for each year or fraction thereof that retirement commences prior to reaching age 60. If a participant retires directly from the Company on or after age 55 with the Company’s consent, benefits are not reduced for commencement prior to age 60.

The normal form of payment under the SEBP is a single-life annuity for non-married participants or a fully subsidized 50% joint and survivor annuity for married participants. Mr. Goggins is permitted to elect to receive up to 100% of his benefit in the form of a lump-sum distribution.

NON-QUALIFIED DEFERRED COMPENSATION TABLE (1)

The following table sets forth information concerning the non-qualified deferred compensation of the Named Executive Officers in 2022.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Robert Fauber	$—	$—	$(63,333)	$—	$299,691
Mark Kaye	78,892	92,041	17,890	43,674	491,308
John J. Goggins	—	—	(30,466)	—	168,493
Stephen Tulenko	29,625	14,813	(63,057)	—	422,119
Michael West	—	64,259	(74,714)	—	413,094

(1)

Non-qualified deferred compensation earnings are included in the “Aggregate Earnings in Last Fiscal Year” column of this table. Company contributions to the accounts of the NEOs under the Company’s non-qualified Deferred Compensation Plan also are reflected in column (b) of footnote (6) to the Summary Compensation Table. Total contributions of $339,350 for Mr. Kaye, $113,392 for Mr. Fauber, $99,426 for West, $54,818 for Mr. Goggins and $81,171 for Mr. Tulenko were reported as compensation in the Company’s Summary Compensation Tables for prior years.

MOODY’S CORPORATION DEFERRED COMPENSATION PLAN

Effective January 1, 2008, the Company implemented the Moody’s Corporation Deferred Compensation Plan (the “DCP”). Each year, employees expected to earn annual compensation in excess of the IRS compensation limit for allowable pre-tax deferrals into the Moody’s Profit Participation Plan are notified of their eligibility to participate in the DCP.

The primary purpose of the DCP is to allow these employees to continue pre-tax deductions into a non-qualified plan and receive the maximum company match on compensation that exceeds the IRS

MOODY’S 2023 PROXY STATEMENT	77

limits for allowable pre-tax deferrals into the Moody’s Profit Participation Plan. A limited group of highly compensated members of senior management have the option of immediate deferral of up to 50% of base salary and/or bonus. However, the Company match only applies to deferrals on compensation in excess of the IRS limit on compensation ($305,000 for 2022). In addition, the Company will credit to the DCP employer contributions that would have been made to the Profit Participation Plan but for the application of the IRS total contribution limit.

Each participant may select one or more deemed investment funds offered under the DCP for the investment of the participant’s account and future contributions. The deemed investment funds are substantially the same as the funds available in the Profit Participation Plan. The DCP is unfunded and no cash amounts are paid into or set aside in a trust or similar fund under the DCP. All amounts deducted from a participant’s earnings, along with any Company contributions, are retained as part of the Company’s general assets and are credited to the participant’s bookkeeping account under the DCP. The value of a participant’s account increases or decreases in value based upon the fair market value of the deemed investment funds as of the end of the year. The forms of distribution under the DCP are either a lump-sum or installment payments after termination, as well as an alternative for participants to elect in-service distribution at the time deferral elections are made.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The information below reflects the amount of compensation that would become payable to each of the Named Executive Officers under certain existing plans and arrangements if the executive’s employment had terminated under the specified circumstances or if there had been a change in control, in each case, on December 30, 2022 (the last business day of 2022), given the Named Executive Officer’s compensation and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits that may be available to the executive prior to the occurrence of any termination of employment, including under exercisable stock options held by the executive, and benefits available generally to salaried employees, such as distributions under the Company’s tax-qualified defined contribution plan and distributions of accrued vacation pay. In addition, in connection with any event including or other than those described below, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Company determines appropriate. A “change in control” is defined as: (i) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50% or more of the total voting power of the stock of Moody’s Corporation, (ii) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, or (iii) the date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

The actual amounts that would be paid upon each such Named Executive Officer’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the executive’s then current compensation.

78	MOODY’S 2023 PROXY STATEMENT

MOODY’S CORPORATION CAREER TRANSITION PLAN

Each of the Company’s Named Executive Officers currently participates in the Moody’s Corporation Career Transition Plan (the “CTP”). This plan generally provides for the payment of benefits if an eligible executive officer’s employment terminates for one of several specified events: a reduction in force, a job elimination, unsatisfactory job performance (not constituting cause), or a mutually agreed-upon resignation.

The CTP provides payments and benefits to individuals for what Moody’s believes to be a reasonable period for them to find comparable employment. It also affords both Moody’s and the individual the motivation to resolve any potential claims or other issues between the parties with finality, which helps minimize distractions for management and protect the interests of stockholders.

The plan does not cover employment terminations resulting from a unilateral resignation, a termination of employment for cause, a sale, merger, spin-off, reorganization, liquidation, or dissolution of the Company, or where the eligible Named Executive Officer takes a comparable position with an affiliate of the Company. “Cause” means willful malfeasance or misconduct, a continuing failure to perform his duties, a failure to observe the material policies of the Company, or the commission of a felony or any misdemeanor involving moral turpitude. In the event of an eligible termination of employment, an eligible Named Executive Officer may be paid 52 weeks of salary continuation (26 weeks if the executive officer is terminated by the Company for unsatisfactory performance), payable at the times the executive officer’s salary would have been paid if employment had not terminated. For this purpose, salary consists of such Named Executive Officer’s annual base salary at the time of termination of employment. In addition, the eligible Named Executive Officer may receive continued medical, dental and life insurance benefits during the applicable salary continuation period and will be entitled to such outplacement services during the salary continuation period as are being generally provided by the Company to its executives. In addition, the executive is entitled to receive any benefits that he or she otherwise would have been entitled to receive under Moody’s retirement plans, although these benefits are not increased or accelerated.

Except in the case of a termination of employment by the Company for unsatisfactory performance, the eligible Named Executive Officer also may receive:

•

a prorated portion of the actual annual cash incentive for the year of termination of employment that would have been payable to the executive officer under the annual cash incentive plan in which the executive officer was participating at the time of termination, provided that the executive officer was employed for at least six full months during the calendar year of termination; and

•	financial planning and counseling services during the salary continuation period to the same extent afforded immediately prior to termination of employment.

The plan gives the Company’s CEO the discretion to reduce or increase the benefits otherwise payable to, or otherwise modify the terms and conditions applicable to, an eligible Named Executive Officer (other than himself) under the plan. As a matter of policy, if the CEO intended to increase the benefits payable to any executive officer, any such proposal would be reviewed by the Committee.

The receipt of any benefits under the plan is contingent upon the affected Named Executive Officer’s signing a severance and release agreement that prohibits him or her from engaging in conduct that is detrimental to the Company, such as working for certain competitors, soliciting customers or employees after employment ends, and disclosing confidential information, the disclosure of which would result in competitive harm to the Company. These provisions extend for the one-year period during which the Named Executive Officer would be receiving payments pursuant to the CTP.

MOODY’S 2023 PROXY STATEMENT	79

The estimated payments and benefits payable to the Named Executive Officers assuming an event triggering payment under the CTP as of the last business day of 2022 are reported in the tables below.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of a Reduction in Force, Job Elimination,

or a Mutually Agreed-Upon Resignation(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Robert Fauber	$1,000,000	$2,000,000	$22,809	$40,000	$3,062,809
Mark Kaye	775,000	1,000,000	20,661	40,000	1,835,661
John J. Goggins	550,000	500,000	15,259	40,000	1,105,259
Stephen Tulenko	600,000	750,000	22,809	40,000	1,412,809
Michael West	600,000	800,000	20,661	40,000	1,460,661
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2022;
•	each NEO’s base salary was the amount as of December 31, 2022 and is continued for a period of 52 weeks; and
•	each NEO’s annual cash incentive is equal to 100% of the target amount under the annual cash incentive program.

Potential Payments and Benefits Upon a Termination of Employment

by Reason of Unsatisfactory Job Performance

(Not Constituting Cause)(1)

Name	Salary Continuation ($)	Medical, Dental, and Life Insurance Benefits ($)	Out- Placement Services ($)	Total ($)
Robert Fauber	$500,000	$11,405	$40,000	$551,405
Mark Kaye	387,500	10,330	40,000	437,830
John J. Goggins	275,000	7,629	40,000	322,629
Stephen Tulenko	300,000	11,405	40,000	351,405
Michael West	300,000	10,330	40,000	350,330
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2022; and
•	each NEO’s base salary was the amount as of December 31, 2022 and is continued for a period of 26 weeks.

MOODY’S CORPORATION CHANGE IN CONTROL SEVERANCE PLAN

The Company maintains the Moody’s Corporation Change in Control Severance Plan (the “CICP”). The purpose of the CICP is to offer its participants, which include the Company’s executive officers and other key employees selected by the Committee, protection in the event of a Change in Control (as defined in the CICP). The CICP enhances the alignment of the interests of management

80	MOODY’S 2023 PROXY STATEMENT

and stockholders by allowing executives to remain objective when facing the prospect of a sale and potential job elimination. The CICP has an initial two-year term that will automatically renew each year for an additional year, unless the Company determines not to renew the CICP beyond its then current term. Under the CICP, participants are entitled to severance benefits triggered only if a participant’s employment is terminated within 90 days prior to or two years following a change in control of the Company by the Company or its successor without Cause, or by the participant for Good Reason (both terms as defined in the CICP). Severance benefits will not be payable if a participant is terminated for Cause or voluntarily resigns without Good Reason. For the CEO, severance benefits under the CICP consist of a lump-sum cash payment equal to three times the sum of his base salary and target bonus for the year of termination, plus three years of continued coverage under the Company’s medical and dental insurance plans. For other executives, including the other NEOs, the severance benefits consist of a lump-sum cash payment equal to two times the sum of their base salaries and target annual incentives, plus two years of continued medical and dental coverage. Payment and retention of severance benefits under the CICP are contingent on the participant’s executing and not revoking a general release of claims against the Company and agreeing not to compete with the Company or solicit Company customers or employees for a period of two years following the date of the participant’s termination of employment. There is no “gross-up” of IRS “golden parachute” excise taxes incurred by any executive.

OTHER POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT

Unless otherwise provided in an applicable award agreement, the Company’s 2001 Stock Incentive Plan provides for the following vesting of outstanding stock options, restricted stock awards and RSUs under certain circumstances as follows:

Death or Disability

•

in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will immediately vest in full and such portion may thereafter be exercised during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of death or disability;

•	in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock or RSU award, the award will immediately vest in full;

•

in the event of the death or disability of a Named Executive Officer after the first anniversary of the date of grant of the performance shares, the Named Executive Officer is entitled to receive a pro rata portion of the number of shares based on the number of days of actual service during the performance period;

Retirement

•

in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a stock option, the unvested portion of such stock option will continue to vest during the shorter of (a) the remaining stated term of the stock option or (b) five years after the date of retirement;

•	in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of a restricted stock or RSU award, the award will immediately vest in full;

•

in the event of the retirement of a Named Executive Officer after the first anniversary of the date of grant of the performance shares, the Named Executive Officer is entitled to receive a pro rata portion of the number of shares based on the number of days of actual service during the performance period;

MOODY’S 2023 PROXY STATEMENT	81

Other Terminations of Employment

•

in the event of a termination for any reason other than death, disability or retirement, an unexercised stock option may thereafter be exercised during the period ending 30 days after the date of termination, but only to the extent such stock option was exercisable at the time of termination;

•

in the event of termination for any reason other than death, disability or retirement, after the first anniversary of the date of grant of a restricted stock or RSU award, the unvested portion of the award shall be forfeited;

•

in the event of a termination for any reason other than death, disability or retirement prior to the end of any applicable performance period, an NEO’s performance shares shall be forfeited, unless, subject to the 2001 Stock Incentive Plan, the Compensation & Human Resources Committee, in its sole discretion, determines otherwise;

Change in Control

•	in the event of a change in control of the Company, the unvested portion of all outstanding stock options granted prior to January 1, 2013 vest in full;

•

in the event of a change in control of the Company, (i) unless otherwise determined by the Committee, if the acquirer assumes or substitutes an award of equivalent value, the unvested portion of all outstanding stock options and RSU awards granted on or after January 1, 2013 vest in full if the Named Executive Officer’s employment is terminated by us without “cause” or by the Named Executive Officer for “good reason” within 90 days before or two years after the change in control, or (ii) if the acquirer does not assume or substitute awards of equivalent value, the unvested portion of the awards will vest in full; and

•

in the event of a change in control of the Company, performance shares or, in the discretion of the Committee, cash equal to the fair market value of the shares as of immediately prior to the change in control become payable at 100% of target.

Potential Payments and Benefits Upon a Termination of

Employment Following a Change in Control of the Company(1)

Name	Salary Continuation ($)	Annual Cash Incentive ($)	Medical, Dental and Life Insurance Benefits ($)	Stock Options ($)	Restricted Stock and RSU Awards ($)	Performance Share Awards ($)	Total ($)
Robert Fauber	$3,000,000	$6,000,000	$68,428	$318,454	$3,023,863	$10,268,540	$22,679,285
Mark Kaye	1,550,000	2,000,000	41,322	194,297	1,216,455	4,456,806	9,458,880
John J. Goggins	1,100,000	1,000,000	30,517	152,487	607,948	2,075,998	4,966,950
Stephen Tulenko	1,200,000	1,500,000	45,619	133,288	749,488	2,556,338	6,184,733
Michael West	1,200,000	1,600,000	41,322	108,918	699,057	2,453,806	6,103,103
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2022;
•

that the CEO, Mr. Fauber, executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to three times his base salary as of December 31, 2022, an annual cash incentive lump-sum payout equal to three times his 2022 annual target cash incentive and three years continuation of current elected coverage under the medical, dental and life insurance programs;

•

for each NEO, other than Mr. Fauber, that he executed a general release and two-year non-compete agreement under the CICP and received a salary lump-sum payout equal to two times the executive’s base salary as of December 31, 2022, an annual cash incentive lump-sum payout equal to two times the executive’s 2022 annual target cash incentive, and two years continuation of current elected coverage under the medical, dental and life insurance programs;

82	MOODY’S 2023 PROXY STATEMENT

•	the market price per share of the Company’s Common Stock on December 30, 2022 was $278.62 per share, the closing price of the Common Stock on that date; and
•	performance shares paid at target.

Potential Payments and Benefits Upon a Termination of

Employment by Reason of Death, Disability or Retirement(1)

Name	Stock Options ($)	Restricted Stock Awards ($)	Performance Share Awards ($)	Total ($)
Robert Fauber	$318,454	$1,485,323	$4,364,954	$6,168,731
Mark Kaye	194,297	772,056	2,600,268	3,566,621
John J. Goggins	152,487	400,655	1,210,419	1,763,561
Stephen Tulenko	133,288	407,621	1,258,991	1,799,900
Michael West	108,918	391,461	1,258,991	1,759,370
(1)	For purposes of this analysis, the following assumptions were used:
•	the date of termination of employment was December 31, 2022;
•	the market price per share of the Company’s Common Stock on December 30, 2022 was $278.62 per share, the closing price of the Common Stock on that date; and
•	performance shares paid at target.

MOODY’S 2023 PROXY STATEMENT	83

PAY VERSUS PERFORMANCE
As discussed in the Compensation Discussion and Analysis above, the Compensation & Human Resources Committee has implemented an executive compensation program designed to link a substantial part of each executive’s realized compensation to the achievement of Moody’s financial and operating objectives and to the individual executive’s performance as well as to align executives’ pay with changes in the value of stockholders’ investments. As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation
S-K,
we are providing the following information regarding the compensation of the Company’s named executive officers and the Company’s performance.

Year	Summary Compensation Table Total for Raymond W. McDaniel, Jr.	Compensation Actually Paid to Raymond W. McDaniel, Jr. (1)(2)	Summary Compensation Table Total for Robert Fauber	Compensation Actually Paid to Robert Fauber (1)(2)	Average Summary Compensation Total for Other NEOs (3)	Average Compensation Actually Paid to Other NEOs (1)(3)	Value of Initial Fixed $100 Investment Based On:		Net Income ($millions)	MCO EPS for Compensation Purposes (4)
							Moody’s Cumulative TSR	R3000 Financial Services Index Cumulative TSR
2022	—	—	$11,619,773	($ 5,337,103)	$3,186,695	($1,853,041)	$120	$121	$1,374	$8.57
2021	—	—	$9,750,157	$21,405,494	$3,056,066	$7,113,351	$167	$143	$2,214	$12.29
2020	$17,270,662	$22,206,731	—	—	$3,869,500	$5,493,924	$123	$107	$1,778	$10.15

(1)
For each year, “Compensation Actually Paid” reflects the Summary Compensation Table (SCT) total, for the relevant named executive officer(s)
less
the values included in the “Stock Awards” and “Option Awards” columns and the aggregate change in the actuarial present value of the named executive officer’s accumulated benefit under all defined benefit and pension plans as included in the “Change in Pension Value and
Non-Qualified
Deferred Compensation Earnings” column, and less the fair value of any equity compensation forfeited in the applicable fiscal year determined based on the value of such awards at the end of the prior fiscal year and adding to this
:

•	The fair value at the end of the year of equity compensation granted during the year;

•	The change in fair value as of the vesting date, measured from the prior year-end, of any equity awards granted in prior years that vested during the year (whether positive or negative);

•	The change in fair value at year-end, measured from the prior year-end, of any equity awards granted in prior years that remained unvested as of the end of the year (whether positive or negative); and

•	The pension value attributable to service in the year.
As a result, “Compensation Actually Paid” does not reflect the value that was or may actually be realized by the NEOs.
In calculating the year-over-year change in the value of unvested option awards as well as the change in value to mid-year
vesting dates, the options’ Black-Scholes values were calculated at each measurement date using the following inputs:

•
Stock price:
based on the average of the high and low stock price on the measurement date. If a mid-year
vesting date was not a trading day, the first trading day following the vesting date was used as the measurement date. If a fiscal year-end
date was not a trading day (e.g., December 31, 2022), the most recent trading day prior to the fiscal year-end
date was used.

•
Expected life:
based on the original expected life established at grant date, as used for financial reporting purposes, with adjustments to reflect the amount by which the options are in-the-money / out-of-the-money. For in-the-money
options, the time elapsed since the grant date was deducted from the original expected life assumption. For out-of-the-money
options, the expected life was adjusted upward in proportion to the degree to which the options were out-of-the-money
relative to their exercise price.

•	Stock price volatility: based on historical volatility for a trailing term to match the updated expected life assumption as of each measurement date.

•	Risk-free rate: based on an interpolated rate for a Treasury security with a term to match the updated expected life assumption as of each measurement date.

84	MOODY’S 2023 PROXY STATEMENT

•	Dividend yield: based on the most recent quarterly dividend, annualized, as of each measurement date.

•	In valuing performance share awards, we calculated the fair value of unearned or earned but unvested awards, based on interim and/or final payout factors, as of the relevant measurement date.

(2)	The amounts deducted and added in calculating the “Compensation Actually Paid” for Messrs. McDaniel and Mr. Fauber are as follows:

	2020 (Mr. McDaniel)	2021 (Mr. Fauber)	2022 (Mr. Fauber)

Reported SCT Total Compensation	$17,270,662	$9,750,157	$11,619,773

Subtract: Equity Award Values Reported in the SCT	($10,349,742)	($6,400,149)	($9,000,110)

Add: Year End Fair Value of Equity Awards Granted in the Year	$11,771,580	$12,606,326	$4,008,083

Add/Subtract: Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$6,180,927	$5,425,142	($10,362,904)

Add/Subtract: Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$2,673,462	$41,086	($1,774,301)

Subtract: Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	($2,146,411)	$0	$0

Subtract: Pension Values Reported in the SCT	($3,444,752)	($225,904)	$0

Add: Pension Service Cost Attributable to Year	$251,004	$208,836	$172,355

Compensation Actually Paid	$22,206,731	$21,405,494	($5,337,103)

(3)	For 2022 and 2021, other NEOs includes Messrs. Kaye, Goggins, Tulenko and West. For 2020, other NEOs includes Messrs. Kaye, Fauber (when he served as Chief Operating Officer), Tulenko and West.
The amounts deducted and added in calculating the average “Compensation Actually Paid” for these NEOs are as follows:

	2020	2021	2022

Average Reported SCT Total Compensation	$3,869,500	$3,056,066	$3,186,695

Subtract: Average Equity Award Values Reported in the SCT	($2,000,125)	($1,627,986)	($1,902,963)

Add: Average Year End Fair Value of Equity Awards Granted in the Year	$2,289,994	$3,173,272	$847,453

Add/Subtract: Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	$1,174,434	$2,531,402	($3,326,295)

Add/Subtract: Average Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	$368,544	($59,259)	($709,889)

Subtract: Average Fair Value of Equity Compensation Forfeited in Current Fiscal Year Determined at End of Prior Fiscal Year	$0	$0	$0

Subtract: Average Pension Values Reported in the SCT	($264,415)	($19,903)	$0

Add: Average Pension Service Cost Attributable to Year	$55,991	$59,759	$51,958

Average Compensation Actually Paid	$5,493,924	$7,113,351	($1,853,041)

(4)
MCO EPS for Compensation Purposes is the Company’s adjusted diluted earnings per share (EPS). Refer to the Company’s Form
10-K
reports filed in respect of the years ended December 31, 2020, December 31, 2021, and December 31, 2022, for a reconciliation of diluted EPS to adjusted diluted EPS.

As illustrated in the table above and the charts below, the “Compensation Actually Paid” (calculated as required under SEC rules) for the Company’s named executive officers over the past three fiscal years has directionally aligned with the Company’s TSR as well as net income and MCO EPS for Compensation

MOODY’S 2023 PROXY STATEMENT	85

Purposes over this same period. For 2022, “Compensation Actually Paid” is a negative number for both Mr. Fauber and the average of the other NEOs. Principally this reflects the impact of the change in Moody’s share price between December 31, 2021, and December 31, 2022, as well as updates to the anticipated performance share payout factors between fiscal year-ends.
Along with Compensation Actually Paid, the chart below outlin es o
ur
one-year,
two-year
and three-year TSR as compared to the
one-year,
two-year
and three-year TSR of the Russell 3000 Financial Services Index In each case, TSR is measured starting from December 31, 2019:

The chart below outlines Compensation Actually Paid and Moody’s net income.

86	MOODY’S 2023 PROXY STATEMENT

The
cha
rt below outlines Compensation Actually Paid and MCO EPS for Compensation Purposes.

(1)	Reflects Moody’s “MCO EPS For Compensation Purposes”
Moody’s Compensation Actually Paid is impacted by the Company’s TSR in that 75% of Mr. Fauber’s target total compensation (and 57% for the other NEOs in 2022, on average) is in equity-based compensation, including stock options, restricted share units, and performance shares, which increase or decrease in value tied to the performance of the Company’s stock price.
In addition, Moody’s earnings performance (since 2019, EPS for Compensation Purposes in the performance share plan) is one of the performance measures that determine incentive compensation payouts under the performance share plan.
Moody’s incentive compensation is not currently determined based on TSR performance relative to a peer group or market index. Net Income is not directly included in any of our incentive plans, but it is related to EPS for Compensation Purposes, which is the primary measure in the performance share plan.
The Compensation & Human Resources Committee carefully monitors and selects the performance metrics used under Moody’s executive compensation programs each year. Set forth below are those metrics that the Company believes represent the most important financial performance measures used to link compensation actually paid to the named executive officers to Company performance for 2022. Together, these metrics provide a balance of financial and operational factors for business success.

Performance Measure

MIS Operating Income

MA Operating Income

MA Sales

MCO EPS for Compensation Purposes

MA Revenue for Compensation Purposes

MIS Ratings Performance

MOODY’S 2023 PROXY STATEMENT	87

CEO PAY RATIO

The Company believes that its compensation practices should motivate its employees to create stockholder value. The Compensation & Human Resources Committee reviewed a comparison of the 2022 CEO pay to the pay of the median compensated employee.

114:1 CEO Pay Ratio

For 2022:

•	The annual total compensation of the median compensated employee was $102,269;

•	The annual total compensation of the CEO, as reported in the Summary Compensation Table, was $11,619,773 and

•	Based on this information, for 2022, the ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee was 114:1.

Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect the employee populations and compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described below. To identify the median employee as well as determine the median employee’s annual total compensation, the methodology and the material assumptions, adjustments and estimates that were used are as follows:

•	The Company considered the compensation of all Moody’s employees who were employed based on the Company’s internal records as of December 31, 2022.

•

To identify the Company’s median employee, the Company considered each employee’s: (i) base salary as of December 31, 2022; (ii) actual cash incentive paid for services in 2022; and (iii) commissions paid during fiscal year 2022.

•

To calculate the annual total compensation of the “median employee,” the elements of such employee’s compensation for 2022 were identified and calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

•	With respect to the annual total compensation of the CEO, the amount reported in the “Total” column of the Summary Compensation Table on page 70 of this Proxy Statement was used.

88	MOODY’S 2023 PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING, PROXY VOTING AND

OTHER INFORMATION

INTERNET AVAILABILITY OF PROXY MATERIALS

Under SEC rules, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to stockholders. On March 8, 2023, we mailed to our stockholders (other than those who previously requested e-mail or paper delivery) a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including this Proxy Statement and the Company’s Annual Report. These materials are available at: https://materials.proxyvote.com/615369. The Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder, of the Company’s shares, your broker, bank or other nominee may seek to reduce duplicate mailings by delivering only one copy of the Company’s Proxy Statement and Annual Report, or Notice, as applicable, to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, or Notice, as applicable, now or in the future, should submit a request to the Company by sending an e-mail to ir@moodys.com, by submitting a written request to the Company’s Investor Relations Department, at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007 or contacting the Company’s Investor Relations Department by telephone, at (212) 553-4857. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report, or Notice, as applicable, and wish to receive a single copy of such materials in the future should contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future. Please note that if you wish to receive paper proxy materials for the Annual Meeting, you should follow the instructions contained in the Notice.

RECORD DATE

The Board of Directors has fixed the close of business on February 21, 2023 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, there were 183,268,980 shares of Common Stock outstanding. Each holder of Common Stock entitled to vote at the Annual Meeting will be entitled to one vote per share.

SPECIAL VOTING PROCEDURES FOR CERTAIN CURRENT AND FORMER EMPLOYEES

Many current and former employees of the Company have share balances in the Moody’s Common Stock Fund of the Moody’s Corporation Profit Participation Plan (the “Profit Participation Plan”). The voting procedures described above do not apply to these share balances. Instead, any

MOODY’S 2023 PROXY STATEMENT	89

proxy given by such an employee or former employee will serve as a voting instruction for the trustee of the Profit Participation Plan, as well as a proxy for any shares registered in that person’s own name (including shares acquired under the Moody’s Corporation Employee Stock Purchase Plan and/or pursuant to restricted stock awards). To allow sufficient time for voting by the trustee, Profit Participation Plan voting instructions must be received by April 12, 2023. If voting instructions have not been received by that date, or properly completed and executed voting instructions are not provided, the trustee will vote those Profit Participation Plan shares in the same proportion as the Profit Participation Plan shares for which it has received instructions, except as otherwise required by law.

QUORUM AND VOTING REQUIREMENTS

The holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present at the Annual Meeting, the stockholders present may adjourn the Annual Meeting from time to time, without notice, other than by announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Brokers are not permitted to vote on certain items, and may elect not vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the items.

Director Elections. Pursuant to the Company’s By-Laws, the nominees for director are required to receive a majority of the votes cast with respect to such nominees in order to be elected at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors. In accordance with the Company’s Director Resignation Policy, each director subject to election at the Annual Meeting was required to submit a contingent resignation that the Board of Directors will consider, following a review and recommendation from the Governance & Nominating Committee, in the event that the director fails to receive a majority of the votes cast.

Amended and Restated 2001 Stock Incentive Plan. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan (the “2001 Stock Incentive Plan”). If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the 2001 Stock Incentive Plan, the abstention has the same effect as a vote against the plan.

Ratification of the Appointment of the Independent Registered Public Accounting Firm. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2023. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on this matter, the abstention has the same effect as a vote against the matter.

90	MOODY’S 2023 PROXY STATEMENT

Advisory Resolution Approving Executive Compensation. The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the advisory resolution approving executive compensation. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention has the same effect as a vote against the matter.

Advisory Resolution on the Frequency of Future Advisory Resolutions Approving Executive Compensation. Stockholders will be able to specify one of four choices on the proxy card: “One Year,” “Two Years,” “Three Years,” and “Abstain.” The affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the advisory resolution on the frequency of future advisory resolutions approving executive compensation. If none of the options receives the affirmative vote of the majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting, the option that receives the greatest number of votes will be considered the option selected by stockholders. The resolution is advisory, meaning that it is not binding on the Board, although the Board will consider the outcome of the vote on this resolution. If a stockholder abstains from voting or directs the stockholder’s proxy to abstain from voting on the matter, the abstention will be counted as present and entitled to vote but will not be counted in support of any particular frequency.

PROXIES

The proxy provides that you may specify that your shares of Common Stock be voted “For,” “Against” or “Abstain” from voting with respect to the director nominees and the other items, except the advisory resolution on the frequency of future advisory resolutions approving executive compensation. For that item, the proxy provides four choices: “One Year,” “Two Years,” “Three Years,” and “Abstain.” The Board of Directors recommends that you vote “For” each of the director nominees named in this Proxy Statement, “For” the approval of the 2001 Stock Incentive Plan, “For” the ratification of the selection of the independent registered public accounting firm, “For” the advisory resolution approving executive compensation, and “One Year” with respect to the advisory resolution on the frequency of future advisory resolutions approving executive compensation. All shares of Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. Properly executed proxies that do not contain voting instructions will be voted in accordance with the recommendations of the Board of Directors, except as noted above with respect to shares held in the Profit Participation Plan.

Any stockholder of record who votes by telephone or the Internet or who executes and returns a proxy may revoke such proxy or change such vote at any time before it is voted at the Annual Meeting by (i) filing with the Corporate Secretary of the Company at 7 World Trade Center at 250 Greenwich Street, New York, New York 10007, written notice of such revocation, (ii) casting a new vote by telephone or the Internet or by submitting another proxy that is properly signed and bears a later date, or (iii) attending the Annual Meeting and voting in person. A stockholder whose shares are owned beneficially through a bank, broker or other nominee should contact that entity to change or revoke a previously given proxy.

Proxies are being solicited hereby on behalf of the Board of Directors. The cost of the proxy solicitation will be borne by the Company, although stockholders who vote by telephone or the Internet may incur telephone or Internet access charges. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone, telecopy, e-mail or otherwise. Such directors, officers and employees will not be specifically compensated for such services. The Company has retained Georgeson LLC to assist with the solicitation of proxies for a fee

MOODY’S 2023 PROXY STATEMENT	91

not to exceed approximately $17,000, plus reimbursement for out-of-pocket expenses. Arrangements may also be made with custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of shares of Common Stock held of record by such custodians, nominees and fiduciaries, and the Company may reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses incurred in connection therewith.

OTHER BUSINESS

The Board of Directors knows of no business other than the matters set forth herein that will be presented at the Annual Meeting. Inasmuch as matters not known at this time may come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the Annual Meeting, and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this Proxy Statement are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on future expectations, plans and prospects for the Company’s business and operations that involve a number of risks and uncertainties. Such statements may include, among other words, “believe”, “expect”, “anticipate”, “intend”, “plan”, “will”, “predict”, “potential”, “continue”, “strategy”, “aspire”, “target”, “forecast”, “project”, “estimate”, “should”, “could”, “may” and similar expressions or words and variations thereof that convey the prospective nature of events or outcomes generally indicative of forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. It is possible that Moody’s actual results or outcomes may differ materially from those contemplated, expressed, projected, anticipated or implied in the forward-looking statements. For a discussion of some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the Company’s annual report on Form 10-K for the year ended December 31, 2022, and in other filings made by the Company from time to time with the SEC. Forward-looking and other statements in this Proxy Statement may also address our corporate responsibility progress, plans, and goals (including sustainability and environmental matters), and the inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the SEC. In addition, historical, current, and forward-looking sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING

Stockholder proposals which are being submitted for inclusion in the Company’s proxy statement and form of proxy for the 2024 annual meeting of stockholders must be received by the Company at its principal executive offices no later than 5:00 p.m. EST on November 9, 2023 and a copy of the submission must be emailed to corporatesecretary@moodys.com. Such proposals when submitted must be in full compliance with applicable laws, including Rule 14a-8 of the Exchange Act. Director nominations to be included in the Company’s proxy statement pursuant to the proxy access provisions of the Company’s By-Laws must be delivered no earlier than the close of business on October 10, 2023 and no later than the close of business on November 9, 2023, and must fully comply with the By-Laws.

Under the Company’s By-Laws, notices of matters which are being submitted other than for inclusion in the Company’s proxy statement and form of proxy for the 2024 annual meeting of

92	MOODY’S 2023 PROXY STATEMENT

stockholders (which includes information required under Rule 14a-19) must be received by the Corporate Secretary of the Company at its principal executive offices no earlier than January 19, 2024 and no later than February 8, 2024. If the 2024 annual meeting is more than 20 days before or more than 70 days after the anniversary date of this year’s Annual Meeting, such notices must be received no earlier than the 90th day prior to such annual meeting and no later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day of public announcement of the meeting date. Such matters when submitted must be in full compliance with applicable law and the Company’s By-Laws. The chairman of the meeting may refuse to acknowledge or introduce any such matter if notice of the matter is not received within the applicable deadlines or does not comply with the Company’s By-Laws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the meeting.

March 8, 2023

MOODY’S 2023 PROXY STATEMENT	93

Exhibit A

AMENDED AND RESTATED 2001 MOODY’S CORPORATION

KEY EMPLOYEES’ STOCK INCENTIVE PLAN

1.	Purpose of the Plan

The purpose of the Plan is to aid the Company and its Affiliates in securing and retaining key employees of outstanding ability and to motivate such employees to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards. The Company expects that it will benefit from the added interest which such key employees will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.	Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)    Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)    Affiliate: Any entity (i) 20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s stockholders, even if the Company thereafter owns less than 20% of the voting equity.

(c)    Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(d)    Beneficial Owner: As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(e)    Board: The Board of Directors of the Company.

(f)    Cause: With respect to a Participant: (1) willful malfeasance, willful misconduct, or gross negligence by the Participant in connection with his or her employment, (2) continuing failure to perform such duties as are requested by any employee to whom the Participant reports or the Board, (3) failure by the Participant to observe material policies of his or her employer applicable to the Participant (including, without limitation, the Code of Business Conduct) or (4) the conviction of, or plea of guilty or nolo contendere by, the Participant to (i) any felony or (ii) any misdemeanor involving moral turpitude. The determination of whether a termination or other separation from employment is for Cause shall be made by the Committee, in its sole and absolute discretion, and such determination shall be conclusive and binding on the affected Participant.

(g)    Change in Control: The occurrence of a change in ownership of Moody’s Corporation, a change in the effective control of Moody’s Corporation, or a change in the ownership of a substantial portion of the assets of Moody’s Corporation. For this purpose, a change in the ownership of Moody’s Corporation occurs on the date that any one person, or more than one person acting as a group (as determined pursuant to the regulations under Section 409A), acquires ownership of stock of Moody’s Corporation that, together with stock held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the stock of Moody’s Corporation. A change in effective control of Moody’s Corporation occurs on either of the following dates: (1) the date any one

MOODY’S 2023 PROXY STATEMENT	A-1

person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of Moody’s Corporation possessing 50 percent or more of the total voting power of the stock of Moody’s Corporation, or (2) the date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election. A change in the ownership of a substantial portion of the assets of Moody’s Corporation occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from Moody’s Corporation that have a total gross fair market value (as determined pursuant to the regulations under Section 409A) equal to or more than 40 percent of the total gross fair market value of all of the assets of Moody’s Corporation immediately before such acquisition or acquisitions.

(h)    Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(i)    Committee: The Compensation & Human Resources Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder.

(j)    Company: Moody’s Corporation, a Delaware corporation.

(k)    Disability: Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which constitutes a permanent and total disability, as defined in Section 22(e)(3) of the Code (or any successor section thereto). The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate. A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(l)    Fair Market Value: On a given date, the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

(m)    Good Reason: Without the Participant’s consent: (1) a material reduction in the position or responsibilities of the Participant; (2) a material reduction in the Participant’s base salary; or (3) a relocation of the Participant’s primary work location to a distance of more than fifty (50) miles from its location as of the date of a Change in Control.

(n)    ISO: An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

A-2	MOODY’S 2023 PROXY STATEMENT

(o)    LSAR: A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

(p)    Option: A stock option granted pursuant to Section 7 of the Plan.

(q)    Option Price: The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(r)    Other Stock-Based Awards: Awards granted pursuant to Section 9 of the Plan including, without limitation, Restricted Stock, Restricted Stock Units and Performance Shares.

(s)    Participant: An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(t)    Performance-Based Awards: Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

(u)    Performance Shares: An Award representing a right to acquire Shares at a future date conditioned on the achievement of performance goals, granted pursuant to Section 9 of the Plan.

(v)    Person: As such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

(w)    Plan: The Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan, as amended.

(x)    Post-Retirement Exercise Period: As such term is defined in Section 7(f) of the Plan.

(y)    Restricted Stock: Restricted stock granted pursuant to Section 9 of the Plan.

(z)    Restricted Stock Unit: A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

(aa)  Retirement: Termination of employment with the Company or an Affiliate (i) for Participants who are (A) hired or rehired on or after January 1, 2020 or (B) employed by the Company as of January 1, 2020 and are younger than age 45 on such date, after such Participant has both attained age 55 and had ten or more consecutive years of service with the Company through and ending with the date of such Participant’s voluntary termination of employment, or (ii) for all other Participants, after such Participant has both attained age 55 and had five or more consecutive years of service with the Company through and ending with the date of such Participant’s voluntary termination of employment; or, with the prior written consent of the Committee that such termination be treated as a Retirement hereunder, termination of employment under other circumstances.

(bb)  Shares: Shares of common stock, par value $0.01 per Share, of the Company.

(cc)  Special Exercise Period: As such term is defined in Section 7(f) of the Plan.

(dd)  Stock Appreciation Right: A stock appreciation right granted pursuant to Section 8 of the Plan.

(ee)  Subsidiary: A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

MOODY’S 2023 PROXY STATEMENT	A-3

(ff)      Termination of Employment: A Participant’s termination of employment with the Company or an Affiliate, as the case may be.

3.	Shares Subject to the Plan

The maximum number of Shares that may be issued with respect to Awards granted under the Plan shall be 54,600,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise, of which not more than 10,718,549 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units, Performance Shares or any Other Stock-Based Awards pursuant to Section 9 hereof granted under the Plan from and after December 31, 2022. The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 800,000 (subject to adjustment in accordance with the provisions of Section 10 hereof). The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. For purposes of Section 3, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related to an Award, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares which are subject to Awards which terminate, expire, are forfeited or lapse and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan and may be utilized again with respect to Awards granted under the Plan.

4.	Administration

The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof consisting solely of at least two individuals who are each “nonemployee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto); provided, however, that any action permitted to be taken by the Committee may be taken by the Board, in its discretion. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, administrative error or omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, exercise, vesting or settlement of an Award. Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such withholding taxes by (a) delivery of Shares or (b) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant. The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise, vesting or settlement (as applicable) of an Award sufficient to satisfy the applicable withholding taxes. In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares

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acquired through an employee benefit plan, Shares held by the Participant for more than six months. To the fullest extent permitted under Delaware law, the Board or Committee may authorize one or more employees of the Company to grant Awards, subject to such terms and conditions as required under Delaware law or as the Board or Committee may impose.

5.	Eligibility

Key employees (but not members of the Committee or any person who serves only as a director) of the Company and its Affiliates and consultants to the Company and its Affiliates, are eligible to be granted Awards under the Plan. Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.

6.	Limitations

No Award may be granted under the Plan after the tenth anniversary of the date the Plan was most recently approved by stockholders, but Awards theretofore granted may extend beyond that date. No portion of any Award granted on or after April 17, 2019 shall vest, in whole or in part, prior to the first anniversary of the date of grant of the Award; provided, that up to 5% of the shares authorized for issuance pursuant to Section 3 may, if so determined by the Committee, vest and be settled prior to the dates otherwise provided for under Sections 6, 7, and 9 of the Plan.

7.	Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)    Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)    Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)    Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 7 of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii) or (iii) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (i) in cash, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such shares of Common Stock have been held by the Participant for no less than six months, (iii) partly in cash and partly in such Shares, (iv) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, or (v) through such other means as shall be prescribed in the Award agreement. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the occurrence of the exercise date (determined as set forth above) and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

MOODY’S 2023 PROXY STATEMENT	A-5

(d)    ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto). Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. Notwithstanding Section 5 hereof, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e)    Exercisability Upon Termination of Employment by Death or Disability. Upon a Termination of Employment by reason of death or Disability, in either case after the first anniversary of the date of grant of an Option, (i) the unexercised portion of such Option shall immediately vest in full and (ii) such portion may thereafter be exercised during the shorter of (A) the remaining stated term of the Option or (B) five years after the date of death or Disability.

(f)    Exercisability Upon Termination of Employment by Retirement. Upon a Termination of Employment by reason of Retirement after the first anniversary of the date of grant of an Option, an unexercised Option may thereafter be exercised during the shorter of (i) the remaining stated term of the Option or (ii) five years after the date of such Termination of Employment (the “Post-Retirement Exercise Period”), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Post-Retirement Exercise Period as if such Participant were still employed by the Company or an Affiliate; provided, however, that if a Participant dies within a period of five years after such Termination of Employment, an unexercised Option may thereafter be exercised, during the shorter of (i) the remaining stated term of the Option or (ii) the period that is the longer of (A) five years after the date of such Termination of Employment or (B) one year after the date of death (the “Special Exercise Period”), but only to the extent to which such Option was exercisable at the time of such Termination of Employment or becomes exercisable during the Special Exercise Period.

(g)    Effect of Other Termination of Employment. Upon a Termination of Employment for any reason (other than death, Disability or Retirement after the first anniversary of the date of grant of an Option as described above), an unexercised Option may thereafter be exercised during the period ending 30 days after the date of such Termination of Employment, but only to the extent to which such Option was exercisable at the time of such Termination of Employment. Notwithstanding the foregoing and subject to Section 6, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Employment, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Employment is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

(h)    Nontransferability of Stock Options. Except as otherwise provided in Section 18 relating to designation of beneficiaries or in this Section 7(h), an Option shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant. An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the designated beneficiary, legatees, personal representatives or distributees of the Participant or such transferee. The Committee may, in its discretion, authorize all or a portion of the Options previously

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granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(h). The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act of 1933 or any comparable Form from time to time in effect. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. The events of Termination of Employment of Sections 7(e), 7(f) and 7(g) hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e), 7(f) and 7(g). The Committee may delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of Options eligible to transfer Options, as well as to make other determinations with respect to Option transfers.

8.	Terms and Conditions of Stock Appreciation Rights

(a)    Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 8 (or such additional limitations as may be included in an Award agreement).

(b)    Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges. Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash, valued at such Fair Market Value, all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written

MOODY’S 2023 PROXY STATEMENT	A-7

notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to a Stock Appreciation Right until the occurrence of the exercise date, the issuance of Shares pursuant to such exercise and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

(c)    Exercisability. Stock Appreciation Rights granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

(d)    Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(e)    Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.	Other Stock-Based Awards

(a)    Generally. The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof). Except as otherwise specifically authorized under Sections 6, 7, and 9 of the Plan, the grant, issuance, retention, vesting and/or settlement of Shares under any Other Stock-Based Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than twelve months, and the grant, issuance, retention, vesting and/or settlement of Shares under any Other Stock-Based Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full prior to the thirty-sixth month following its date of grant, but may, subject to Section 6 hereof, be subject to pro-rata vesting over such period. Further, subject to Section 6 hereof, the Committee may provide for the satisfaction and/or lapse of all conditions under any such Other Stock-Based Award in the event of the Participant’s death, Disability or Retirement or in connection with a Change in Control, and the Committee may provide that any such restriction or limitation will not apply in the case of an Other Stock-Based Award that is issued in payment or settlement of compensation that has been earned by the Participant.

(b)    Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted that are subject to performance

A-8	MOODY’S 2023 PROXY STATEMENT

vesting conditions (“Performance-Based Awards”). A Participant’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee. The performance goals shall be based upon one or more of the following criteria: (i) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) earnings per Share; (v) book value per Share; (vi) return on stockholders’ equity; (vii) expense management; (viii) return on investment before or after the cost of capital; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) maintenance or improvement of profit margins; (xii) stock price; (xiii) market share; (xiv) revenues or sales; (xv) costs; (xvi) cash flow; (xvii) working capital; (xviii) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (xix) return on assets; (xx) accuracy, stability, quality or performance of ratings; (xxi) customer or investor satisfaction or value survey results; and/or (xxii) any other performance measure determined by the Committee. The Committee may appropriately adjust any evaluation of performance under the performance goal to (A) eliminate the effects of charges for restructurings, discontinued operations, all items of gain, loss or expense determined to be unusual in nature or infrequently occurring, or related to the acquisition or disposal of a business or asset group or related to a change in accounting principle, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements or notes to the financial statements, and (B) exclude any of the following material events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs whether or not classified as such for financial reporting purposes, (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company or any Affiliate, (vi) the effects of acts of war, terrorism, natural disasters or similar events that impact the Company, and (vii) such other circumstances as the Committee deems appropriate. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its divisions, units, minority investments, partnerships, joint ventures, product lines or products or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. The maximum amount payable pursuant to Performance-Based Awards denominated in cash granted to any one Participant with respect to one fiscal year of the Company shall be $5,000,000. The Committee shall determine whether, with respect to a performance period, the applicable objective performance goals (mentioned directly above) have been met with respect to a given Participant and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such performance period; provided, however, that a Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect prior to the commencement of the relevant services or, if the Performance-Based Award constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer payment of a Performance-Based Award until a fixed date or the date of Participant’s separation from service with the Company and its Affiliates (or six months following such separation if required by Section 409A of the Code), as-specified in the election to defer.

MOODY’S 2023 PROXY STATEMENT	A-9

(c)    Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)    Grant. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an agreement in form approved by the Committee. The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or an Affiliate, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)    Receipt of Restricted Stock. As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded. Except as provided in the applicable agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such agreement. If and to the extent that the applicable agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan. Unless otherwise provided in the applicable agreement, any Shares received as a dividend on Restricted Stock or in connection with a stock split of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)    Payments Pursuant to Restricted Stock Units. Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable agreement. Upon the vesting of the Restricted Stock Units (unless a deferral election as described in the following sentence has been made), certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable, in a number equal to the Shares covered by the Restricted Stock Units. A Participant may, if and to the extent permitted by the Committee and consistent with the provisions of Section 409A of the Code, elect prior to the grant of the Restricted Stock Unit and the commencement of the relevant services or, if the Restricted Stock Unit constitutes performance-based compensation within the meaning of Section 409A(a)(4)(B)(iii) of the Code and is based on services performed over a period of at least 12 months, at any time but no later than six months before the end of the applicable performance period, to defer receipt of his certificates beyond the vesting date until a fixed date or the date of the Participant’s separation from service with the Company and its Affiliates (or six months following such separation from service if required by Section 409A of the Code), as specified in the election to defer.

(iv)    Effect of Termination of Employment or Death. Upon a Termination of Employment by reason of death, Disability or Retirement, in each case after the first anniversary of the date of the Award of Restricted Stock or Restricted Stock Units, the Restricted Stock or Restricted Stock Units shall immediately vest in full and all restrictions on such Awards shall terminate. Upon a Termination of Employment for any reason other than death, Disability or Retirement after the first anniversary of the date of the Award of Restricted Stock or Restricted Stock Units, a Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited. Notwithstanding the foregoing, subject to Section 6 and Section 9(a), the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Employment, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Employment is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company.

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(d)    Terms and Conditions of Performance Shares.

(i)    Grant. Each grant of Performance Shares shall be evidenced by an agreement providing for the payment of Shares conditioned upon attainment of specified performance goals, in form approved by the Committee, and may be subject to the provisions applicable to Performance-Based Awards as set forth in Section 9(b) of the Plan.

(ii)    Payments Pursuant to Performance Shares. Performance Shares may not be assigned transferred or otherwise encumbered or disposed of by the Participant until the Committee has certified the extent to which the applicable performance goals have been met and certified the number of Shares to be paid. The number of Shares so certified shall be delivered to the Participant or his legal representative at such time after the end of the performance period as shall be prescribed by the Committee in the Award agreement.

(iii)    Effect of Termination of Employment. Subject to Section 6, upon a Termination of Employment by reason of death, Disability or Retirement, a Participant shall have such rights in his or her Performance Shares, if any, as may be prescribed by the Award agreement. Upon a Termination of Employment for any reason other than death, Disability or Retirement prior to the end of any applicable performance period, a Participant’s Performance Shares shall be forfeited, unless, subject to Section 6 and Section 9(a), the Committee, in its sole discretion, shall determine otherwise.

10.	Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)    Generally. In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of Shares or other corporate exchange or similar transaction, or any distribution to stockholders of Shares other than regular cash dividends, the Committee shall adjust the following to the extent necessary to achieve an equitable result: (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Option Price and/or (iii) any other affected terms of such Awards.

(b)    Change in Control. Unless otherwise determined by the Committee through an Award agreement or otherwise, if a Participant’s employment is terminated without Cause or by the Participant for Good Reason, in either case within the ninety (90) day period preceding or the two (2) year period following a Change in Control, the following shall occur: (i) each outstanding Option and Stock Appreciation Right shall become immediately vested and exercisable; (ii) restrictions on Awards of Restricted Stock and Restricted Stock Units that are not Performance-Based Awards shall lapse; and (iii) Other Stock-Based Awards not described in clause (ii) shall become payable in such manner as shall be set forth in the Award agreement. Notwithstanding the foregoing, if the acquiror or successor refuses to assume an Award or substitute an Award of equivalent value (as determined by the Committee in its discretion) in connection with a Change in Control, (A) each Option and Stock Appreciation Right shall become immediately vested and exercisable; provided, however, that if such Awards are not exercised prior to the date of the consummation of the Change in Control, the Committee, in its sole discretion and without liability to any person, may provide for (x) the payment of a cash amount in exchange for the cancellation of such Award and/or (y) the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards (previously granted hereunder) as of the date of the consummation of the Change in Control; (B) restrictions on Awards of Restricted Stock and Restricted Stock Units that are not Performance-Based Awards shall

MOODY’S 2023 PROXY STATEMENT	A-11

lapse; and (C) Other Stock-Based Awards not described in clause (B) shall become payable in such manner as shall be set forth in the Award agreement.

11.	No Repricing

Notwithstanding anything in the Plan to the contrary, no Option or Stock Appreciation Right outstanding under the Plan may be repriced, regranted through cancellation, including cancellation in exchange for cash or other Awards, or otherwise amended to reduce the Option Price or exercise price applicable thereto (other than with respect to adjustments made in connection with a transaction or other change in the Company’s capitalization as described in Section 10) without the approval of the stockholders of the Company.

12.	No Right to Employment

The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment of a Participant and shall not lessen or affect the Company’s or Affiliate’s right to terminate the employment of such Participant.

13.	Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

14.	Nontransferability of Awards

Except as provided in Section 18 relating to designation of beneficiaries or in Section 7(h) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution. During the lifetime of a Participant, an Award shall be exercisable only by such Participant. An Award exercisable after the death of a Participant may be exercised by the designated beneficiary, the legatees, personal representatives or distributees of the Participant. Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 14 or any part thereof (except with respect to ISOs) to the extent that this Section 14 or any part thereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

15.	Amendments or Termination

The Board or the Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or amend the restriction on repricing in Section 11, or (b) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan; provided, however, that the Board or the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws. Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change in Control.

16.	International Participants

With respect to Participants who reside or work outside the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan or Awards with respect to such Participants in order to conform such terms with the requirements of local law.

A-12	MOODY’S 2023 PROXY STATEMENT

17.	Choice of Law

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

18.	Designation of Beneficiaries

A Participant may file with the Company a written designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or change any such designation of beneficiary. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee shall be in doubt as to the entitlement of any such beneficiary to any Option, Stock Appreciation Right, unrestricted Shares, Restricted Stock, Restricted Stock Units, Performance Shares or other Award, the Committee may determine to recognize only the legal representative of such Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

19.	Clawback/Recoupment

All Awards granted under the Plan are subject to the terms of the Company’s clawback policy, as it may be amended from time to time. In addition, and notwithstanding any other provisions herein to the contrary, any performance-based or other incentive compensation, or any other amount paid to a Participant pursuant to an Award which is subject to recovery under any law, government regulation, stock exchange listing requirement, or any policy adopted by the Company will be subject to forfeiture and clawback as may be required to be made pursuant to such law, government regulation, stock exchange listing requirement, or policy adopted by the Company.

MOODY’S 2023 PROXY STATEMENT	A-13

MOODY’S CORPORATION 7 WORLD TRADE CENTER 250 GREENWICH STREET NEW YORK, NY 10007

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/MCO2023

You may attend the Annual Meeting of Stockholders via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D95590-P83364-Z84009                        KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MOODY’S CORPORATION
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
						The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain
	1a. Jorge A. Bermudez		☐	☐	☐
	1b. Thérèse Esperdy		☐	☐	☐	2. Approval of the Amended and Restated 2001 Moody’s Corporation Key Employees’ Stock Incentive Plan.		☐	☐	☐
3. Ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for 2023.
	1c. Robert Fauber		☐	☐	☐			☐	☐	☐

	1d. Vincent A. Forlenza		☐	☐	☐	4. Advisory resolution approving executive compensation.		☐	☐	☐

	1e. Kathryn M. Hill		☐	☐	☐
	1f. Lloyd W. Howell, Jr.		☐	☐	☐	The Board of Directors recommends you vote ONE YEAR on the following proposal:	One Year	Two Years	Three Years	Abstain
	1g. Jose M. Minaya		☐	☐	☐	5. Advisory resolution on the frequency of future advisory resolutions approving executive compensation.	☐	☐	☐	☐
	1h. Leslie F. Seidman		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.
	1i. Zig Serafin		☐	☐	☐

	1j. Bruce Van Saun		☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com

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D95591-P83364-Z84009

MOODY’S CORPORATION

Annual Meeting of Stockholders

April 18, 2023 at 9:30 a.m. EDT

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert Fauber, John J. Goggins and Mark Kaye, and each of them, as proxies, each with full power of substitution, to represent the undersigned and vote all the shares of common stock of Moody’s Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 18, 2023 at 9:30 a.m. EDT via the Internet at www.virtualshareholdermeeting.com/MCO2023, and any adjournment or postponement thereof. The undersigned directs the named proxies to vote as directed on the reverse side of this card on the specified proposals and in their discretion on any other business which may properly come before the meeting and any adjournment or postponement thereof.

This card also constitutes voting instructions to the Trustee of the Moody’s Corporation Profit Participation Plan to vote, virtually or by proxy, the proportionate interest of the undersigned in the shares of common stock of Moody’s Corporation held by the Trustee under the plan, as described in the Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be marked, signed and dated on the reverse side.